                                                                    EXHIBIT 4.27

                               U.S. $750,000,000


                               CREDIT AGREEMENT

                           Dated as of May 15, 1996

                                     Among

                       LOEWEN GROUP INTERNATIONAL, INC.

                               as the Borrower,

                             THE LOEWEN GROUP INC.

                                as a Guarantor,

                           THE LENDERS NAMED HEREIN

                                as the Lenders,

                             GOLDMAN, SACHS & CO.

                          as the Documentation Agent,

                                      and

                               BANK OF MONTREAL

                  as L/C Issuer, Swing Line Lender and Agent

                               TABLE OF CONTENTS

                                                                                          Page
                                   ARTICLE I
                                 DEFINITIONS.............................................    2
     1.1.      Certain Defined Terms.....................................................    2

                                   ARTICLE II
                                 THE CREDITS.............................................   26

     2.1.      The Revolving Loans.......................................................   26
     2.2.      Repayment of the Revolving Loans..........................................   26
     2.3.      Ratable Revolving Loans; Types of Advances................................   26
     2.4.      Minimum Amount of Each Advance............................................   26
     2.5.      Optional Prepayments of Revolving Loans...................................   27
     2.6.      Method of Selecting Types and Interest Periods for New Advances...........   27
     2.7.      Conversion and Continuation of Outstanding Advances.......................   28
     2.8.      Payment of Interest on Revolving Loans and Advances.......................   29
     2.9.      Changes in Interest Rate, Etc.............................................   29
     2.10.     Commitment Fee; Mandatory and Voluntary Reductions in
               Aggregate Commitment......................................................   29
     2.11.     Rates Applicable After Default............................................   30
     2.12.     Method of Payment.........................................................   31
     2.13.     Evidence of Debt; Telephonic Notices......................................   31
     2.14.     Notification of Advances, Interest Rates, Prepayments and
               Commitment Reductions.....................................................   32
     2.15.     Lending Installations.....................................................   32
     2.16.     Non-Receipt of Funds by the Agent.........................................   32
     2.17.     Withholding Tax Exemption; Gross Up.......................................   33
     2.18.     Extension of Facility Termination Date....................................   34
     2.19.     Mandatory Prepayments.....................................................   35
     2.20.     Termination...............................................................   35
     2.21.     Letter of Credit Facility.................................................   36
               2.21.1  Letters of Credit.................................................   36
               2.21.2  Letter of Credit Participation....................................   36
               2.21.3  Reimbursement Obligation..........................................   37
               2.21.4  Cash Collateral...................................................   38
               2.21.5  Letter of Credit Fees.............................................   39
               2.21.6  Indemnification; Exoneration......................................   40
               2.21.7  Letter of Credit Cancellation.....................................   41
     2.22.     Swing Line Commitment.....................................................   41
     2.23.     Borrowing Procedures for Swing Line Loans.................................   42
     2.24.     Refunding of Swing Line Loans.............................................   42

     2.25.     Participations in Swing Line Loans........................................   43
     2.26.     Swing Line Participation Obligations Unconditional........................   43
     2.27.     Evidence of Swing Line Loans; Telephonic Notices..........................   44
     2.28.     Conditions to Swing Line Loans............................................   44

                                  ARTICLE III
                           CHANGE IN CIRCUMSTANCES.......................................   45
     3.1.      Yield Protection..........................................................   45
     3.2.      Changes in Capital Adequacy Regulations...................................   46
     3.3.      Availability of Types of Advances.........................................   46
     3.4.      Funding Indemnification...................................................   46
     3.5.      Mitigation; Lender Statements; Survival of Indemnity......................   47

                                   ARTICLE IV
                            CONDITIONS PRECEDENT.........................................   48
     4.1.      Initial Advance, Swing Line Loan and Letter of Credit.....................   48
     4.2.      Each Advance, Swing Line Loan and Letter of Credit........................   50

                                   ARTICLE V
                                TLGI GUARANTY............................................   51
     5.1.      The Guaranty..............................................................   51
     5.2.      Guaranty Unconditional....................................................   51
     5.3.      Discharge Only Upon Payment in Full; Reinstatement in Certain
               Circumstances.............................................................   52
     5.4.      Waiver by TLGI............................................................   52
     5.5.      Waiver of Subrogation Rights..............................................   53
     5.6.      Stay of Acceleration......................................................   53
     5.7.      Gross-up..................................................................   53

                                   ARTICLE VI
                       REPRESENTATIONS AND WARRANTIES....................................   54
     6.        Representations and Warranties............................................   54
     6.1.      Corporate Existence and Standing..........................................   54
     6.2.      Authorization and Validity................................................   54
     6.3.      No Conflict; Government Consent...........................................   54
     6.4.      Financial Statements......................................................   55
     6.5.      Material Adverse Change...................................................   55
     6.6.      Taxes.....................................................................   55
     6.7.      Litigation and Contingent Liabilities.....................................   56
     6.8.      Subsidiaries; Pledge of Stock.............................................   56
     6.9.      ERISA.....................................................................   56
     6.10.     Accuracy of Information...................................................   57
     6.11.     Regulation U..............................................................   57

     6.12.     Material Agreements.......................................................   57
     6.13.     Compliance With Laws......................................................   57
     6.14.     Ownership of Properties...................................................   57
     6.15.     Investment Company Act....................................................   58
     6.16.     Public Utility Holding Company Act........................................   58
     6.17.     Post-Retirement Benefits..................................................   58
     6.18.     Negative Pledge...........................................................   58
     6.19.     Solvency..................................................................   58
     6.20.     Debt Offering and Equity Placement........................................   58

                                  ARTICLE VII
                                  COVENANTS..............................................   59
     7.        Covenants.................................................................   59
     7.1.      Financial Reporting.......................................................   59
     7.2.      Use of Proceeds...........................................................   62
     7.3.      Notices of Default, Litigation, Etc.......................................   63
     7.4.      Conduct of Business.......................................................   63
     7.5.      Taxes.....................................................................   64
     7.6.      Insurance.................................................................   64
     7.7.      Compliance with Laws......................................................   64
     7.8.      Maintenance of Properties.................................................   64
     7.9.      Inspection................................................................   64
     7.10.     Distributions.............................................................   64
     7.11.     Indebtedness..............................................................   65
     7.12.     Merger....................................................................   66
     7.13.     Sale of Assets............................................................   66
     7.14.     Prepayments...............................................................   67
     7.15.     Affiliates................................................................   67
     7.16.     Investments...............................................................   68
     7.17.     Negative Pledge...........................................................   70
     7.18.     Liens.....................................................................   70
     7.19.     Minimum Consolidated Net Worth............................................   72
     7.20.     Minimum Consolidated Tangible Net Worth...................................   73
     7.21.     Maximum Consolidated Indebtedness to Consolidated Capitalization..........   73
     7.22.     Interest Charges Coverage.................................................   73
     7.23.     Maximum Consolidated Indebtedness to Adjusted EBITDA......................   73
     7.24.     Covenants Not to Compete..................................................   73
     7.25.     Ownership of the Borrower.................................................   73
     7.26.     Acquisitions..............................................................   73
     7.27.     Pledge of Stock and Grant of Security Interest in Certain Assets..........   73
     7.28.     Subsidiaries..............................................................   74
     7.29.     Subsidiaries' Stock.......................................................   75

                                 ARTICLE VIII
                                  DEFAULTS...............................................   76
     8.        Defaults..................................................................   76

                                   ARTICLE IX
               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................   79
     9.1.      Acceleration..............................................................   79
     9.2.      Amendments................................................................   80
     9.3.      Preservation of Rights....................................................   81

                                   ARTICLE X
                             GENERAL PROVISIONS..........................................   82
     10.1.     Survival of Representations...............................................   82
     10.2.     Governmental Regulation...................................................   82
     10.3.     Stamp Duties..............................................................   82
     10.4.     Headings..................................................................   82
     10.5.     Entire Agreement; Independence of Covenants...............................   82
     10.6.     Several Obligations; Benefits of this Agreement...........................   82
     10.7.     Expenses; Indemnification.................................................   82
     10.8.     Numbers of Documents......................................................   84
     10.9.     Accounting; Currency Conversions..........................................   84
     10.10.    Severability of Provisions................................................   84
     10.11.    Nonliability of Lenders...................................................   85
     10.12.    CHOICE OF LAW.............................................................   85
     10.13.    CONSENT TO JURISDICTION...................................................   85
     10.14.    WAIVER OF JURY TRIAL......................................................   86
     10.15.    Confidentiality...........................................................   86
     10.16.    Judgment Currency.........................................................   86
     10.17.    Canadian Interest Antidotes...............................................   87
     10.18.    Counterparts; Effectiveness...............................................   87

                                   ARTICLE XI
                    THE AGENT AND THE DOCUMENTATION AGENT................................   88
     11.1.     Appointment...............................................................   88
     11.2.     Powers....................................................................   88
     11.3.     General Immunity..........................................................   88
     11.4.     No Responsibility for Revolving Loans, Swing Line Loans, Recitals,
               Etc.......................................................................   88
     11.5.     Action on Instructions of Lenders.........................................   88
     11.6.     Employment of Agents and Counsel..........................................   89
     11.7.     Reliance on Documents; Counsel............................................   89
     11.8.     Agent's Reimbursement and Indemnification.................................   89
     11.9.     Rights as a Lender........................................................   89

     11.10.    Lenders' Credit Decisions.................................................   90
     11.11.    Successor Agent...........................................................   90
     11.12.    Agent's Fee...............................................................   90
     11.13.    Documentation Agent.......................................................   91

                                  ARTICLE XII
                          SETOFF; RATABLE PAYMENTS.......................................   91
     12.1.     Setoff....................................................................   91
     12.2.     Ratable Payments..........................................................   91

                                  ARTICLE XIII
              BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................   91
     13.1.     Successors and Assigns....................................................   91
     13.2.     Participations............................................................   92
               13.2.1  Permitted Participations; Effect..................................   92
               13.2.2  Voting Rights.....................................................   93
               13.2.3  Setoff............................................................   93
     13.3.     Assignments...............................................................   93
               13.3.1  Permitted Assignments.............................................   93
               13.3.2  Effect; Effective Date of Assignments.............................   94
     13.4.     Dissemination of Information..............................................   95
     13.5.     Tax Treatment.............................................................   95

                                  ARTICLE XIV
                                   NOTICES...............................................   96
     14.1.     Giving Notice.............................................................   96
     14.2.     Change of Address.........................................................   96

                                   ARTICLE XV
                         COLLATERAL TRUST AGREEMENT......................................   96

     15.1.     Appointment of Secured Party Representative...............................   96
     15.2.     Appointment of Enforcement Representatives................................   96
     15.3.     Actions of Lenders........................................................   96

SCHEDULE 1     -    Disclosure Schedule
SCHEDULE 2     -    Applicable Margins and Applicable Commitment and Letter of
                    Credit Fee Rates
SCHEDULE 3     -    Senior Obligations
SCHEDULE 4     -    Pledgor Subsidiary Opinions
SCHEDULE 5     -    Commitments of the Lenders
SCHEDULE 6     -    Certain Pledged Shares Subject to Transfer Restrictions

EXHIBIT A      -    Form of Revolving Note
EXHIBIT B      -    Required Opinions
EXHIBIT C      -    Form of Compliance Certificate
EXHIBIT D      -    Form of Assignment Agreement
EXHIBIT E      -    Form of Revolving Loan/Swing Line Loan/Credit Related Money
                    Transfer Instruction
EXHIBIT F      -    Form of Revolving Loan Borrowing Notice
EXHIBIT G      -    Form of Prepayment Notice
EXHIBIT H      -    Form of Extension Request
EXHIBIT I      -    Form of Conversion/Continuation Notice
EXHIBIT J      -    Form of Collateral Trust Agreement
EXHIBIT K      -    Form of Approved Sale Certificate
EXHIBIT L      -    Form of Swing Line Loan Borrowing Notice

                               CREDIT AGREEMENT
                               ----------------

          THIS CREDIT AGREEMENT, dated as of May 15, 1996, is among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as the Borrower, THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, as a Guarantor, THE LENDERS NAMED HEREIN, as the initial Lenders, GOLDMAN, SACHS & CO., as the Documentation Agent, and BANK OF MONTREAL, as the L/C Issuer and the Swing Line Lender and as the Agent for the Lenders.

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which (i) Revolving Loans and Swing Line Loans will be made to the Borrower, in a maximum aggregate principal amount at any one time outstanding not to exceed the excess of the Aggregate Commitment over the L/C Obligations at
                                                     ----
such time; and (ii) Letters of Credit will be issued and renewed for the account of the Borrower, in a maximum aggregate Stated Amount at any one time outstanding not to exceed the excess of the L/C Commitment Amount over the
                                                                  ----
aggregate L/C Obligations at such time, in each case from time to time prior to the Facility Termination Date; and

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments, to make such Revolving Loans to the Borrower, to make (or participate in, as the case may be) such Swing Line Loans to the Borrower, and to issue or renew (or participate in, as the case may be) such Letters of Credit for the account of the Borrower; and

          WHEREAS, the proceeds of such Revolving Loans and Swing Line Loans will be used:

               (a)  to make payment in full of all Indebtedness identified on

          Annex I of Schedule 1 hereto under the heading "Indebtedness to be
          -------    ----------
          Paid";

               (b) for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries; and

               (c) to finance non-contested acquisitions made by the Borrower or its Subsidiaries under the terms and conditions hereinafter set forth; and

          WHEREAS, the Letters of Credit will be issued to support (i) certain financial obligations of TLGI, the Borrower or its Subsidiaries and (ii) certain other obligations of TLGI, the Borrower or its Subsidiaries on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.1. Certain Defined Terms.  As used in this Agreement the following
               ---------------------
terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

          "Acquisition" means any transaction, or any series of related
           -----------
transactions, by which TLGI or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company, partnership or other Person, or (as applicable) any operation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership, membership interests of a limited liability company, or other ownership interests of any Person.

          "Additional Consent Period" has the meaning specified in Section 2.18.
           -------------------------                               ------------

          "Adjusted EBITDA" shall mean at any time for the four-quarter period
           ---------------
then most recently ended the sum of (a) EBITDA of TLGI and the Borrower and the other Subsidiaries for such four-quarter period determined on a consolidated basis, plus (b) EBITDA for such four-quarter period of all Persons acquired by
       ----
TLGI, the Borrower or the other Subsidiaries during the six-month period ending on the last day of such four-quarter period (but only to the extent the Acquisitions of such Persons constituted Permitted Acquisitions), less (c) all
                                                                  ----
amounts included in the foregoing clause (b) to the extent such amounts are
                                  ----------
included in the foregoing clause (a); provided that EBITDA of any such acquired
                          ----------
Person shall be determined on the basis of actual EBITDA for such acquired Person as set forth in the financial statements of such acquired Person, which financial statements shall be (x) audited for the portion of such four-quarter period which falls within the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, the Borrower or another Subsidiary and unaudited for the portion of such four-quarter period which falls after the end of the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, the Borrower or another Subsidiary if the total consideration payable in connection with such Acquisition is in excess of $25,000,000, and (y) unaudited for such four-quarter period if the total consideration payable in connection with such Acquisition is $25,000,000 or less.

          "Advance" means a borrowing consisting of simultaneous Revolving Loans
           -------
of the same Type made to the Borrower by each of the Lenders pursuant to Section
                                                                         -------
2.1, for, in the case of Fixed Rate Advances, the same Interest Period.
- ---

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" means Bank of Montreal in its capacity as agent for the
           -----
Lenders pursuant to Article XI, and not in its capacity as the Swing Line
                    ----------
Lender, the L/C Issuer or a Lender, and any successor Agent appointed pursuant to Article XI.
   ----------

          "Aggregate Commitment" means the aggregate of the Commitments of all
           --------------------
the Lenders, as reduced from time to time pursuant to the terms hereof.

          "Agreement" means this Credit Agreement, as it from time to time may
           ---------
be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

          "Agreement Accounting Principles" means GAAP as in effect from time to
           -------------------------------
time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4.
                          -----------

          "Alternate Base Rate" means, for any day, a floating rate of interest
           -------------------
per annum equal to the higher of (a) the Base Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum. Changes in the rate of interest on that portion of any Revolving Loans maintained as Floating Rate Advances and on all Swing Line Loans (and in the rate of interest on any other Obligations from time to time bearing interest at a rate determined by reference to the Alternate Base Rate) will take effect simultaneously with each change in the Alternate Base Rate.

          "Applicable Commitment Fee Rate" means a per annum rate determined
           ------------------------------
from time to time by reference to TLGI's senior unsecured (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on Schedule 2 hereto. Any change in the Applicable Commitment Fee
             ----------
Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

          "Applicable Letter of Credit Fee Rate" means a per annum rate
           ------------------------------------
determined from time to time by reference to TLGI's senior unsecured (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on Schedule 2 hereto. Any change in the Applicable Letter of Credit
             ----------
Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

          "Applicable Margin" means a per annum rate determined from time to
           -----------------
time by reference to TLGI's senior unsecured (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on Schedule 2
                                                                      ----------
hereto. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

          "Approved Sale" means any sale of Property pledged to the Collateral
           -------------
Agent under the terms of the Collateral Trust Agreement (i) which is expressly permitted by the terms of Section 7.13 and with respect to which TLGI and the
                          ------------
Borrower shall have delivered to the Agent prior to consummation of such sale a certificate from an Authorized Officer in the form of Exhibit K hereto
                                                      ---------
certifying that both immediately before and after giving effect to such sale, no Default or Unmatured Default shall have occurred and be continuing, or (ii) which is otherwise approved by the Required Lenders.

          "Article" means a numbered article of this Agreement, unless another
           -------
document is specifically referenced.

          "Assessment Rate" means, for any CD Interest Period, the assessment
           ---------------
rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) by a member of the Bank Insurance Fund which is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S)327.4(a) (or any successor provision) for the insurance of time deposits at the offices of such institution in the United States, as estimated by the Agent on the first day of such Interest Period.

          "Authorized Officer" means (a) with respect to TLGI, any of the
           ------------------
President, Executive Vice President, Senior Vice President or Treasurer of TLGI, or any Person designated by any two of the foregoing, acting singly and (b) with respect to the Borrower, any of the President, Executive Vice President, Senior Vice President or Treasurer of the Borrower, or any Person designated by any two of the foregoing, acting singly.

          "Bank of Montreal" means Bank of Montreal in its individual capacity,
           ----------------
and its successors.

          "Base Rate" means, at any time, the floating rate per annum then most
           ---------
recently announced by Bank of Montreal in Chicago, Illinois as the reference rate of interest it will use to determine rates of interest for loans in Dollars in the United States and referred to by it as its "U.S. base rate." The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank of Montreal in connection with extensions of credit.

          "Borrower" means Loewen Group International, Inc., a Delaware
           --------
corporation, and its successors and assigns to the extent permitted under the terms of this Agreement.

          "Business Day" means (a) with respect to any borrowing, payment or
           ------------
rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

          "Canadian Dollars" and "C$" means the lawful money of Canada.
           ----------------       --

          "Canadian GAAP" means, at any time, generally accepted accounting
           -------------
principles in Canada at such time.

          "Canadian Plan" means a pension plan provided by TLGI or any other
           -------------
Subsidiary incorporated under the laws of Canada or any Province of Canada.

          "Capitalized Lease" of a Person means any lease of Property by such
           -----------------
Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of a Person means the amount of the
           -----------------------------
obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CD Interest Period" means, with respect to a Fixed CD Rate Advance, a
           ------------------
period of 30, 60, 90 or 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

          "Change of Control" means an event which shall be deemed to have
           -----------------
occurred if (a) the Borrower shall at any time cease to be a Wholly-Owned Subsidiary of TLGI, or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either
(x) acquire beneficial ownership of more than 50% of any outstanding class of common stock of TLGI having ordinary voting power in the election of directors of TLGI or (y) obtain the power (whether or not exercised) to elect a majority of TLGI's directors, or (c) during any period of 12 consecutive calendar months, individuals (i) who were directors of TLGI on the first day of such period, or (ii) whose election or nomination for election to the board of directors of TLGI was recommended or approved by at least a majority of the directors then still in office who were directors of TLGI on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of TLGI.

          "Chief Financial Officer" means, at any time, the Person who reports
           -----------------------
to the board of directors of TLGI on the financial affairs of TLGI and the Subsidiaries.

          "Class B Invested Amount" has the meaning specified in the Pooling and
           -----------------------
Servicing Agreement dated as of November 15, 1994, among The First National Bank of Atlanta, d/b/a Wachovia Bank Card Services, as seller, Wachovia Bank of Georgia, N.A., as servicer and Banc One Columbus, N.A., as trustee.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed
           ----
or otherwise modified from time to time.

          "Collateral Agent" means Bankers Trust Company and its successors in
           ----------------
the capacity of collateral agent under the terms of the Collateral Trust Agreement.

          "Collateral Trust Agreement" means that certain Collateral Trust
           --------------------------
Agreement, substantially in the form of Exhibit J hereto, dated as of the date
                                        ---------
hereof and executed by TLGI, the Borrower, all Pledgor Subsidiaries, and the Collateral Agent, as such Collateral Trust Agreement may be amended or modified and is in effect from time to time.

          "Commitment" means, for each Lender, the obligation of such Lender to
           ----------
make Revolving Loans, to purchase participations in Swing Line Loans and to purchase participations in Letters of Credit not exceeding the amount set forth opposite its name on Schedule 5 hereto or as set forth in any Notice of
                     ----------
Assignment relating to any assignment that has become effective pursuant to

Section 13.3.2, as such amount may be modified from time to time pursuant to the
- --------------
terms hereof.

          "Condemnation" has the meaning specified in Section 8.8.
           ------------                               -----------

          "Consolidated Capitalization" means at any time of determination, the
           ---------------------------
sum of (a) the Consolidated Indebtedness of TLGI at such time, and (b) the Consolidated Net Worth of TLGI at such time.

          "Consolidated Distributable Amount" means, at any time of
           ---------------------------------
determination, the sum of,

          (a)  $10,000,000, plus

          (b) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) determined on a cumulative basis for the period commencing on January 1, 1996, and ending on the date of determination, plus

          (c) 33 1/3% of the aggregate amount of the net cash proceeds received by TLGI and the Borrower and their respective Subsidiaries from the issuance or sale on or after January 1, 1996 (other than sales or issuances to TLGI or the Borrower or any of their respective Subsidiaries, and other than the Equity Placement and the issuance, at any time, of preferred stock by TLGI in exchange for the First Preferred Series C Receipts) of the capital stock of TLGI or Indebtedness of TLGI, the Borrower or any of their respective Subsidiaries which has been converted into capital stock of TLGI.

          "Consolidated Fixed Charges" means, for any period, without
           --------------------------
duplication, the sum of the amounts for such period of (i) Consolidated Interest Charges and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of (1) preferred stock of TLGI, the Borrower or any other Subsidiary (but exclusive of preferred stock issued to TLGI or an Affiliate of TLGI) and (2) capital stock of TLGI which is or may be redeemable or convertible into debt prior to the Facility Termination Date and (b) for each such dividend or distribution, a multiplier, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of TLGI and its Subsidiaries determined on a consolidated basis, such multiplier to be expressed as a decimal, provided, however, that the multiplier in clause (ii)(b)
                        --------  -------                         --------------
shall be deemed to be one if such dividend or other distribution described in the preceding clause (ii)(a) is fully tax deductible.
              --------------

          "Consolidated Fixed Charges Coverage Ratio" means, with respect to a
           -----------------------------------------
Transaction Date (hereinafter defined), the ratio of (x) EBITDA for the full fiscal quarter immediately preceding the date of the transaction (the

"Transaction Date") giving rise to the need to calculate the Consolidated Fixed
 ----------------
Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "Prior Quarter") to (y) the amount of Consolidated Fixed Charges for the
        -------------
Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such
                                    ---------
calculation to, without duplication, the incurrence of any Indebtedness of TLGI or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "Reference Period"), including, without
                                     ----------------
limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of "Consolidated Fixed Charges Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to
                                                           --- -----
the rate of interest on such Indebtedness in effect on the Transaction Date; and
(ii) interest on any Indebtedness which is actually incurred on the Transaction Date and which may optionally be determined at an interest rate based upon a factor of a prime, base, reference or similar rate, a eurocurrency interbank offered rate, or other rates, shall be deemed to have been in effect during the Reference Period at the interest rate in effect on the Transaction Date. If TLGI or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if TLGI or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Indebtedness" means, at any time of determination,
           -------------------------
without duplication, all Indebtedness of TLGI, the Borrower and the Subsidiaries of TLGI and the Borrower at such time determined on a consolidated basis in accordance with GAAP (to the extent GAAP is applicable thereto).

          "Consolidated Interest Charges" for any period shall mean on a
           -----------------------------
consolidated basis all interest (including the interest component of Capitalized Lease Obligations and Synthetic Lease Obligations), and all amortization of debt discount and expense on all Indebtedness of TLGI and the Borrower and their Subsidiaries for such period.

          "Consolidated Net Income" for any period shall mean the gross revenues
           -----------------------
of TLGI and the Borrower and the other Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)  the proceeds of any life insurance policy;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary) substantially all the assets of which have been acquired in any manner by TLGI or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which TLGI or a Subsidiary shall have consolidated or which shall have merged into or amalgamated with TLGI or a Subsidiary prior to the date of such consolidation, merger or amalgamation;

          (f) net earnings of any business entity (other than a Subsidiary) in which TLGI or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by TLGI or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to TLGI or any other Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of the acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain or loss arising from the acquisition of any securities of TLGI or any Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

          (l)  any other unusual or extraordinary gain.

          "Consolidated Net Worth" means, as of the date of any determination
           ----------------------
thereof, the sum of the amount of the shareholders' equity of TLGI and the Borrower and the other Subsidiaries as would be shown on the consolidated balance sheet of TLGI and the Borrower and the other Subsidiaries determined on a consolidated basis in accordance with GAAP, which in any event shall include
(x) the MIPS and (y) the amount of all preferred stock of TLGI and the Borrower and all Subsidiaries of TLGI and the Borrower to the extent such preferred stock is not redeemable at the option of the holder for cash or indebtedness for any reason, and which shall exclude the amount of all preferred stock of TLGI and the Borrower and all Subsidiaries of TLGI and the Borrower to the extent such preferred stock is redeemable at the option of the holder for cash or indebtedness for any reason.

          "Consolidated Tangible Net Worth" means, as of the date of any
           -------------------------------
determination thereof, as to any Person, the Consolidated Net Worth of such Person, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of such Person and its consolidated Subsidiaries, prepared in accordance with GAAP, of:

          (a) any surplus resulting from any write-up of assets subsequent to December 31, 1995;

          (b) all assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, service marks, copyrights, patents and technologies, names and reputations, covenants not to compete, organization or developmental expenses, and unamortized debt discount and expense;

          (c)  to the extent not included in clause (b) of this definition, any
                                             ----------
     amount at which shares of capital stock of such Person and its consolidated Subsidiaries appear as an asset on the balance sheet of such Person and its consolidated Subsidiaries;

          (d) Revolving Loans or Advances or Swing Line Loans or proceeds of Letters of Credit provided to stockholders, directors, officers or employees of such Person or its Subsidiaries; and

          (e)  to the extent not included in clause (b) of this definition,
                                             ----------
     deferred expenses.

          "Contingent Obligation" of a Person means any agreement, undertaking
           ---------------------
or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or reimbursement obligation arising pursuant to a letter of credit (including any Letter of Credit); provided, however, that
                                                     --------  -------
notwithstanding the foregoing, the WLSP Contingent Obligation shall not constitute a Contingent Obligation of TLGI, the Borrower or any other Subsidiary for any purpose under this Agreement so long as the Class B Invested Amount at least equals $12,000,000.

          "Controlled Group" means all members of a controlled group of
           ----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Conversion/Continuation Notice" has the meaning specified in Section
           ------------------------------                               -------
2.7.
- ---

          "Debt Offering" means the offering by the Borrower during the first
           -------------
calendar quarter of 1996 of not less than $200,000,000 principal amount of the Borrower's long-term debt.

          "Default" means an event described in Article VIII.
           -------                              ------------

          "Distribution" in respect of any corporation shall mean (a) dividends
           ------------
or other distributions on capital stock of the corporation (except dividends or other distributions payable solely in shares of capital stock), and (b) the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

          "Distribution Date" has the meaning specified in Section 7.10(d).
           -----------------                               ---------------

          "Documentation Agent" means Goldman, Sachs & Co.
           -------------------

          "Dollars" and "$" mean the lawful money of the United States.
           -------       -

          "Duff & Phelps" means Duff & Phelps Credit Rating Co.
           -------------

          "Eagle" means Eagle Financial Associates, LLC, a Delaware limited
           -----
liability company and a Wholly-Owned Subsidiary of TLGI.

          "EBITDA" for any period shall mean the sum of (a) Consolidated Net
           ------
Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any income or similar taxes paid or accrued by TLGI and the Borrower and the other Subsidiaries during such period, (c) depreciation, depletion and amortization for such period, (d) other non-cash charges, and (e) Consolidated Interest Charges of TLGI and the Borrower and the other Subsidiaries during such period determined in accordance with GAAP; provided that for the fourth quarter of 1995 for all purposes under this
      --------
Agreement, EBITDA of TLGI, the Borrower and the other Subsidiaries on a consolidated basis shall be deemed to be $50,028,000.

          "Effective Date" means the first date on which the Agent shall have
           --------------
received counterparts of this Agreement duly executed by all parties hereto.

          "Equity Placement" means the offering by TLGI during the first
           ----------------
calendar quarter of 1996 of common shares in TLGI pursuant to which not less than C$150,000,000 of net proceeds was realized by TLGI.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any rule or regulation issued thereunder.

          "Eurodollar Advance" means an Advance that bears interest at a
           ------------------
Eurodollar Rate.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for
           --------------------
the relevant Eurodollar Interest Period, (a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Eurodollar Interest Period, which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period and (b) if such rate does not appear on Telerate Page 3750 on such day, the per annum rate at which deposits in Dollars are offered by Bank of Montreal to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank of Montreal's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

          "Eurodollar Interest Period" means, with respect to a Eurodollar
           --------------------------
Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, unless there is no such numerically corresponding day in such next, second, third or sixth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

          "Eurodollar Loan" means a Revolving Loan which bears interest at a
           ---------------
Eurodollar Rate.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the
           ---------------
relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time during such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

          "Existing Credit Agreements" means (a) the $400,000,000 Amended and
           --------------------------
Restated Multicurrency Credit Agreement dated as of May 11, 1995, among TLGI, the Borrower, the financial institutions parties thereto as lenders and The First National Bank of Chicago, as agent, as amended, supplemented or otherwise modified prior to the date hereof,

(b) the $100,000,000 Multicurrency Credit Agreement dated as of May 11, 1995, among TLGI, the Borrower, the financial institutions parties thereto as lenders and The First National Bank of Chicago, as agent, as amended, restated, supplemented or otherwise modified prior to the date hereof and (c) the line of credit letter agreement, dated March 18, 1996, between the Borrower, as borrower, and Bank of Montreal, as lender.

          "Extension Notification Date" has the meaning specified in Section
           ---------------------------                               -------
2.18.
- ----

          "Extension Request" has the meaning specified in Section 2.18.
           -----------------                               ------------

          "Extension Request Date" has the meaning specified in Section 2.18.
           ----------------------                               ------------

          "Facility Termination Date" means May 29, 2001, or such later date in
           -------------------------
effect from time to time as the Facility Termination Date determined in accordance with the procedures described in Section 2.18.
                                            ------------

          "Fair Value" means the value of the relevant asset determined in an
           ----------
arm's-length transaction conducted in good faith between an informed and willing buyer, under no compulsion to buy, and an informed and willing seller, under no compulsion to sell.

          "Federal Funds Effective Rate" means, for any day, an interest rate
           ----------------------------
per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "Finance Subsidiary" means any captive finance Subsidiary of TLGI that
           ------------------
(i) buys accounts receivable or other financial assets of any Affiliate of TLGI,
(ii) makes loans or otherwise extends credit to any such Affiliates, or (iii) succeeds to any or all of the business of LFW or Eagle or otherwise engages in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time.

          "Financial Undertaking" of a Person means (a) any repurchase
           ---------------------
obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

          "First Preferred Series C Receipts" means the 8,800,000 Convertible
           ---------------------------------
First Preferred Shares Series C Receipts (C$220,000,000) issued by TLGI pursuant to the terms of that certain Prospectus, dated December 21, 1995, each such Receipt representing entitlement to 1/10 of a 6.00% Cumulative Redeemable Convertible First Preferred Share, Series C, of TLGI.

          "Fixed CD Base Rate" means, with respect to a Fixed CD Rate Advance
           ------------------
for the relevant CD Interest Period, the rate determined by the Agent to be the arithmetic average of the prevailing bid rates quoted to the Agent at or before 10:00 a.m. (Chicago time) on the first day of such CD Interest Period by three New York or Chicago certificate of deposit dealers of recognized standing selected by the Agent in its sole discretion for the purchase at face value of certificates of deposit of Bank of Montreal in the approximate amount of Bank of Montreal's relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period.

          "Fixed CD Rate" means, with respect to a Fixed CD Rate Advance for the
           -------------
relevant CD Interest Period, a rate per annum equal to the sum of (a) the quotient of (i) the Fixed CD Base Rate applicable to such CD Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such CD Interest Period, plus (b) the Assessment Rate applicable to such CD Interest Period, plus (c) the Applicable Margin in effect from time to time during such CD Interest Period. The Fixed CD Rate shall be rounded to the next higher multiple of one-hundredths of 1% if the rate is not such a multiple.

          "Fixed CD Rate Advance" means an Advance which bears interest at a
           ---------------------
Fixed CD Rate.

          "Fixed CD Rate Loan" means a Revolving Loan which bears interest at a
           ------------------
Fixed CD Rate.

          "Fixed Rate" means the Fixed CD Rate or the Eurodollar Rate.
           ----------

          "Fixed Rate Advance" means an Advance which bears interest at a Fixed
           ------------------
Rate.

          "Fixed Rate Loan" means a Revolving Loan which bears interest at a
           ---------------
Fixed Rate.

          "Floating Rate" means, for any day, a rate per annum equal to the sum
           -------------
of (a) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus (b) the Applicable Margin in effect for such day.

          "Floating Rate Advance" means an Advance which bears interest at the
           ---------------------
Floating Rate.

          "Floating Rate Loan" means, as applicable, a Revolving Loan or a Swing
           ------------------
Line Loan which bears interest at the Floating Rate.

          "GAAP" means the generally accepted accounting principles generally
           ----
applied by TLGI as at December 31, 1995, and thereafter, Canadian GAAP until such time as TLGI and the Borrower shall prepare their respective books of record and account in accordance with U.S. GAAP, at which time and at all times thereafter, "GAAP" shall mean U.S. GAAP.
             ----

          "Governmental Acts" has the meaning, specified in Section 2.21.6(a).
           ------------------                               -----------------

          "Governmental Authority" means any country or nation, any political
           ----------------------
subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "Guarantor" means each of TLGI and each Pledgor Subsidiary and their
           ---------
respective successors and assigns.

          "Guaranty" means each of (a) the Guaranty of TLGI set forth in Article
           --------                                                      -------
V and (b) the Pledgor Subsidiary Guaranty.
- -

          "Indebtedness" of a Person means, without duplication, such Person's
           ------------
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (but exclusive of notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit), (e) Capitalized Lease Obligations, (f) Synthetic Lease Obligations, (g) Securitization Obligations, (h) Financial Undertakings, (i) Contingent Obligations and (j) obligations under or in connection with letters of credit (including, with respect to TLGI or the Borrower, any Letter of Credit); but excluding, in any event, (x) amounts payable by such Person in respect of covenants not to compete, and (y) with reference to TLGI, the Borrower and the other Subsidiaries, all obligations of TLGI, the Borrower and the other Subsidiaries of the character referred to in this definition to the extent owing to TLGI, the Borrower or any other Subsidiary.

          "Interest Period" means a CD Interest Period or a Eurodollar Interest
           ---------------
Period.

          "Investment" of a Person means any loan, advance (other than
           ----------
commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

          "L/C Commitment Amount" means $100,000,000.
           ---------------------

          "L/C Draft" means a draft drawn on the L/C Issuer pursuant to any of
           ---------
the Letters of Credit.

          "L/C Interest" has the meaning specified in Section 2.21.2.
           ------------                               --------------

          "L/C Issuer" means Bank of Montreal.
           ----------

          "L/C Obligations" means an amount equal to the sum (without
           ---------------
duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the L/C Issuer but not yet paid, (iii) the aggregate outstanding amount of Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless such request has been denied).

          "Lenders" means the lending institutions listed on the signature pages
           -------
of this Agreement (including the Swing Line Lender), and any other lending institutions which may become party hereto pursuant to the terms hereof, and their respective successors and assigns permitted in accordance with the terms hereof.

          "Lending Installation" means, with respect to a Lender, any office,
           --------------------
branch, subsidiary or affiliate of such Lender.

          "Letter of Credit" means any standby letter of credit issued pursuant
           ----------------
to Section 2.21 hereof.
   ------------

          "LFC" means Loewen Financial Corporation, a company incorporated under
           ---
the laws of Barbados.

          "LFW" means Loewen Finance (Wyoming) Limited Liability Company, a
           ---
Wyoming limited liability company and a Wholly-Owned Subsidiary of TLGI.

          "Lien" means any lien (statutory or other), mortgage, pledge,
           ----
hypothecation, security interest, charge, assignment, deposit arrangement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "LMIC" means Loewen Management Investment Corporation, a Delaware
           ----
corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Loan Documents" means this Agreement, the Letters of Credit, the
           --------------
Collateral Trust Agreement, and the promissory notes (if any) issued pursuant to
Section 13.1.
- ------------

          "Major Acquisition" means any Acquisition of any Person which had
           -----------------
either (x) gross revenues in excess of $5,000,000 for the fiscal year of such Person most recently ended at the time of closing of such Acquisition or (y) total assets in excess of $5,000,000 as of the end of the fiscal year of such Person most recently ended at the time of closing of such Acquisition.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, Property, financial condition, results of operations, or prospects of TLGI, the Borrower and the other Subsidiaries taken as a whole, (b) the ability of TLGI or the Borrower to perform their respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the L/C Issuer, the Collateral Agent or the Lenders thereunder, and "Material Adverse Effect" shall include, without
                         -----------------------
limitation, the occurrence at any time of a Material Judgment Event; provided,
                                                                     --------
however, that at any time a determination of whether a Material Adverse Effect
- -------
has occurred is to be made under the terms of this Agreement, such determination shall be made without taking into account the effect upon the business, Property, financial condition, results of operations or prospects of any of TLGI, the Borrower and their respective Subsidiaries at any time prior to the date of determination of (x) O'Keefe v. The Loewen Group, Inc., Civ. No. 91-67-
                             ---------------------------------
423, filed in the Circuit Court of the First Judicial District of Hinds County, Mississippi (and all claims, litigation and proceedings pending or threatened which are related thereto) and Provident American Corporation v. The Loewen
                               --------------------------------------------
Group, Inc., No. 92-1964, filed in the United States District Court for the
- -----------
Eastern District of Pennsylvania (and all claims, litigation and proceedings pending or threatened which are related thereto) or (y) any settlements of such cases, made on or prior to December 31, 1995, or which as of December 31, 1995 were expected to be made after December 31, 1995.

          "Material Judgment Event" means a judgment, award or other order shall
           -----------------------
be entered (whether or not such judgment, award or other order is bonded, stayed, contested or appealable) against any of TLGI, the Borrower or any of their respective Subsidiaries at any time when the amount of such judgment, award or order, when added to the aggregate amount of all other judgments, awards and orders which at such time shall have been entered against any of TLGI, the Borrower or any of their respective Subsidiaries without having been finally satisfied in full or vacated, shall be in excess of $100,000,000.

          "MEIP Credit Agreement" means that certain $121,300,000 1994 MEIP
           ---------------------
Credit Agreement, dated as of June 14, 1994, among TLGI, the Borrower, LMIC, as agent for TLGI and the Borrower, the lenders party thereto, and Wachovia Bank of Georgia, N.A., as agent for the lenders, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Minority Interests" means any shares of stock of any class of a
           ------------------
Subsidiary (other than directors' qualifying shares as required by law or shares of stock having no right to vote or receive dividends) that are not owned by TLGI and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "MIPS" means the 9.45% Cumulative Monthly Income Preferred Securities,
           ----
Series A, issued by Loewen Group Capital, L.P. and the related Series A Junior Subordinated Debentures issued by the Borrower and purchased by Loewen Group Capital, L.P. with the proceeds of the sale of the 9.45% Cumulative Monthly Income Preferred Securities, Series A.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a Plan maintained pursuant to a collective
           ------------------
bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "Neweol" means Neweol Finance B.V., a company incorporated under the
           ------
laws of the Netherlands.

          "Non-Consenting Lender" has the meaning specified in Section 2.18.
           ---------------------                               ------------

          "Note Agreements" means the agreements dated for reference October 1,
           ---------------
1991, September 1, 1993 and February 1, 1994, the indenture dated March 20, 1996, and any and all other warrant agreements and/or note agreements from time to time entered into by TLGI, the Borrower, or either of them, and the relevant holders of notes issued and sold thereunder, in each case as amended, supplemented or otherwise modified from time to time.

          "Notice of Assignment" has the meaning specified in Section 13.3.2.
           --------------------                               --------------

          "Obligations" means all unpaid principal of and accrued and unpaid
           -----------
interest on the Revolving Loans and the Swing Line Loans, all L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

          "Participant" has the meaning specified in Section 13.2.1.
           -----------                               --------------

          "Payment Office" means the principal office of the Agent in Chicago,
           --------------
Illinois, located on the date hereof at 115 South LaSalle Street, Chicago, Illinois 60603, or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrower and the Lenders. All payments to be made to the Agent at the Payment Office shall be made by wire transfer to Harris Bank, Chicago, Illinois, ABA No. 071000288 for credit to Account No. 1248566 in the name of Bank of Montreal, with references to Loewen Group International, Inc. and the type of payment being made, or to such other account as the Agent may from time to time designate by written notice to the Borrower and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Permitted Acquisition" means any Acquisition (but only to the extent
           ---------------------
such Acquisition does not involve lines of business which are outside of the TLGI Lines of Business, unless the Acquisition of such lines which are outside of the TLGI Lines of Business would, at the time of the Acquisition and after giving effect thereto, be permitted as Investments under Section 7.16(o)) made
                                                         ---------------
by TLGI, the Borrower or any other Subsidiary from a willing seller or other willing transferor where such Acquisition is not contested by such seller or transferor at any time during the pendency of such Acquisition; provided, that
                                                                --------
(i) either (x) TLGI or the Borrower has in place before it executes any binding agreement or other binding writing by which it agrees to proceed with the Acquisition (whether or not subject to conditions) sufficient funds which are committed and available (which may include the availability of Revolving Loans under this Agreement (but only to the extent no Default or Unmatured Default would occur after then giving effect to the borrowing necessary to fund such Acquisition), and provided that for any third-party commitment such commitment is otherwise permitted under this Agreement), to fund the full amount of the cash consideration for such Acquisition, or (y) such agreement or other writing contains a condition to closing of TLGI or the Borrower based upon the ability of TLGI or the Borrower to raise funds for the Acquisition, and (ii) all contractual arrangements evidencing such Acquisition include provisions subjecting the parties to arbitration except to the extent the Board of Directors of TLGI or the Borrower (or an authorized subcommittee thereof, a majority of whose members consist of directors who are not employees of TLGI, the Borrower or any other Subsidiary) shall either make an express determination to the contrary or shall approve the Acquisition pursuant to valid action which expressly contemplates the absence of such an arbitration provision in the contractual arrangements evidencing such Acquisition.

          "Permitted Receivables Securitization" means any transaction (or
           ------------------------------------
series of transactions) effected by TLGI or the Borrower or any Subsidiary of TLGI pursuant to which TLGI, the Borrower or such Subsidiary either (x) sells or otherwise transfers (including sales or transfers using one or more SPV's), or
(y) grants a security interest in, assets of one or more of TLGI, the Borrower and the other Subsidiaries consisting of Receivables and Receivables Related Assets; provided, however, that the aggregate Securitization Obligations
        --------  -------
(without duplication) of TLGI, the Borrower, the Subsidiaries and any such SPV's in connection with all Permitted Receivables Securitizations shall not exceed $100,000,000 at any time outstanding.

          "Person" means any natural person, corporation, limited liability
           ------
company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means an employee pension benefit plan which is covered by
           ----
Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "Pledgor Subsidiaries" means, at any time, each Subsidiary of TLGI or
           --------------------
the Borrower which at such time is party to the Collateral Trust Agreement as a pledgor of capital stock or other equity interests or, in the case of the Borrower, certain assets of the Borrower, held by it on the terms specified in the Collateral Trust Agreement.

          "Pledgor Subsidiary Guaranty" means the guaranty of each Pledgor
           ---------------------------
Subsidiary set forth in the Collateral Trust Agreement.

          "Prepayment Notice" has the meaning specified in Section 2.5.
           -----------------                               -----------

          "Process Agent" has the meaning specified in Section 10.13.
           -------------                               -------------

          "Property" of a Person means any and all property, whether real,
           --------
personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Purchasers" has the meaning specified in Section 13.3.1(a).
           ----------                               -----------------

          "Receivables" means all rights of TLGI, the Borrower or any Subsidiary
           -----------
to payments from Persons other than TLGI and its Subsidiaries (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges).

          "Receivables Program Assets" means (a) all Receivables which are
           --------------------------
described as being transferred by TLGI or its Subsidiaries pursuant to a Permitted Receivables Securitization, (b) all Receivables Related Assets, and
(c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

          "Receivables Related Assets" means (i) any rights arising under the
           --------------------------
documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections, recoveries and proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Permitted Receivables Securitization, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of documents relating to a Permitted Receivables Securitization and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "Regional Partner" means any Subsidiary, all of the outstanding shares
           ----------------
entitled to receive dividends of which, shall at the time be owned or controlled, directly or indirectly, by TLGI or a Subsidiary of TLGI.

          "Register" has the meaning specified in Section 13.3.2.
           --------                               --------------

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation G", "Regulation T", "Regulation U" and "Regulation X"
           ------------    ------------    ------------       ------------
mean, respectively, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the subject matter thereof.

          "Reimbursement Obligation" is defined in Section 2.21.3.
           ------------------------                --------------

          "Relevant Tax" has the meaning specified in Section 5.7.
           ------------                               -----------

          "Rentals" of a Person means the aggregate fixed amounts payable by
           -------
such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

          "Reportable Event" means a reportable event as defined in Section 4043
           ----------------
of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the
                              --------  -------
minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "Required Lenders" means Lenders in the aggregate having at least 66-
           ----------------
2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances, Swing Line Loans and the L/C Obligations. For purposes of this definition the aggregate unpaid principal amount of the outstanding Swing Line Loans held by Lenders at any time shall be determined such that all Swing Line Loans outstanding at such time shall be allocated among the Lenders ratably in accordance with their respective Commitments, notwithstanding that the Swing Line Lender at such time may have fully funded some or all of the outstanding Swing Line Loans.

          "Reserve Requirement" means, with respect to a CD Interest Period or a
           -------------------
Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurodollar liabilities (in the case of Eurodollar Advances).

          "Revolving Loan" means a loan by a Lender to the Borrower as part of
           --------------
an Advance.

          "Revolving Loan Borrowing Date" means a date on which an Advance is
           -----------------------------
made hereunder.

          "Revolving Loan Borrowing Notice" has the meaning specified in Section
           -------------------------------                               -------
2.6.
- ---

          "Section" means a numbered section of this Agreement, unless another
           -------
document is specifically referenced.

          "Secured Parties" means the Lenders, the Persons specified on Schedule
           ---------------                                              --------
3 hereto as Secured Parties and, to the extent designated by the Borrower from
- -
time to time in
a writing delivered to the Agent and the Collateral Agent, all other Persons who from time to time hold Senior Obligations which are secured pursuant to the Collateral Trust Agreement; provided, however, that no Secured Parties shall be
                            --------  -------
placed within the class to which the Lenders belong from time to time under the terms of the Collateral Trust Agreement unless the Required Lenders shall have given their affirmative approval thereof.

          "Securitization Obligations" of a Person means the outstanding
           --------------------------
purchaser's investment or outstanding capital or other principal equivalent that purchasers or other investors are entitled to receive in respect of any securitization or other sale or asset-backed financing of Receivables of such Person or its Affiliates effected by such Person.

          "Senior Obligations" means (i) the Obligations, (ii) the Indebtedness
           ------------------
described on Schedule 3 hereto, (iii) the obligations of TLGI or the Borrower
             ----------
under any and all interest rate or currency exchange swaps, caps, collars, floors or other similar transactions, or options on any of the foregoing, entered into by TLGI or the Borrower and having a term of at least two years from the date of entry into, and (iv) the unpaid principal of and accrued and unpaid interest on (together with all accrued and unpaid fees and expenses related to) Indebtedness for borrowed money incurred by TLGI, the Borrower or any Subsidiary with a maturity of at least two years from its date of issuance (or, in the case of revolving Indebtedness, with a term of at least two years from the date of execution of the documentation governing such revolving Indebtedness), which in the case of Indebtedness described in this clause (iv)
                                                                   -----------
is not secured except pursuant to the Collateral Trust Agreement and by its terms is not subordinated (except as expressly provided in the Collateral Trust Agreement) to the Obligations or any other senior indebtedness of TLGI, the Borrower or such Subsidiary, respectively.

          "Single Employer Plan" means a Plan maintained by the Borrower or any
           --------------------
member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

          "Specified Remittance Time" means (a) if the relevant Payment Office
           -------------------------
is located in Chicago, 12:30 p.m. (Chicago time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrower and the Lenders.

          "SPV" means a corporation, trust, partnership or other special purpose
           ---
Person established by TLGI and/or its Subsidiaries solely for the purpose of implementing a Permitted Receivables Securitization.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a
           -----------------
division of The McGraw-Hill Companies, Inc.

          "Stated Amount" means, when used with reference to a Letter of Credit,
           -------------
(x) at the time of issuance, the face amount thereof, and (y) at any time thereafter, the aggregate amount available to be drawn under such Letter of Credit at such time.

          "Subsidiary" of a Person means (a) any corporation more than 50% of
           ----------
the outstanding securities having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding securities of which, shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding ownership interests of which, shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of TLGI.

          "Substantial Portion" means, with respect to the Property of TLGI and
           -------------------
the Borrower and the other Subsidiaries, Property of TLGI, the Borrower and the other Subsidiaries that has a Fair Value representing more than 5% of Consolidated Tangible Net Worth of TLGI, the Borrower and the other Subsidiaries determined as of the end of the fiscal quarter of TLGI most recently ended prior to the date on which such determination is made.

          "Swing Line Assignment" has the meaning specified in Section 13.3.1(b)
           ---------------------                               -----------------

          "Swing Line Commitment" means the commitment of the Swing Line Lender
           ---------------------
to make Swing Line Loans hereunder.

          "Swing Line Interest" has the meaning specified in Section 2.25(a).
           -------------------                               ---------------

          "Swing Line Lender" means Bank of Montreal.
           -----------------

          "Swing Line Loan" has the meaning specified in Section 2.22.
           ---------------                               ------------

          "Swing Line Loan Borrowing Date" means a date on which a Swing Line
           ------------------------------
Loan is made hereunder.

          "Swing Line Loan Borrowing Notice" has the meaning specified in
           --------------------------------
Section 2.23.
- ------------

          "Synthetic Lease" of a Person means any lease of Property by such
           ---------------
Person as lessee which under GAAP would or may be treated as a true operating lease but which under tax law or commercial law is treated as secured Indebtedness of such Person and not as a true lease.

          "Synthetic Lease Obligations" of a Person means the aggregate funded
           ---------------------------
amount under all Synthetic Leases to which such Person is party as lessee.

          "Taxing Jurisdiction" has the meaning specified in Section 5.7.
           -------------------                               -----------

          "TLGI" means The Loewen Group Inc., a corporation incorporated under
           ----
the laws of the Province of British Columbia, Canada.

          "TLGI Lines of Business" means the lines of business conducted as of
           ----------------------
the date of this Agreement by TLGI or the Borrower or any of their Subsidiaries and shall include the making by TLGI, the Borrower or any of their Subsidiaries, from time to time, of equity and debt investments in, or to, Persons which are engaged primarily in any one or more of the funeral, funeral home, cemetery and funeral-related insurance businesses.

          "Transferee" has the meaning specified in Section 13.4.
           ----------                               ------------

          "Type" means, (a) with respect to any Revolving Loan, its nature as a
           ----
Floating Rate Loan, Eurodollar Loan or Fixed CD Rate Loan, and (b) with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Fixed CD Rate Advance.

          "Unfunded Liabilities" means the amount (if any) by which the present
           --------------------
value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

          "United States" and "U.S." mean the United States of America.
           -------------       ----

          "Unmatured Default" means an event which but for the lapse of time or
           -----------------
the giving of notice, or both, would constitute a Default.

          "U.S. GAAP" means, at any time, generally accepted accounting
           ---------
principles in the United States at such time.

          "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of
           -----------------------
the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "WLSP Contingent Obligation" means the joint and several liability of
           --------------------------
Neweol to repay the $160,273,742 Zero Coupon Note dated November 1, 1994, executed by WLSP

Investment Partners I, a partnership formed under the laws of Switzerland, and payable to Wachovia Bank of Georgia, N.A.


                                  ARTICLE II
                                 THE CREDITS

          2.1. The Revolving Loans.  From and including the Effective Date and
               -------------------
prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of Section 2.10 and Section 9.1 relating to the
                            ------------     -----------
reduction, suspension or termination of the Aggregate Commitment), to make Revolving Loans in Dollars to the Borrower from time to time in an aggregate amount, together with such Lender's L/C Interest and Swing Line Interest, not to exceed (except as otherwise contemplated by the last sentence of Section 2.19)
                                                                 ------------
at any one time outstanding the amount of such Lender's Commitment; provided,
                                                                    --------
however, that the Aggregate Commitment shall be deemed used for purposes of
- -------
determining the availability of Revolving Loans (but not for purposes of determining each Lender's commitment fee pursuant to Section 2.10, which
                                                     ------------
commitment fee shall be determined for each Lender as described in Section 2.10)
                                                                   ------------
from time to time to the extent of (x) the aggregate L/C Obligations then outstanding and (y) the aggregate principal amount of any Swing Line Loans then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Section 2.10 and Section 9.1 relating to the reduction, suspension or
   ------------     -----------
termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Facility Termination Date.

          2.2. Repayment of the Revolving Loans.  Any outstanding Revolving
               --------------------------------
Loans shall be paid in full by the Borrower on the Facility Termination Date; provided, however, that nothing in this Section 2.2 shall be construed as
- --------  -------                       -----------
limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Revolving Loans at any earlier time in accordance with the terms of this Agreement.

          2.3. Ratable Revolving Loans; Types of Advances.  Each Advance
               ------------------------------------------
hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Any Advance may be a Floating Rate Advance, a Fixed CD Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with Sections 2.6 and 2.7.
     ------------     ---

          2.4. Minimum Amount of Each Advance.  Each Advance shall be in a
               ------------------------------
minimum amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that any Advance may be in the amount of the unused
         --------  -------
Aggregate Commitment.

          2.5. Optional Prepayments of Revolving Loans.  Subject to Section 3.4
               ---------------------------------------              -----------
and the requirements of Section 2.4, the Borrower may (a) following notice given
                        -----------
to the Agent by the Borrower, in the form attached hereto as Exhibit G (a
                                                             ---------
"Prepayment Notice") by not later than 11:00 a.m. (Chicago time) on the date of
- ------------------
the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment (and if such notice is given the Borrower shall), prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part, together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Agent by the Borrower by not later than 11:00 a.m. (Chicago time) on (i) if the Advance to be prepaid is a Fixed CD Rate Advance, the second Business Day preceding the date of the proposed prepayment, and (ii) if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding principal amounts of the Fixed Rate Loans comprising a Fixed Rate Advance in whole (and not in part), together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $10,000,000.

          2.6. Method of Selecting Types and Interest Periods for New Advances.
               ---------------------------------------------------------------
The Borrower shall select the Type of each Advance and, in the case of a Fixed Rate Advance, the Interest Period applicable to such Advance from time to time. The Borrower shall give the Agent irrevocable notice, in the form attached hereto as Exhibit F (a "Revolving Loan Borrowing Notice"), not later than 10:30
          ---------     -------------------------------
a.m. (Chicago time) (i) on the Revolving Loan Borrowing Date for each Floating Rate Advance, (ii) at least two Business Days before the Revolving Loan Borrowing Date for each Fixed CD Rate Advance, and (iii) at least three Business Days before the Revolving Loan Borrowing Date for each Eurodollar Advance specifying:

          (a) the Revolving Loan Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c)  the Type of such Advance, and

          (d) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Revolving Loan Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence, the Agent will make such funds available to the Borrower at the relevant Payment Office as promptly as reasonably practicable (but in any event within two hours) following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Chicago, the Agent will make the applicable funds available to the Borrower by depositing such funds to such account as the Borrower shall from time to time designate in a notice delivered to the Agent executed by two Authorized Officers.

          2.7. Conversion and Continuation of Outstanding Advances.  Floating
               ---------------------------------------------------
Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances or prepaid pursuant to Section 2.5. Each Fixed Rate Advance of any Type shall continue as
            -----------
a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.6, the Borrower may
                                                  -----------
elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice in the form of Exhibit I hereto (a "Conversion/Continuation Notice") of each
               ---------            ------------------------------
conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion, (ii) in the case of a conversion into or continuation of a Fixed CD Rate Advance, at least two Business Days before the date of such conversion or continuation, and (iii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation specifying:

          (a) the requested date, which shall be a Business Day, of such conversion or continuation;

          (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

     2.8. Payment of Interest on Revolving Loans and Advances.  Interest
          ---------------------------------------------------
accrued on each Floating Rate Advance shall be payable on the last Business Day of each calendar quarter for the calendar quarter then ending, and on the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to Section 2.10, the date of any repayment of such Floating
                       ------------
Rate Advance, and the date of the acceleration of the Obligations pursuant to
Section 9.1. Interest accrued on each Fixed Rate Advance shall be payable on the
- ------------
last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months or 90 days, as the case may be, shall also be payable on the last day of each three-month or 90-day interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Fixed Rate Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.9. Changes in Interest Rate, Etc.  Each Floating Rate Advance shall bear
          ------------------------------
interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.7 to but excluding
                                                 -----------
the date it becomes due or is converted into a Fixed Rate Advance pursuant to
Section 2.7, at a rate per annum equal to the Floating Rate for such day.
- -----------
Changes in the rate of interest on each Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

     2.10. Commitment Fee; Mandatory and Voluntary Reductions in Aggregate
           ---------------------------------------------------------------
Commitment.  (a)  The Borrower agrees to pay to the Agent for the account of
- ----------
each Lender a commitment fee at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Commitment from the Effective Date to but excluding the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to this Section 2.10 and the date of the
                                      ------------
termination of the Aggregate Commitment pursuant to Section 9.1; provided,
                                                    -----------  --------
however, that, solely for purposes of this Section 2.10(a), (x) each Lender's
- -------                                    ---------------
Commitment (except the commitment of the Swing Line Lender) shall be determined without regard to any outstanding Swing Line Loans and (y) the Commitment of the Swing Line Lender shall be determined assuming that all outstanding Swing Line Loans have been made by the Swing

Line Lender. Such commitment fees shall be payable on the last Business Day of each calendar quarter for the quarter then ending, and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to this Section 2.10 and the date of the termination of the
                            ------------
Aggregate Commitment pursuant to Section 9.1.  Commitment fees shall be
                                 -----------
calculated for actual days elapsed on the basis of a 360-day year.

     (b) If as of the end of any fiscal year of TLGI, (x) the aggregate Fair Value of all Property, whether of TLGI, the Borrower or any Subsidiary of TLGI or the Borrower, sold during such fiscal year pursuant to the exception for sales of Property provided under Section 7.13(c) exceeds (y) the aggregate Fair
                                 ---------------
Value, as determined by the board of directors of TLGI, of all consideration actually paid during such fiscal year in respect of Acquisitions, by at least $5,000,000, then within ten Business Days following the date on which TLGI delivers to the Agent financial statements in respect of such fiscal year pursuant to Section 7.1(a), the Borrower will, by written notice to the Agent
            --------------
given on or before the date such financial statements are delivered, reduce the Aggregate Commitment by an amount equal to such excess, rounded down to the nearest $100,000; provided, however, that any such reduction shall be made
                  --------  -------
equally and ratably with the repayment of any other Indebtedness (if any) which by its terms must be repaid using the proceeds of the sale of such Property.
Any such reduction in the Aggregate Commitment shall be allocated ratably among the Lenders. To the extent that the amount of any such mandatory reduction of the Aggregate Commitment exceeds the unused Aggregate Commitment on the date of such mandatory reduction, the Borrower shall, immediately prior to making such mandatory reduction of the Aggregate Commitment, prepay (subject to the proviso to the immediately preceding sentence) the outstanding Advances (as selected by the Borrower) in an amount at least equal to such excess; it being understood that the Borrower and each Guarantor shall be liable pursuant to Section 3.4 to
                                                                 -----------
indemnify each Lender against any loss or liability which that Lender incurs as a consequence of any prepayment under this Section 2.10(b). If, following any
                                           ---------------
such prepayment of Advances, the amount of any such mandatory reduction of the Aggregate Commitment still exceeds the unused Aggregate Commitment on the date of such mandatory reduction, the Borrower shall cash collateralize the outstanding L/C Obligations as contemplated in Section 2.21.4 in an amount
                                               --------------
sufficient, together with the prepayments of Advances, to eliminate such excess.

     (c) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however,
                                                             --------  -------
that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances and Swing Line Loans and the aggregate outstanding L/C Obligations.

     2.11. Rates Applicable After Default.  Notwithstanding anything to the
           ------------------------------
contrary contained in Section 2.6 or 2.7, during the continuance of a Default or
                      -----------    ---
Unmatured Default no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default pursuant to Section 8.2, (a) each Fixed Rate
                                         -----------
Advance shall bear interest until paid in full or converted to a Floating Rate Advance at the Fixed Rate then applicable to such Advance plus 2% per annum, and
(b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2% per annum.

     2.12. Method of Payment.  Without limiting the operation of the first
           -----------------
sentence of Section 2.21.3(b), and without limiting the scope of Section
            -----------------                                    -------
2.17(b), all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Dollars in immediately available funds to the Agent at the Payment Office, by the Specified Remittance Time on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at such Lender's address specified pursuant to Article XIV or at any Lending Installation specified in a
                      -----------
notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with Bank of Montreal into which proceeds of Advances are remitted pursuant to
Section 2.6 for each payment of interest and fees as it becomes due hereunder,
- -----------
for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Obligations (including Reimbursement Obligations) when due and payable in accordance with the terms hereof.

     2.13. Evidence of Debt; Telephonic Notices.  (a)  Each Lender shall
           ------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to the appropriate Lending Installation of such Lender resulting from each Revolving Loan made by such Lending Installation of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Installation of such Lender from time to time under this Agreement.

     (b)  The Agent shall maintain a Register pursuant to Section 13.3.2, and a
                                                          --------------
subaccount for each relevant Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each relevant Revolving Loan made hereunder, whether such Revolving Loan is, as applicable, a Fixed CD Rate Loan, a Eurodollar Loan, a Fixed Rate Loan or a Floating Rate Loan, and the Interest Period applicable to any Fixed CD Rate Loan or Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (c) The entries made in the Register, accounts and subaccounts maintained pursuant to paragraphs (a) and (b) of this Section 2.13 shall, to the extent
            --------------     ---         ------------
permitted by applicable law, be prima facie evidence of the existence and
                                ----- -----
amounts of the Obligations of the Borrower therein recorded; provided, that the
                                                             --------
failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

     (d) The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, provided that the proceeds of
                                                 --------
such Advances shall only be credited to such account as the Borrower shall from time to time designate in a notice delivered to the Agent executed by two Authorized Officers. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

     2.14. Notification of Advances, Interest Rates, Prepayments and Commitment
           --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
- ----------
of the contents of each Aggregate Commitment reduction notice, Revolving Loan Borrowing Notice, Swing Line Loan Borrowing Notice, Conversion/Continuation Notice, and prepayment notice received by it hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

     2.15. Lending Installations.  Each Lender may book its Revolving Loans and
           ---------------------
its Swing Line Interest and its L/C Interest at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Loans, the Swing Line Interests and the L/C Interests shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Revolving Loans will be made by it and through which L/C Interests and Swing Line Interests will be held by it and for whose account Revolving Loan and Swing Line Loan payments and L/C Obligation payments are to be made.

     2.16. Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender,
           ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Revolving Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the

Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Loan.

     2.17. Withholding Tax Exemption; Gross Up.  (a) At least five Business Days
           -----------------------------------
prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (b) All payments made by the Borrower under or in connection with this Agreement shall be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "Relevant Tax") imposed upon TLGI, the Borrower,
                              ------------
the Agent, any Lender or the L/C Issuer by the government of Canada (or any Governmental Authority thereof), the government of the United States of America (or any Governmental Authority thereof), or by the government of any other country or jurisdiction (or any Governmental Authority thereof) from or through which payments hereunder are actually made (each a "Taxing Jurisdiction"). The
                                                    -------------------
Borrower, for the benefit of the Agent, the Lenders and the L/C Issuer, agrees that in the event any payments made by the Borrower hereunder or in connection herewith are subject to any deduction or withholding for or on account of any Relevant Tax, the Borrower will pay to the Agent, such Lender or the L/C Issuer such additional amounts as may be necessary in order that the net amounts paid to the Agent, such Lender or the L/C Issuer pursuant to the terms of this Agreement after imposition of any such Relevant Tax (including deductions or withholdings applicable to additional amounts paid under this Section 2.17(b)) shall be not less than the amounts specified in this
           ---------------
Agreement to be then due and payable, except that no such additional amounts shall be payable hereunder to the Agent, any Lender or the L/C Issuer that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, or (d) having failed to comply with the terms and conditions of
Section 2.17(a) applicable to it.  If the Agent, any Lender or the L/C Issuer
- ---------------
pays any amount in respect of a Relevant Tax, the Borrower shall indemnify the Agent, the Lender or the L/C Issuer, as the case may be, for such payment within 15 days of demand therefor by the Agent, such Lender or the L/C Issuer (in the case of such Lender or the L/C Issuer, made through the Agent).

     2.18. Extension of Facility Termination Date.  The Borrower may request an
           --------------------------------------
extension of the Facility Termination Date for a period of one year on each of May 29, 1997, and, if such first extension shall have become effective in accordance with the provisions of this Section 2.18, May 29, 1998 (each of May
                                       ------------
29, 1997 and May 29, 1998, an "Extension Request Date"), by delivering a notice
                               ----------------------
of such request in the form attached hereto as Exhibit H (an "Extension
                                               ---------      ---------
Request") to the Agent no more than 90 days and no fewer than 60 days preceding the relevant Extension Request Date. The Agent shall promptly notify each Lender of a requested extension. On or before the 30th day (or if such day is not a Business Day, the next succeeding Business Day) preceding the relevant Extension Request Date (such 30th day, the "Extension Notification Date"), each
                                            ---------------------------
Lender shall notify the Agent whether that Lender consents to the requested extension of the Facility Termination Date, which consent may be given or withheld by each Lender in its sole and absolute discretion. Any Lender that fails to notify the Agent of its consent or non-consent by the Extension Notification Date will be deemed to have withheld consent (each such Lender together with each Lender that has provided notice of its non-consent to be referred to herein as a "Non-Consenting Lender"). If as of the close of
                         ---------------------
business on the Extension Notification Date, any Lender is a Non-Consenting Lender, the Agent shall immediately so advise the Borrower. During the period beginning on the first day following the Extension Notification Date and ending on the relevant Extension Request Date, each Non-Consenting Lender will, but only upon the written request of the Borrower given in the sole discretion of the Borrower, either (a) assign all of its rights and obligations under this Agreement (i) first, to the Lenders who have consented to the extension and are willing to accept such assignment, subject to ratable allocation by the Agent among such Lenders and (ii) second, to the extent such Non-Consenting Lender's rights and obligations hereunder have not been assigned to an existing Lender as contemplated in the foregoing clause (i), to one or more other financial
                              ----------
institutions, nominated by the Borrower and acceptable to the Agent, that are willing to become Lenders hereunder through the Facility Termination Date as extended in accordance with the relevant Extension Request; or (b) terminate its Commitment hereunder. If the Agent determines that any Lender is a Non-Consenting Lender, then the Agent shall give notice of such determination to each other Lender, and within ten (10) days following the giving of such notice (such period, the "Additional
                                                                     ----------
Consent Period") any Lender (notwithstanding any prior consent which such Lender
- --------------
may have given) may give notice to the Agent that it elects to withhold its consent and be deemed a Non-Consenting Lender for all purposes hereunder. The obligation of a Non-Consenting Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this Section
                                                                        -------
2.18 is subject to the requirements that (x) all amounts owing to that Non-
- ----
Consenting Lender under the Loan Documents (including, without limitation, pursuant to Section 3.4) are paid in full upon the completion of such assignment
            -----------
or prior to such termination and (y) any assignment is effected in accordance with the terms of Section 13.3 and on terms otherwise satisfactory to the Non-
                  ------------
Consenting Lender. A requested extension of the Facility Termination Date shall become effective only if (1) it has been approved by each Lender as of the close of business on the Extension Notification Date, or (2) prior to the expiration of the Additional Consent Period, each Non-Consenting Lender has either (A) assigned all of its rights and obligations hereunder to one or more other Lenders or to one or more successor financial institutions or (B) terminated its Commitment hereunder and the Aggregate Commitment has been reduced correspondingly. In any other event, the requested extension will be deemed to have been denied and the Facility Termination Date and the Lenders' respective Commitments will remain unchanged without any Non-Consenting Lender incurring any liability.

     2.19. Mandatory Prepayments.  Without limitation to the prepayment
           ---------------------
obligations of the Borrower under Section 2.10(b), if, at any time, the
                                  ---------------
aggregate principal amount of the then outstanding Revolving Loans, Swing Line Loans and L/C Obligations, as determined by the Agent, equals or exceeds the Aggregate Commitment as of such time, the Borrower shall, following demand by the Agent setting forth, in reasonable detail, the relevant calculations, prepay outstanding Revolving Loans and Swing Line Loans in accordance with the provisions of this Agreement until the aggregate principal amount of all outstanding Revolving Loans, Swing Line Loans and L/C Obligations does not exceed the Aggregate Commitment. The Borrower and each Guarantor shall be liable pursuant to Section 3.4 to indemnify each Lender against any loss or
                   -----------
liability which that Lender incurs as a consequence of any prepayment under this

Section 2.19.  If, following any such prepayment or repayment of Revolving Loans
- ------------
and Swing Line Loans, the aggregate principal amount of all outstanding Revolving Loans, Swing Line Loans and L/C Obligations still exceeds the Aggregate Commitment, the Borrower shall cash collateralize the outstanding L/C Obligations as contemplated in Section 2.21.4 in an amount sufficient, together
                               --------------
with the prepayment and repayment of Revolving Loans and Swing Line Loans, to eliminate such excess.

     2.20. Termination.  All unpaid Obligations shall be paid in full by the
           -----------
Borrower on the Facility Termination Date; provided, however, that nothing in
                                           --------  -------
this Section 2.20 shall be
     ------------
construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

     2.21. Letter of Credit Facility.
           -------------------------

           2.21.1 Letters of Credit.  (a) Upon receipt of duly executed
                  -----------------
     applications therefor, and such other documents, instruments and agreements as the L/C Issuer may reasonably require, and subject to the provisions of

     Article IV, the L/C Issuer shall issue standby Letters of Credit (but not
     ----------
     trade letters of credit) for the account of the Borrower, on terms as are satisfactory to the L/C Issuer; provided, however, that no Letter of Credit
                                     --------  -------
     will be issued for the account of the Borrower by the L/C Issuer if on the date of issuance, before or after taking such Letter of Credit into account
     (i) the amount of the Advances, Swing Line Loans and the L/C Obligations at such time would exceed the Aggregate Commitment or (ii) the Aggregate outstanding amount of the L/C Obligations would exceed the L/C Commitment Amount; and provided, further, that no Letter of Credit shall be issued
                 --------  -------
     unless (A) it is denominated in Dollars and (B) it has an expiration date that is (1) no more than one year after the date of issuance of such Letter of Credit (provided that a Letter of Credit, subject to the immediately following clause (2), may provide for an annual renewal if such renewal is
               ----------
     consented to by the L/C Issuer at the time of issuance and the conditions precedent to the issuance of such Letter of Credit are met at the time of such renewal) and (2) no later than the date which is five Business Days immediately preceding the Facility Termination Date.

           2.21.2 Letter of Credit Participation.  Immediately upon issuance of
                  ------------------------------
     each Letter of Credit by the L/C Issuer hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the L/C Issuer an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the L/C Issuer thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing
      ------------
     under such Letters of Credit multiplied by a fraction having as its numerator, such Lender's Commitment, and as its denominator, the Aggregate Commitment. The L/C Issuer will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit. On or before the Business Day on which the L/C Issuer makes payment of any L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of the L/C Issuer (provided that the Borrower has not prior thereto made payment therefor and no Floating Rate Advance has been made pursuant to Section 2.21.3 with respect thereto), each Lender shall
                      --------------
     make payment to the Agent, for credit to the L/C Issuer, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw. Provided that each Letter of Credit is issued by the L/C Issuer in accordance with the terms of this Agreement, the obligation of each Lender to reimburse the L/C Issuer under this Section 2.21.2 shall be unconditional, continuing, irrevocable
                --------------
     and absolute and shall not be affected or impaired by, among other things, the occurrence of the Facility Termination Date or the reduction, suspension or termination (except pursuant to Section 2.18) of the
                                                   ------------
     Aggregate Commitment or such Lender's Commitment in accordance with the terms of this Agreement. In the event that any Lender fails to make payment to the Agent of any amount due to the L/C Issuer under this Section 2.21.2,
                                                                 --------------
     the Agent shall be entitled to receive for the benefit of the L/C Issuer, and the L/C Issuer shall be entitled to receive, retain and apply against such obligation the principal and interest and other amounts otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided,
                                                                  --------
     however, that nothing contained in this sentence shall relieve such
     -------
     Lender of its obligation to reimburse the L/C Issuer for such amount in accordance with this Section 2.21.2.
                          --------------

           2.21.3 Reimbursement Obligation.  (a) The Borrower agrees
                  ------------------------
     unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the L/C Issuer and the Lenders, the amount of each L/C Draft or other demand which may be drawn under or pursuant to a Letter of Credit (such obligation of the Borrower to pay the Agent (for the account of the L/C Issuer and the Lenders) being hereinafter referred to as a "Reimbursement Obligation" with respect to a Letter of Credit or L/C
        ------------------------
     Draft). The obligations of the Borrower under this Agreement and otherwise in respect of Letters of Credit and L/C Drafts shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any Loan Document;

               (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document;

               (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the L/C Issuer, the Agent, any Lender, any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), or any other Person, whether in connection with this Agreement, any other Loan Document or any unrelated transactions;

               (iv) any statement in any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

               (v) payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (provided that the L/C Issuer was not grossly negligent in connection therewith); or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (b) If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.21.3, the Borrower shall be deemed to
                                 --------------
     have elected to borrow a Floating Rate Advance from the Lenders, as of the date of the L/C Draft or other demand giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation; provided, however, that such Floating Rate
                               --------  -------
     Advance shall be deemed to have been borrowed only to the extent that (x) both immediately before and after giving effect thereto, no Default or Unmatured Default under Section 8.6 or 8.7 shall have occurred and be
                             -----------    ---
     continuing, and (y) the Facility Termination Date (or the date of any earlier termination of the Aggregate Commitment pursuant to this Agreement) shall not have occurred prior thereto. For each Reimbursement Obligation for which a Floating Rate Advance is not deemed to have been borrowed by the Borrower, each Lender shall be deemed to have automatically purchased and received from the L/C Issuer an undivided interest and participation in and to such Reimbursement Obligation in an amount equal to such Reimbursement Obligation multiplied by a fraction having as its numerator, such Lender's Commitment, and as its denominator, the Aggregate Commitment. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, either directly or through a Floating Rate Advance, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Advances (including, during the continuance of a Default or Unmatured Default, at the rates determined pursuant to
     Section 2.11).
     ------------

           2.21.4 Cash Collateral.  Notwithstanding anything to the contrary
                  ---------------
     herein or in any application for any Letter of Credit, (a) after the occurrence and during the continuance of a Default or (b) to the extent necessary in connection with any mandatory reduction of the Aggregate Commitment pursuant to Section 2.10(b) or any mandatory prepayment or
                            ---------------
     repayment of Revolving Loans pursuant to Section 2.19, the Borrower shall,
                                              ------------
     upon the demand of the Required Lenders or the Agent at the request of the Required Lenders, or if earlier, at the time of the applicable mandatory reduction of the Aggregate Commitment pursuant to Section 2.10(b) or
                                                       ---------------
     mandatory prepayment or repayment of Revolving Loans pursuant to Section
                                                                      -------
     2.19, as the case may be, deliver to the Agent for the benefit of the L/C
     ----
     Issuer and the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations, or in connection with a deposit made pursuant to the foregoing clause (b), such
                                                              ----------
     lesser amount of the outstanding L/C Obligations as shall satisfy the requirements of Section 2.10(b) and Section 2.19, as applicable. Any such
                     ---------------     ------------
     collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the L/C Issuer and the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the L/C Issuer for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, such amounts shall be applied ratably to the payment of any other unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to clause (a) of this Section 2.21.4 which are not to
                             ----------         --------------
     be applied to reimburse the L/C Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of clause (b) of
                                                                  ----------
     this Section 2.21.4. In addition, if the conditions giving rise to a
          --------------
     deposit of cash collateral pursuant to clause (b) of this Section 2.21.4
                                            ----------         --------------
     cease to exist, any amounts remaining in any cash collateral account established pursuant to such clause (b) which are not to be applied to
                                  ----------
     reimburse the L/C Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of clause (a) of this
                                                 ------ ---
     Section 2.21.4.Investment earnings (net of investment losses and any
     --------------
     unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account (which investments shall be limited to interest bearing deposit accounts with the Agent) shall be for the account of the Borrower, and, except at such time as a Default shall have occurred and be continuing, the Agent shall remit any such accrued earnings to the Borrower no less frequently than quarterly.

           2.21.5 Letter of Credit Fees.  The Borrower agrees to pay (a) to the
                  ---------------------
     Agent for the ratable benefit of the Lenders, a letter of credit fee equal to the Applicable Letter of Credit Fee Rate in effect from time to time on the daily sum of (x) the aggregate outstanding amount of L/C Obligations less (y) the aggregate outstanding amount of Reimbursement Obligations, such fee to be paid in arrears on the last Business Day of each calendar quarter for the quarter then ending, and on the Facility Termination Date, and such fee to be calculated for actual days elapsed on the basis of a 360-day year, and (b) to the Agent for the benefit of the L/C Issuer, as issuing bank, the fees agreed to by the Borrower and Bank of Montreal pursuant to that certain letter agreement dated as of May 15, 1996, or as otherwise agreed from time to time, together with all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, negotiation and presentation of L/C Drafts, and the like customarily charged by the L/C Issuer with respect to standby letters of credit, payable at the time of invoice of such amounts by the L/C Issuer.

           2.21.6 Indemnification; Exoneration.  (a)  In addition to amounts
                  ----------------------------
     payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify, pay and save harmless the L/C Issuer, each Lender and the Agent from and against any and all liabilities and costs which the L/C Issuer, any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the L/C Issuer, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the L/C Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental Acts").
      ------------------

          (b)  As among the Borrower, the L/C Issuer, the Lenders and the
     Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and any letter of credit reimbursement agreement submitted or executed by the Borrower in connection with any Letter of Credit (except to the extent otherwise provided in paragraph (e) of this Section 2.21.6), the L/C Issuer, the Lenders and the
     -------------         --------------
     Agent shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the L/C Issuer, the Lenders and the Agent including, without limitation, any Governmental Acts. None of the above shall affect, impair or prevent the vesting of any rights or powers of the L/C Issuer under this Section 2.21.6.
                --------------

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer under or in connection with a Letter of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the L/C Issuer, any Lender or the Agent under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.21.6 shall survive the payment in full of
                       --------------
     principal, interest and all other amounts hereunder, the termination of the Letters of Credit and the termination of this Agreement.

          (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any letter of credit application or letter of credit reimbursement agreement submitted or executed by the Borrower in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

          2.21.7  Letter of Credit Cancellation.  For all purposes hereunder,
                  -----------------------------
     including (without limitation) Section 2.21.5, a Letter of Credit shall be deemed outstanding until the earlier to occur of (i) the occurrence of the date expressly designated therein as the expiration date for such Letter of Credit and (ii) the physical receipt by the L/C Issuer of such Letter of Credit marked "cancelled" accompanied by evidence from the beneficiary thereof satisfactory to the L/C Issuer to such effect.

     2.22.  Swing Line Commitment.  Subject to the terms and conditions of this
            ---------------------
Agreement, the Swing Line Lender agrees to make loans to the Borrower on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any
                                    ---------------
Business Day during the period from and including the date of this Agreement to the Facility Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; provided, however, that (x) the sum of
                                       --------  -------
the aggregate principal amount of all outstanding Swing Line Loans plus the aggregate principal amount of all outstanding Revolving Loans plus the aggregate outstanding L/C Obligations shall not at any time exceed the Aggregate Commitment, and (y) the Swing Line Lender shall have no obligation to make a Swing Line Loan if the principal amount of such Swing Line Loan, when added to the aggregate principal amount of all Swing Line Loans then outstanding, the L/C Obligations owing to the Swing Line Lender in its capacity as a Lender and the aggregate principal amount of all Revolving Loans made by the Swing Line Lender in its capacity as a Lender shall exceed the Commitment applicable to the Swing Line Lender in its capacity as a Lender. All Swing Line Loans shall be made in Dollars and maintained as Floating Rate Loans with interest thereon payable under the terms of Sections 2.8 and 2.11, and repayments to be made thereof
                   ------------     ----
under the terms of Sections 2.5 (except for the last sentence thereof), 2.12,
                   ------------                                         ----
2.14, and 2.20, in each case as if such Swing Line Loan were a Floating Rate
- ----      ----
Advance.

     2.23.  Borrowing Procedures for Swing Line Loans.  The Borrower shall give
            -----------------------------------------
the Agent and the Swing Line Lender irrevocable notice, in the form attached hereto as Exhibit L (a "Swing Line Loan Borrowing Notice"), of each proposed
          ---------     --------------------------------
borrowing pursuant to this Section 2.23 not later than 10:30 a.m. (Chicago time)
                           ------------
on the proposed date of borrowing. Each such notice shall be effective upon receipt by the Agent and the Swing Line Lender and shall specify the date and amount of borrowing. Unless the Swing Line Lender has received written notice prior to 8:00 a.m. (Chicago time) on the proposed Swing Line Loan Borrowing Date (or at any time prior to the Swing Line Loan Borrowing Date) from the Agent or any Lender that one or more of the conditions precedent set forth in Article IV
                                                                     ----------
with respect to such borrowing is not then satisfied, the Swing Line Lender shall pay over the requested amount to the Borrower on the requested Borrowing Date. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of at least $500,000 and an integral multiple of $250,000. The Swing Line Lender will promptly notify the Agent, and the Agent shall promptly notify each Lender, of the making and amount of each Swing Line Loan and of the maturity date thereof if it is later than the fourteenth (14th) day following the Swing Line Loan Borrowing Date therefor.

     2.24.  Refunding of Swing Line Loans.  The Borrower shall repay each Swing
            -----------------------------
Line Loan on or before the earlier to occur of (x) the fourteenth (14th) day following the Swing Line Loan Borrowing Date for such Swing Line Loan (or such later date as the Borrower and the Swing Line Lender shall from time to time agree) or (y) the Facility Termination Date. If the Borrower fails to repay any Swing Line Loan when due, the Swing Line Lender may, at any time thereafter in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Revolving Loan, ratably in proportion to the ratio that such Lender's respective Commitment bears to the Aggregate Commitment, of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in Section 8.6 or 8.7 shall have
                                              -----------    ---
occurred (in which event the procedures of Section 2.25 shall apply), and
                                           ------------
regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied or the aggregate amount of such Revolving Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Revolving Loan available to the Agent for the account of the Swing Line Lender at the Payment Office in immediately available funds prior to 11:00 a.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Revolving Loans made pursuant to this Section 2.24 shall be Floating Rate Loans.
                 ------------

     2.25.  Participations in Swing Line Loans.  (a)  If an event described in
            ----------------------------------
Section 8.6 or 8.7 occurs (or for any reason the Lenders are prohibited from
- -----------    ---
making, or otherwise may not make, Revolving Loans pursuant to Section 2.24),
                                                               ------------
each Lender shall, upon notice from the Agent given at the request of the Swing Line Lender, purchase from the Swing Line Lender (and the Swing Line Lender shall sell to each such Lender) an undivided participation interest in all Swing Line Loans then outstanding, ratably in proportion to the ratio that such Lender's respective Commitment bears to the Aggregate Commitment (and each Lender shall immediately transfer to the Agent, for the account of the Swing Line Lender, in immediately available funds, the principal amount reflecting its participation). The participation interest of each Lender in the Swing Line Loans is referred to herein as such Lender's "Swing Line Interest".
                                              -------------------

     (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's Swing Line Interest pursuant to subsection 2.25(a), the Swing
                                                 ------------------
Line Lender receives any payment on account thereof, the Swing Line Lender will distribute promptly to the Agent for the account of such Lender its Swing Line Interest in such amount (in the case of interest payments, appropriately adjusted to reflect the period of time during which such Lender's Swing Line Interest was outstanding and funded) in like funds as received; provided,
                                                                --------
however, that in the event that such payment received by the Swing Line Lender
- -------
is required to be returned, such Lender will return to the Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

     2.26.  Swing Line Participation Obligations Unconditional.  Provided that
            --------------------------------------------------
each Swing Line Loan is made by the Swing Line Lender in accordance with the terms of this Agreement, each Lender's obligation to make Revolving Loans pursuant to Section 2.24 and/or to purchase participation interests in Swing
            ------------
Line Loans pursuant to Section 2.25 shall be absolute and unconditional and
                       ------------
shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, TLGI, the Borrower or any of their Affiliates, or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or Unmatured Default; (c) the occurrence of a Material Adverse Effect or any adverse change in the condition (financial or otherwise) of any other Person; (d) any breach of this Agreement by any party; (e) any inability of the conditions precedent to borrowing set forth in this Agreement to be satisfied on the date upon which any Swing Line Loan is to be refunded or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.27.  Evidence of Swing Line Loans; Telephonic Notices.  (a)  The Swing
            ------------------------------------------------
Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to the appropriate Lending Installation of such Swing Line Lender resulting from each Swing Line Loan made by it from time to time, including the amounts of principal thereof and interest thereon payable and paid to such Lending Installation of the Swing Line Lender from time to time under this Agreement.

     (b)  The Agent shall maintain a Register pursuant to Section 13.3.2, and a
                                                          --------------
subaccount for the Swing Line Lender, in which Register and subaccount (taken together) shall be recorded (i) the amount of each Swing Line Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Swing Line Lender in respect of such Swing Line Loans, and (iii) the amount of any sum received by the Agent hereunder from the Borrower in respect of such Swing Line Loans.

     (c) The entries made in the Register, account and subaccount maintained pursuant to paragraphs (a) and (b) of this Section 2.27 shall, to the extent
            --------------     ---         ------------
permitted by applicable law, be prima facie evidence of the existence and
                                ----- -----
amounts of the Obligations of the Borrower therein recorded in respect of Swing Line Loans; provided, that the failure of the Swing Line Lender or the Agent to
            --------
maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Swing Line Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

     (d) The Borrower hereby authorizes the Swing Line Lender and the Agent to extend Swing Line Loans based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, provided that the proceeds of such Swing Line Loans shall only be credited to
- --------
such account as the Borrower shall from time to time designate in a notice delivered to the Agent and the Swing Line Lender executed by two Authorized Officers. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or the Swing Line Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Swing Line Lender, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

     2.28.  Conditions to Swing Line Loans.  Notwithstanding any other provision
            ------------------------------
of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan (i) unless all of the conditions set forth in Article IV
                                                              ----------
applicable thereto shall have been satisfied and (ii) if a Default or Unmatured Default would result therefrom.

                                  ARTICLE III
                            CHANGE IN CIRCUMSTANCES

     3.1. Yield Protection.  If any change in law or any governmental or quasi-
          ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender or the L/C Issuer therewith,

          (a) subjects any Lender or the L/C Issuer or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower or TLGI or any other Person obligated hereunder to any Lender or the L/C Issuer (excluding taxation of the overall net income of any Lender or the L/C Issuer or any applicable Lending Installation or other taxes in lieu of such taxes imposed by the United States or any jurisdiction in which such Lender or the L/C Issuer has its principal office or applicable Lending Installation or is engaged in business), or changes the basis of taxation of payments to any Lender or the L/C Issuer in respect of its Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, L/C Obligations or other amounts due it hereunder, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender or the L/C Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or the L/C Issuer or any applicable Lending Installation of making, funding or maintaining loans or issuing or participating in letters of credit or reduces any amount receivable by any Lender or the L/C Issuer or any applicable Lending Installation in connection with loans or letters of credit, or requires any Lender or the L/C Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of loans or letters of credit held, or interest received by it, by an amount deemed material by such Lender or the L/C Issuer, as the case may be.

then, within 15 days of demand by such Lender or the L/C Issuer, the Borrower shall pay such Lender or the L/C Issuer that portion of such increased expense incurred or reduction in an amount received which such Lender or the L/C Issuer determines is attributable to making, funding and maintaining its Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, the Letters of Credit, the L/C Obligations and its Commitment (and in the case of the Swing Line Lender, its Swing Line Commitment, and in the case of the L/C Issuer, its commitment to issue Letters of Credit).

          3.2. Changes in Capital Adequacy Regulations.  If a Lender or the L/C
               ---------------------------------------
Issuer determines that the amount of capital required or expected to be maintained by such Lender or the L/C Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the L/C Issuer is increased as a result of a Change (as defined below in this Section 3.2), then, within 15
                                                  -----------
days of demand by such Lender or the L/C Issuer, the Borrower shall pay such Lender or the L/C Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the L/C Issuer determines is attributable to this Agreement, its Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, the Letters of Credit, the L/C Obligations or its obligation to make Revolving Loans (or in the case of the Swing Line Lender, its obligations to make Swing Line Loans, or in the case of the L/C Issuer, its commitment to issue Letters of Credit) or participate in Swing Line Loans or Letters of Credit hereunder or to issue Letters of Credit (after taking into account such Lender's or the L/C Issuer's or such controlling corporation's policies as to capital adequacy). "Change"
                                                                      ------
means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this Section 3.2) or (b) any adoption of or
                                     -----------
change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the L/C Issuer or any Lending Installation or any corporation controlling any Lender or the L/C Issuer. "Risk-Based Capital Guidelines" means (a) the risk-based capital
          -----------------------------
guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3. Availability of Types of Advances.  If any Lender determines that
               ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be prepaid or converted into a Floating Rate Advance.

          3.4. Funding Indemnification.  If (i) any payment of a Fixed Rate
               -----------------------
Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, as a result of a mandatory prepayment of a Fixed Rate Advance pursuant to Section 2.10(b) or 2.19), or (ii) as a result of an
                    ---------------    ----
assignment of a Lender's Commitment and its outstanding Revolving Loans,

Swing Line Interest and L/C Interest by operation of Section 2.18 or Section
                                                     ------------    -------
3.5, a Fixed Rate Advance made by the assigning Lender is assigned on a date
- ---
which is not the last day of the applicable Interest Period, or (iii) a Fixed Rate Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, or (iv) an optional prepayment, notice of which has been given in accordance with Section 2.5, is
                                                              -----------
not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, or in liquidating or terminating prior to scheduled maturity any foreign exchange contracts, currency swaps or other similar hedging arrangements entered into in connection with the Fixed Rate Advance.

          3.5. Mitigation; Lender Statements; Survival of Indemnity. (a) To the
               ----------------------------------------------------
extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the
                              ------------     ---
unavailability of a Type of Advance under Section 3.3, so long as such
                                          -----------
designation is not disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to Section 3.3,
                                                                   -----------
as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under Section 3.1 or 3.2, the
                                                  -----------    ---
Borrower may elect (i) subject to Section 3.4, to prepay any outstanding
                                  -----------
Advances to the extent necessary to mitigate its liability under Section 3.1 or
                                                                 -----------
3.2, (ii) to terminate the applicable Lender's Commitment hereunder or (iii) to
- ---
require the applicable Lender to assign its outstanding Revolving Loans, Swing Line Interests, L/C Interests and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Agent;

provided, however, that the Borrower may make the elections described in the
- --------  -------
foregoing clauses (i) and (ii) only at such times as no Default or Unmatured
          -----------     ----
Default shall have occurred and be continuing. The obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this Section 3.5(a) is subject to the requirements
                                  --------------
that (x) all amounts owing to that Lender under the Loan Documents (including, without limitation, pursuant to Section 3.4) are paid in full upon the
                                -----------
completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of Section 13.3 and on terms
                                                       ------------
otherwise satisfactory to that Lender.

          (b) Each Lender or the L/C Issuer, as the case may be, shall deliver a written statement of such Person as to the amount due, if any, under Section
                                                                       -------
3.1, 3.2 or 3.4.  Such written statement shall set forth in reasonable detail
- ---  ---    ---
the calculations upon which such Person determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded such Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Fixed Rate

Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the
               ------------  ---     ---
Obligations and termination of this Agreement.


                                  ARTICLE IV
                             CONDITIONS PRECEDENT

          4.1. Initial Advance, Swing Line Loan and Letter of Credit.  The
               -----------------------------------------------------
Lenders shall be obligated (subject to Section 4.2) to make the initial Advance
                                       -----------
and purchase participations in Swing Line Loans and the Letters of Credit hereunder, the L/C Issuer shall be obligated (subject to Section 4.2) to issue
                                                         -----------
the initial Letter of Credit hereunder, and the Swing Line Lender shall be obligated (subject to Section 4.2) to make the initial Swing Line Loan
                      -----------
hereunder, only after (x) the Effective Date shall have occurred, (y) the Agent shall have been paid in full for all fees, costs and expenses payable by TLGI or the Borrower under this Agreement and the other Loan Documents (including, without limitation, the fees and expenses of Mayer, Brown & Platt, counsel for the Agent) to the extent then invoiced, and (z) the Agent shall have received from the Borrower, with sufficient copies for the Agent and each of the Lenders, each of the following items in form and substance satisfactory to the Agent:

          (a) copies of the articles of incorporation or comparable constitutive documents of each of TLGI, the Borrower and each Pledgor Subsidiary identified on Schedule 4 hereto, together with all amendments,
                              ----------
     and, to the extent applicable, a certificate of good standing, in each case certified by the appropriate governmental officer in the relevant jurisdiction of organization (except that the articles of incorporation and comparable constitutive documents of each Pledgor Subsidiary instead may be certified by the Secretary (or another authorized officer) of such Pledgor Subsidiary), and copies of the by-laws (or any comparable constitutive laws, rules or regulations) of each of TLGI, the Borrower and each Pledgor Subsidiary identified on Schedule 4 hereto as in effect on the Effective
                              ----------
     Date certified by the Secretary, Assistant Secretary or other appropriate officer or director of it;

          (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI, the Borrower and each Pledgor Subsidiary of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution and performance of the relevant Loan Documents;

          (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer or director of each of TLGI, the Borrower and each Pledgor Subsidiary, which shall identify by name and title and bear the signature of the officers of TLGI, the Borrower and such Pledgor Subsidiary authorized to sign the relevant Loan Documents and to make borrowings and apply for Letters of Credit hereunder, as applicable, upon which certificate the Agent, the Lenders and the L/C Issuer shall be entitled to rely until informed of any change in writing by TLGI, the Borrower or such Pledgor Subsidiary, as applicable;

          (d) a certificate, signed by the Chief Financial Officer, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing;

          (e) the following opinions of counsel to the Borrower, TLGI, the other Guarantors and the Pledgor Subsidiaries regarding the matters set forth on Exhibit B and such other matters as the Agent shall request:
              ---------

               (i) an opinion of Thelen, Marrin, Johnson & Bridges, United States counsel to TLGI and the Borrower;

               (ii) an opinion of Russell & DuMoulin, Canadian counsel to TLGI; and

               (iii) opinions of counsel to each of the Pledgor Subsidiaries listed on Schedule 4 hereto (such counsel to be acceptable to the
                    ----------
          Agent);

          (f)  written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Agent and signed by an
             ---------
     Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested, which instructions shall, among other things, direct the Agent to repay in full
     (i) the loans and advances outstanding under all of the Existing Credit Agreements as of the Effective Date, together with all accrued and unpaid interest thereon and all breakage fees and other amounts payable with respect thereto and (ii) all commitment fees accrued and unpaid under all of the Existing Credit Agreements as of the Effective Date;

          (g)  the Collateral Trust Agreement;

          (h) evidence that any and all guaranties and other contingent Obligation s of LFC and Neweol with respect to all liabilities of TLGI, the Borrower and each other Subsidiary arising under or in connection with the Note Agreements, the Existing Credit Agreements and any other obligations of TLGI and the Borrower have been fully released and terminated;

          (i) evidence that all commitments to extend credit under the Existing Credit Agreements shall have been terminated and that all obligations of TLGI, the Borrower and the other Subsidiaries arising thereunder or in connection therewith shall be satisfied in full upon the payment by the Agent on behalf of the Borrower of the amounts described in Section 4.1(f); and
                                          --------------

          (j) such other documents as the Agent or any Lender or its counsel may reasonably request.

          4.2. Each Advance, Swing Line Loan and Letter of Credit.  The Lenders
               --------------------------------------------------
shall not be required to make any Advance or purchase participations in any Swing Line Loan or Letter of Credit, the Swing Line Lender shall not be required to make any Swing Line Loan, and the L/C Issuer shall not be required to issue any Letter of Credit hereunder, unless on the applicable Revolving Loan Borrowing Date, Swing Line Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable):

          (a)  there exists no Default or Unmatured Default;

          (b)  the representations and warranties contained in Article VI, the
                                                               ----------
     Guaranties and the Collateral Trust Agreement are true and correct as of such Revolving Loan Borrowing Date, Swing Line Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (c) after giving effect to such Advance, the making of such Swing Line Loan or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Advances and Swing Line Loans and the outstanding L/C Obligations does not exceed the Aggregate Commitment (and, (i) in the case of Swing Line Loans, (x) the aggregate outstanding principal amount of all such Swing Line Loans does not exceed $10,000,000, and (y) the aggregate outstanding principal amount of all such Swing Line Loans, together with the outstanding principal amount of all Revolving Loans made by the Swing Line Lender in its capacity as a Lender and the L/C Interest of the Swing Line Lender in its capacity as the L/C Issuer, does not exceed the Commitment applicable to the Swing Line Lender in its capacity as a Lender, and (ii) in the case of Letters of Credit, the aggregate outstanding L/C Obligations do not exceed $100,000,000).

Each Revolving Loan Borrowing Notice with respect to an Advance, Swing Line Loan Borrowing Notice with respect to a Swing Line Loan, and application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been
                                          ---------------  ---     ---
satisfied.

                                   ARTICLE V
                                 TLGI GUARANTY

          5.1. The Guaranty.  TLGI hereby unconditionally and irrevocably
               ------------
guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Revolving Loan and Swing Line Loan made to, and of each Reimbursement Obligation owing by, the Borrower pursuant to this Agreement, and the due and punctual payment and performance of all other Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate or rates specified herein, whether or not such interest is allowed as a claim in bankruptcy). Upon failure by the Borrower to pay or perform any Obligation, TLGI shall forthwith on demand pay or perform such Obligation, at the place, in the manner and with the effect otherwise specified in this Agreement. TLGI hereby agrees that its guaranty of the Obligations pursuant to this Article V is an absolute guaranty of payment and is
                             ---------
not a guaranty of collection.

          5.2. Guaranty Unconditional.  The obligations of TLGI hereunder shall
               ----------------------
be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Letter of Credit or the exchange, release or non-perfection of any collateral security therefor (including, without limitation, the collateral pledged under the Collateral Trust Agreement);

          (b) any modification or amendment of or supplement to this Agreement, any Letter of Credit, the Collateral Trust Agreement, or any other Loan Document, or the termination of the Collateral Trust Agreement or the release of any collateral pledged thereunder;

          (c) any change in the corporate existence, structure or ownership of the Borrower or any other Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Subsidiary or their respective assets;

          (d) the existence of any claim, set-off or other rights which TLGI may have at any time against the Borrower, any other Guarantor, the Agent, any Lender, the L/C Issuer or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein
                                                  --------
     shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (e) any invalidity or unenforceability relating to or against the Borrower or any Pledgor Subsidiary for any reason of any provision or all of this Agreement, the Collateral Trust Agreement, or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Revolving Loan or Swing Line Loan or Reimbursement Obligation or the payment or performance by the Borrower of any other Obligation hereunder or under any of the other Loan Documents or the payment or performance by any Guarantor of any of its obligations under any Guaranty; or

          (f) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any Lender, the L/C Issuer or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 5.2, constitute a legal or equitable discharge
                        -----------
     of TLGI's obligations hereunder

          5.3. Discharge Only Upon Payment in Full; Reinstatement in Certain
               -------------------------------------------------------------
Circumstances.  TLGI's obligations hereunder shall remain in full force and
- -------------
effect until the principal of and interest on the Revolving Loans and the Swing Line Loans and all other Obligations shall have been paid or performed in full and the Letters of Credit shall have expired or otherwise been terminated and shall survive the Facility Termination Date. If at any time any payment of the principal of or interest on any Revolving Loan or Swing Line Loan or Reimbursement Obligation or any payment of any other Obligation hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person or otherwise, TLGI's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          5.4. Waiver by TLGI.  TLGI irrevocably waives acceptance hereof,
               --------------
presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, any Lender, the L/C Issuer or any other Person against the Borrower, any Guarantor or any other Person or any collateral security (including, without limitation, the collateral pledged under the Collateral Trust Agreement). In addition, the Lenders and the L/C Issuer, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of TLGI hereunder, from time to time,
(a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral (including, without limitation, the collateral pledged under the Collateral Trust Agreement) for the payment of all or any part of the Obligations, TLGI's obligations hereunder or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower; (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, TLGI's obligations hereunder, any other guaranty of all or any part of the Obligations and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of TLGI hereunder.

          5.5. Waiver of Subrogation Rights.  Until all Obligations shall have
               ----------------------------
been indefeasibly paid in full, the Commitments shall have terminated and all of the Letters of Credit shall have expired or otherwise been terminated, TLGI hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, as amended, or otherwise) to the claims of the Lenders, the L/C Issuer and the Agent against the Borrower and all contractual, statutory or common law rights of reimbursement, contribution or indemnification from the Borrower and all "claims" (as such term is defined in the United States Bankruptcy Code, as amended) against the Borrower, which, in any such case, may otherwise have arisen in connection with this Agreement and the other Loan Documents.

          5.6. Stay of Acceleration.  In the event that acceleration of the
               --------------------
time for payment of any of the Obligations hereunder is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, all such Obligations otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by TLGI hereunder forthwith on demand by the Agent for the account of the Lenders, the L/C Issuer and the Agent.

          5.7. Gross-up.  All payments made by TLGI under this Article V shall
               --------                                        ---------
be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "Relevant Tax") imposed upon TLGI, the Borrower, the Agent,
                     ------------
any Lender or the L/C Issuer by the government of Canada (or any Governmental Authority thereof), the government of the United States of America (or any Governmental Authority thereof) or by the government of any other country or jurisdiction (or any Governmental Authority thereof) from or through which payments hereunder are actually made (each a "Taxing Jurisdiction"). TLGI, for
                                              -------------------
the benefit of the Agent, the Lenders and the L/C Issuer, agrees that in the event any payments made by TLGI hereunder are subject to any deduction or withholding for or on account of any Relevant Tax, TLGI will pay to the Agent, such Lender or the L/C Issuer such additional amounts as may be necessary in order that the net amounts paid to the Agent, such Lender or the L/C Issuer pursuant to the terms of this Article V after imposition of any such Relevant
                              ---------
Tax (including deductions or withholdings applicable to additional amounts paid under this Section 5.7) shall be not less than the amounts specified in this
           -----------
Article V to be then due and payable, except that no such additional amounts
- ---------
shall be payable hereunder to the Agent, any Lender or the L/C Issuer that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the

Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, or (d) having failed to comply with the terms and conditions of Section 2.17(a) applicable to it. If the Agent, any Lender or the
              ---------------
L/C Issuer pays any amount in respect of Relevant Tax, TLGI shall indemnify the Agent, the Lender or the L/C Issuer, as the case may be, for such payment within 15 days of demand therefor by the Agent, such Lender or the L/C Issuer (in the case of such Lender or the L/C Issuer, made through the Agent).


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

          6.   Representations and Warranties.  Each of TLGI and, with respect
               ------------------------------
to itself and its Subsidiaries, the Borrower represents and warrants to the Lenders and the L/C Issuer that:

          6.1. Corporate Existence and Standing.  Each of TLGI, the Borrower
               --------------------------------
and the other Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction wherein such qualification is required, except to the extent that, in the case of any Subsidiary other than the Borrower or any Pledgor Subsidiary, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

          6.2. Authorization and Validity.  Each of TLGI, the Borrower and each
               --------------------------
other Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each of TLGI, the Borrower and each other Guarantor of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document to which TLGI, the Borrower or any other Guarantor is party constitutes the legal, valid and binding obligation of TLGI, the Borrower or such other Guarantor, as applicable, enforceable against TLGI, the Borrower or such other Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

          6.3. No Conflict; Government Consent.  Neither the execution and
               -------------------------------
delivery by each of TLGI, the Borrower and each other Guarantor of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on TLGI, the Borrower or any Subsidiary or TLGI's, the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which TLGI, the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of TLGI, the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for consents, approvals, authorizations and filings which have already been duly obtained and made and which remain valid and in full force and effect.

          6.4. Financial Statements.  Each of (a) the December 31, 1995,
               --------------------
consolidated financial statements of TLGI and its Subsidiaries and (b) the December 31, 1995, consolidated financial statements of the Borrower and its Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of TLGI and its Subsidiaries and of the Borrower and its Subsidiaries, respectively, at the date thereof and the consolidated results of their respective operations for the period then ended.

          6.5. Material Adverse Change.  Since December 31, 1995, there has
               -----------------------
been no change in the business, Property, prospects, financial condition or results of operations of TLGI and its Subsidiaries (taken as a whole) or of the Borrower and its Subsidiaries (taken as a whole) which could reasonably be expected to have a Material Adverse Effect.

          6.6. Taxes.  All income tax returns required to be filed by TLGI, the
               -----
Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws and all taxes, assessments, fees and other governmental charges upon TLGI, the Borrower or any Subsidiary or upon any of their respective properties, income or franchises which are shown on such returns have been paid. For all taxable years ending on or before December 31, 1989, the United States Federal income tax liability of TLGI, the Borrower and the other Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or TLGI, the Borrower or the applicable other Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. None of TLGI, the Borrower and the other Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no material controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of TLGI, the Borrower or the other Subsidiaries threatened.

The charges, accruals and reserves on the books of TLGI, the Borrower and the other Subsidiaries in respect of any taxes or other governmental charges are adequate.

          6.7. Litigation and Contingent Liabilities.  Except as set forth on
               -------------------------------------
Schedule 1 hereto (but only to the extent described thereon), there is no
- ----------
litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting TLGI, the Borrower or any other Subsidiary which could have a Material Adverse Effect, or for which there is a reasonable likelihood that TLGI, the Borrower or any other Subsidiary would make a payment, whether in settlement or otherwise, in excess of $50,000,000. Other than any liability incident to such litigation, arbitration or proceedings, none of TLGI, the Borrower or any other Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 6.4.
                                           -----------

          6.8. Subsidiaries; Pledge of Stock.  Schedule 1 hereto, together with
               -----------------------------   ----------
the most recent update, if any, delivered pursuant to Section 7.1(k), contains
                                                      --------------
an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of each of TLGI and the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by TLGI, the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries of TLGI and the Borrower listed on Schedule 1 hereto, together with
                                                ----------
the most recent update, if any, delivered pursuant to Section 7.1(k), have been
                                                      --------------
duly authorized and issued and are fully paid and non-assessable and have been duly and validly pledged under the Collateral Trust Agreement and delivered to the Collateral Agent pursuant to the terms of the Collateral Trust Agreement.

          6.9. ERISA.  The Unfunded Liabilities of all Single Employer Plans do
               -----
not in the aggregate exceed $1,000,000. Neither TLGI, the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of TLGI, the Borrower or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. No contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA. Each Canadian Plan is registered under, and is in compliance with, the Income Tax Act (Canada), applicable provincial pensions legislation and all other applicable requirements of law and regulations and all reports, returns and filings required to be made thereunder have been made. The Canadian Plans have been at all times administered in accordance with their terms and the provisions of all applicable requirements of law and regulations. There are no unfunded liabilities under the Canadian Plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency.

Neither TLGI nor any Subsidiary has received any payment of surplus from any of the Canadian Plans, other than payments received after January 1, 1988 with the approval of all necessary pension regulatory and taxation authorities.

          6.10. Accuracy of Information.  No written information, exhibit or
                -----------------------
report prepared and furnished by TLGI, the Borrower or any other Subsidiary to the Agent, any Lender or the L/C Issuer in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          6.11. Regulation U.  Margin stock (as defined in Regulation U)
                ------------
constitutes less than 25% of those assets of TLGI and the Borrower and other Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder or under any other Loan Document. None of the execution, delivery and performance of this Agreement and the other Loan Documents by TLGI, the Borrowers, the other Guarantors and the Pledgor Subsidiaries will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.12. Material Agreements.  None of TLGI, the Borrower or any
                -------------------
Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could have a Material Adverse Effect.

          6.13. Compliance With Laws.  TLGI, the Borrower and the other
                --------------------
Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property the failure with which to comply could have a Material Adverse Effect. None of TLGI, the Borrower or any Subsidiary has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations of any Governmental Authority or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

          6.14. Ownership of Properties.  Except as set forth on Schedule 1
                -----------------------                          ----------
hereto, on the date of this Agreement, each of TLGI, the Borrower and each other Subsidiary has good title, free of all Liens other than those permitted by

Section 7.18, to all of the Property and assets reflected as owned by it in the
- ------------
financial statements delivered from time to time pursuant hereto.

          6.15. Investment Company Act.  None of TLGI, the Borrower or any other
                ----------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.16. Public Utility Holding Company Act.  None of TLGI, the Borrower
                ----------------------------------
or any other Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.17. Post-Retirement Benefits.  The present value of the expected
                ------------------------
cost of post-retirement medical and insurance benefits payable by TLGI, the Borrower and the other Subsidiaries to their employees and former employees, as estimated by TLGI in accordance with procedures and assumptions specified by the Required Lenders, or in the absence of such specification, deemed prudent and reasonable by TLGI, does not exceed $1,000,000.

          6.18. Negative Pledge.  None of TLGI, the Borrower nor any Subsidiary
                ---------------
of TLGI or the Borrower is party to any contract or other arrangement under the terms of which TLGI, the Borrower or any such Subsidiary is restricted from (i) performing its respective obligations under the Collateral Trust Agreement or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Collateral Agent, the Lenders or the L/C Issuer.

          6.19. Solvency.  On the date of this Agreement, on the Effective Date,
                --------
and immediately prior to and after giving effect to the issuance of each Letter of Credit and the making of each Advance and Swing Line Loan hereunder and the application of the proceeds of each Advance and Swing Line Loan, each of TLGI, the Borrower and each Pledgor Subsidiary is solvent, is able to pay its debts as they mature, owns property with fair saleable value greater than the amount required to pay its debts and has capital sufficient to carry on its business as then constituted.

          6.20. Debt Offering and Equity Placement.  The Debt Offering has been
                ----------------------------------
consummated in compliance with all laws, and not less than $200,000,000 of net proceeds has been raised and unconditionally received by the Borrower in connection therewith, and the Equity Placement has been consummated in compliance with all laws, and not less than C$150,000,000 of net proceeds has been raised and unconditionally received by the Borrower in connection therewith.

                                 ARTICLE VIII
                                   COVENANTS

          7.   Covenants.  During the term of this Agreement, unless the
               ---------
Required Lenders shall otherwise consent in writing, TLGI and the Borrower shall perform, and cause to be performed, the following:

          7.1. Financial Reporting.  TLGI will maintain, and cause the Borrower
               -------------------
and each other Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to the Lenders:

          (a) (i) within 120 days after the close of each of TLGI's fiscal years, (x) together with an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by TLGI's independent chartered accountants or independent public accountants) audit report certified by independent chartered accountants or independent public accountants, acceptable to the Lenders, consolidated financial statements of TLGI prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of profit and loss, retained earnings and changes in financial position, accompanied by a review engagement report of said accountants in accordance with the standards of Section 8600 of the CICA Handbook stating that, in connection with the foregoing, they have obtained no knowledge of any failure of TLGI or its Subsidiaries to comply with the requirements specified in each of Sections 7.10 through 7.26, or if, in the
                                       -------------         ----
     opinion of such accountants, TLGI or any of its Subsidiaries has failed to comply with the requirements specified in any such Section, stating the nature and status of such failure, and (y) consolidating financial statements of TLGI certified by the Chief Financial Officer that separately present TLGI's Canadian operations, United States operations and other material financial operations prepared in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, and related statements of profit and loss, retained earnings and changes in financial position; and (ii) within 180 days after the close of each of TLGI's fiscal years, the management letter prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing clause (i)(x);
                                                     -------------

          (b) (i) within 120 days after the close of each of the Borrower's fiscal years, together with an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent chartered accountants or independent public accountants) audit report certified by independent chartered accountants or independent public accountants, acceptable to the Lenders, consolidated financial statements of the Borrower prepared in accordance with Agreement Accounting

     Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, and related statements of profit and loss, retained earnings and changes in financial position;

          (c) within 60 days after the close of each of the first three quarterly periods of each of TLGI's fiscal years, for TLGI and its Subsidiaries, consolidated unaudited balance sheets as at the close of such period and consolidated statements of profit and loss, retained earnings and changes in financial position for the period from the beginning of such fiscal year to the end of such period, all certified by the Chief Financial Officer;

          (d) within 60 days after the close of each of the first three quarterly periods of each of the Borrower's fiscal years, for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of such period and consolidated statements of profit and loss, retained earnings and changes in financial position for the period from the beginning of such fiscal year to the end of such period, all certified by the Chief Financial Officer;

          (e) together with the financial statements required pursuant to the foregoing clauses (a), (b), (c) and (d), a compliance certificate in
               -----------  ---  ---     ---
     substantially the form of Exhibit C hereto signed by the Chief Financial
                               ---------
     Officer showing in reasonable detail the calculations necessary to determine compliance with this Agreement, stating that no Default or Unmatured Default exists or if any Default or Unmatured Default exists, stating the nature and status thereof, and otherwise providing the information required thereby;

          (f) within 270 days after the close of each fiscal year of TLGI, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

          (g) as soon as possible and in any event within ten days after TLGI or the Borrower knows that any Reportable Event has occurred with respect to any Plan or that a withdrawal has occurred from any Multiemployer Plan, the occurrence of either of which may reasonably be expected to give rise to a Material Adverse Effect, or that a contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA, a statement, signed by the Chief Financial Officer, describing said Reportable Event or contribution failure and the action which TLGI and the Borrower propose to take with respect thereto;

          (h) as soon as possible and in any event within 30 days after receipt by TLGI or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that TLGI or any of its Subsidiaries is or may reasonably be expected to be liable for $2,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of the release by TLGI, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by TLGI or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

          (i) promptly upon the furnishing thereof to the shareholders of TLGI, copies of all financial statements, reports and proxy statements so furnished;

          (j) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by TLGI or the Borrower to stockholders generally (excluding those statements, reports and notices sent by the Borrower to TLGI which are not sent to TLGI solely in its capacity as a stockholder) and of each regular report and any registration statement or prospectus filed by TLGI, the Borrower or any other Subsidiary with the Ontario Securities Commission, the Toronto Stock Exchange, the British Columbia Securities Commission, the United States Securities and Exchange Commission or any successor agency to any of the foregoing or any other Canadian or United States federal or state or provincial securities exchange or securities trading system or with any United States or Canadian national stock exchange and one copy of each periodic report filed by TLGI with any Canadian regulatory authority, in all cases without duplication; provided, however, that neither
                                    --------  -------
     TLGI nor the Borrower shall be obligated to provide to the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

          (k)   together with the financial statements delivered pursuant to
     Section 7.1(a), a current list of all of the Subsidiaries of each of TLGI
     --------------
     and the Borrower, setting forth their respective jurisdictions of incorporation, the percentage of their respective capital stock owned by TLGI, the Borrower and the other Subsidiaries, and the net worth (after adjustments for intercompany balances) determined by TLGI on a consistent basis of each such Subsidiary as of a date reasonably proximate to the date of such list (which list shall note with respect to each Subsidiary any changes of greater than $5,000,000 in such net worth of such Subsidiary since the date of the last list of Subsidiaries delivered pursuant to this
     Section 7.1(k));
     --------------

          (l) so long as the WLSP Contingent Obligation shall be outstanding, together with the financial statements delivered pursuant to Sections
                                                                  --------
     7.1(a), 7.1(b), 7.1(c) and 7.1(d), a report specifying the Class B Invested
     ------  ------  ------     ------
     Amount as of the end of such calendar quarter;

          (m) together with the financial statements delivered pursuant to Sections 7.1(a), (b), (c) and (d), a summary prepared by an Authorized
     ---------------  ---  ---     ---
     Officer of TLGI setting forth the status of all Acquisitions by TLGI, the Borrower or any of their respective Subsidiaries for which (i) a letter of intent (or other documentation evidencing the intent of the parties to proceed with such Acquisition, including, without limitation, a definitive purchase agreement) has been executed by the parties during the period covered by such financial statements and continuing through the date of such summary, or (ii) such Acquisition has closed or otherwise been consummated during the period covered by such financial statements and continuing through the date of such summary, which summary shall include
     (x) a statement of the aggregate consideration paid to date and expected to be paid at any time thereafter in connection with such Acquisitions, calculated separately for the matters described in the foregoing clauses
                                                                      -------
     (i) and (ii), and (y) a list of all Acquisitions for which a provision
     ---     ----
     subjecting the parties to arbitration was not contained in the documentation governing the Acquisition;

          (n) together with the financial statements delivered pursuant to Sections 7.1(a), (b), (c) and (d), a detailed summary prepared by an Authorized Officer of TLGI (x) specifying all committed lines of credit to which any of TLGI, the Borrower or any Subsidiary of TLGI or the Borrower is party as of the date of such summary, identifying the total commitment and total outstandings under each such line of credit and the purpose thereof, and stating whether such lines of credit are purportedly secured under the terms of the Collateral Trust Agreement or otherwise, and (y) identifying each Finance Subsidiary which has been formed since the date of the last summary delivered pursuant to this Section 7.1(n), and describing
                                                 --------------
     any material changes in the capitalization, assets, or business and activities of each Finance Subsidiary since the date of the last summary delivered pursuant to this Section 7.1(n); and
                                --------------

          (o) promptly, such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

          7.2.  Use of Proceeds.  The Borrower will, and will cause each of its
                ----------------
Subsidiaries to, use the proceeds of the Advances and the Swing Line Loans to repay all outstanding loans and advances made under any or all of the Existing Credit Agreements and other Indebtedness identified on Annex 1 of Schedule 1
                                                                  ----------
hereto under the heading "Indebtedness to be Paid", to repay Advances and Swing Line Loans, to make Permitted Acquisitions or for general corporate and working capital purposes. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances or the Swing Line Loans to purchase or carry any "margin stock" (as defined in Regulation U). TLGI will not, nor will it permit any Subsidiary, to use proceeds of the Advances or the Swing Line Loans other than as contemplated in this Section 7.2.
                                                    -----------

          7.3.  Notices of Default, Litigation, Etc. TLGI and the Borrower will
                -----------------------------------
give notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default, (b) any payment, or any group of payments (whether or not related), whether in settlement or otherwise, in excess of $50,000,000, which a t any time are expected to be made at or after such time by TLGI, the Borrower or any Subsidiary in connection with any litigation, arbitrations, governmental investigations, proceedings or inquiries, whether individually or in the aggregate (it being understood that TLGI and the Borrower, in lieu of separately identifying each such expected payment, may group such payments to the extent deemed necessary to protect confidentiality), (c) any development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, and (d) any change in the practices and procedures of TLGI and the Borrower in effect on the date of this Agreement regarding acquisitions and litigation (which practices and procedures have been described prior to the date of this Agreement by representatives of TLGI and the Borrower to the Agent and the Lenders) which notice, in each of the foregoing cases, shall be given promptly and in any event within five Business Days after TLGI, the Borrower or the relevant Subsidiary becomes aware of the Default, Unmatured Default, payment, development, determination or change. Together with the financial statements delivered pursuant to Sections 7.1(a), (b), (c) and (d), TLGI and the Borrower
                      ---------------  ---  ---     ---
shall provide to the Agent (with sufficient copies for each Lender) a report, prepared as of the last day of each calendar quarter, (x) identifying in reasonable detail all litigation, arbitrations, governmental investigations and proceedings pending or, to the knowledge of any Authorized Officer, threatened against or affecting TLGI, the Borrower or any other Subsidiary for which the claim or matter involves an amount in excess of $1,000,000, (y) for all such litigation, arbitrations, governmental investigations and proceedings for which the claim or matter involves an amount in excess of $10,000,000, briefly summarizing the matter (including whether resolution of the matter could come before a jury), identifying the relief sought and the amount of the claim, and specifying whether the claim is covered by insurance, and (z) identifying in reasonable detail each payment in excess of $1,000,000 made during such calendar quarter, or expected to be made thereafter, in settlement of, or otherwise in satisfaction of, any litigation, arbitrations, governmental investigations, proceedings or inquiries. TLGI and the Borrower agree to discuss with the Agent and the Lenders, upon the request of the Agent or any Lender, the status of any litigation, arbitrations, governmental investigations, proceedings and inquiries and any settlements thereof.

          7.4.  Conduct of Business.  TLGI and the Borrower will, and will cause
                --------------------
each respective Subsidiary of it to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the date of this Agreement and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business requires it to be so authorized.

          7.5.  Taxes.  TLGI and the Borrower will, and will cause each
                ------
respective Subsidiary of it to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

          7.6.  Insurance.  TLGI and the Borrower will, and will cause each
                ----------
respective Subsidiary of it to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is customary in the industries in which TLGI, the Borrower and such Subsidiaries are engaged and which is consistent with sound business practice; provided, however, that, in any event, TLGI and the Borrower will
          --------  -------
maintain, and cause each respective Subsidiary of it to maintain, at all times insurance which, in the aggregate, is not materially less comprehensive in scope and policy amount than the insurance maintained by them collectively as of the date hereof. TLGI and the Borrower will furnish to any Lender upon request from time to time full information as to the insurance carried.

          7.7.  Compliance with Laws.  TLGI and the Borrower will, and will
                ---------------------
cause each respective Subsidiary of it to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its Properties may be subject.

          7.8.  Maintenance of Properties.  TLGI and the Borrower will, and will
                -------------------------
cause each respective Subsidiary of it to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          7.9.  Inspection.  TLGI and the Borrower will, and will cause each
                ----------
respective Subsidiary of it to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of TLGI, the Borrower and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of TLGI, the Borrower and each such Subsidiary, and to discuss the affairs, finances and accounts of TLGI, the Borrower and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or such Lender may designate.

          7.10. Distributions.  TLGI and the Borrower will not, nor will either
                -------------
permit any Subsidiary of it to, declare or make or incur any liability to make any Distribution, except:

          (a) dividends payable in the capital stock of TLGI, the Borrower or such Subsidiary;

          (b) Distributions to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner;

          (c) Distributions made by an SPV to TLGI, the Borrower or a Subsidiary in connection with a Permitted Receivables Securitization; and

          (d) other Distributions (in addition to those described in the foregoing clauses (a) and (b)) so long as, immediately after giving effect
               -----------     ----
     to declaration thereof in the case of dividends or the making thereof in the case of other proposed Distributions (the date of such event being referred to hereinafter as the "Distribution Date"), (i) the aggregate
                                     -----------------
     amount of Distributions declared in the case of dividends or made in the case of other Distributions pursuant to this clause (d), during the period
                                                  ----------
     from and after January 1, 1996, to and including the Distribution Date, would not exceed the Consolidated Distributable Amount as of the Distribution Date, and (ii) no Default or Unmatured Default shall have occurred and be continuing.

For the purposes of making the foregoing computations, the amount of any Distribution declared, paid or distributed in property or assets of TLGI or the Borrower or any other Subsidiary shall be deemed to be the greater of the book value or Fair Value (as determined in good faith by the board of directors of TLGI) of such property or assets as of the date of declaration in the case of a dividend and the date of payment in the case of any other Distribution.

          7.11. Indebtedness.  TLGI and the Borrower will not, nor will either
                -------------
permit any Subsidiary of it to, create, incur or suffer to exist any Indebtedness, except:

          (a)   the Revolving Loans, the Swing Line Loans and the L/C
     Obligations;

          (b) Indebtedness (i) existing as of the close of business on December 31, 1995, and described in Schedule 1 hereto or (ii) incurred on
                                         ----------
     or after January 1, 1996, but only to the extent expressly described on
     Schedule 1 hereto;
     ----------

          (c) Rentals other than Capitalized Lease Obligations and Synthetic Lease Obligations;

          (d) Indebtedness of TLGI, the Borrower or any Subsidiary of TLGI owing to TLGI, the Borrower or any Subsidiary of TLGI;

          (e)   subject to the final paragraph of this Section 7.11 (measured at
                                                       ------------
     the time of initial investment by a purchaser or other investor in Receivables Program Assets, but not at the time of reinvestment of proceeds thereof in other Receivables Program Assets), Indebtedness of TLGI, the Borrower or any Subsidiary in connection with a Permitted Receivables Securitization;

          (f)   subject to the final paragraph of this Section 7.11, additional
                                                       ------------
     Indebtedness of any Subsidiaries of TLGI (other than the Borrower), provided that such Indebtedness, when added to the aggregate outstanding Indebtedness of all such Subsidiaries which is described on Schedule 1
                                                                 ----------
     hereto, does not at any time exceed 10.0% of Consolidated Net
     Worth at such time; and

          (g)    subject to the final paragraph of this Section 7.11, additional
                                                        ------------
     Indebtedness issued or incurred by TLGI or the Borrower, provided that after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness would not exceed 60% of Consolidated Capitalization.

          Notwithstanding the foregoing, but subject to the last two sentences of this paragraph, any Indebtedness otherwise permitted under any of the foregoing Sections 7.11(e), (f) and (g) shall not be permitted unless at the
          ----------------- ---     ---
time of the incurrence of such Indebtedness, and after giving pro forma effect
                                                              ---------
thereto, the Consolidated Fixed Charges Coverage Ratio is at least equal to 2.25:1.00. (The acquisition by TLGI or any of its Subsidiaries of a new Subsidiary which is obligated in respect of any Indebtedness shall be deemed for purposes of this Section to be the incurrence of such Indebtedness by such new Subsidiary on the date it becomes a Subsidiary of TLGI.) During any period of time that (i) the ratings assigned to the senior unsecured and unenhanced long-term Indebtedness of TLGI by each of Standard & Poor's and Moody's (collectively, the "Rating Agencies") are no less than BBB- and Baa3,
                    ---------------
respectively (the "Investment Grade Ratings"), and (ii) no Default or Unmatured
                   ------------------------
Default has occurred and is continuing, the restriction contained in the first sentence of this paragraph shall not be applicable. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the restriction contained in the first sentence of this paragraph shall be applicable on a prospective basis until both of the Rating Agencies thereafter assign Investment Grade Ratings to the senior unsecured and unenhanced long-term Indebtedness of TLGI.

          7.12. Merger.  TLGI and the Borrower will not, nor will either permit
                ------
any Subsidiary of it to, merge, amalgamate or consolidate with or into any other Person, except that (a) a Subsidiary (other than the Borrower) may merge with TLGI, the Borrower, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner, subject to the further condition that if TLGI or the Borrower is a party to any such permitted merger, TLGI or the Borrower, as applicable, shall be the surviving corporation and (b) a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof may amalgamate with another Regional Partner or Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof, it being understood that neither TLGI nor the Borrower may so amalgamate.

          7.13. Sale of Assets.  TLGI and the Borrower will not, nor will either
                --------------
permit any Subsidiary of it to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of inventory in the ordinary course of business, (b) leases, sales or other dispositions of its Property to a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner (provided that if any such Property is subject to the Collateral Trust Agreement, then such lease, sale or other disposition shall be permissible hereunder only to the extent that the lessee or transferee thereof shall have executed documentation satisfactory to the Agent maintaining the security interest in the Property in favor of the Collateral Agent for the benefit of the Secured Parties), (c) subject to the requirements of Section 2.10(b) hereof, other sales or other dispositions of its
                ---------------
Property subject to the requirement that the net proceeds of each such sale or other disposition of Property are reinvested, within 180 days following consummation of such sale or other disposition, in the business of TLGI, the Borrower and the Subsidiaries of either as conducted in accordance with the requirements of Section 7.4, and that immediately before and after giving
                -----------
effect to such sale, no Default or Unmatured Default shall have occurred and be continuing, (d) Permitted Receivables Securitizations, and (e) sales of cemetery properties (provided that such sales (i) are on commercially reasonable terms, (ii) occur within 30 days of the acquisition by TLGI, the Borrower or a Subsidiary of such cemetery property, (iii) give rise to an Investment of the type described in, and permitted by, Section 7.16(m), and (iv) do not involve
                                     ---------------
cemetery properties with an aggregate Fair Value in excess of $50,000,000 for all such cemetery properties sold in any calendar year).

          7.14. Prepayments.  TLGI and the Borrower will not, nor will either
                -----------
permit any Subsidiary of it to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of TLGI or the Borrower or any such Subsidiary, other than (a) Indebtedness arising hereunder or under other credit facilities or Permitted Receivables Securitizations of a revolving nature, (b) Indebtedness between or among TLGI, the Borrower or any Subsidiary, (c) Indebtedness arising under the MEIP Credit Agreement (but only to the extent prepayments or redemptions thereof are made in accordance with the requirements of the MEIP Credit Agreement which are contained in the MEIP Credit Agreement as in effect on the date hereof), and (d) other Indebtedness so long as such Indebtedness either (i) (A) was incurred in connection with an Acquisition and (B) is prepaid within 180 days of the closing of such Acquisition or (ii) (A) is prepaid in full and (B) does not exceed $10,000,000 (such limitation to apply to each individual prepayment pursuant to this clause (ii) and not in the aggregate).

          7.15. Affiliates.  TLGI and the Borrower will not, nor will either
                ----------
permit any Subsidiary of it to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of TLGI's, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to TLGI, the Borrower or such Subsidiary than TLGI, the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; provided, however, that
                                                       --------  -------
the foregoing terms of this Section 7.15 shall not apply to (i) transactions
                            ------------
between or among

TLGI, any Wholly-Owned Subsidiary of TLGI and any Regional Partner and (ii) transactions with an SPV which are related to a Permitted Receivables Securitization.

          7.16. Investments.  TLGI and the Borrower will not, nor will either
                -----------
permit any Subsidiary of it to, make or suffer to exist any Investments, or commitments therefor, except:

          (a) Investments (i) in existence as of the close of business on December 31, 1995, and described in Schedule 1 hereto or (ii) arising on or
                                         ----------
     after January 1, 1996, but only to the extent expressly described on
     Schedule 1 hereto;
     ----------

          (b)   Investments by TLGI or the Borrower or any Subsidiary in and to
     (i) any Subsidiary (other than LMIC or any other Subsidiary not engaged in one or more of the TLGI Lines of Business), including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary (other than as specified in the foregoing parenthetical), (ii) LMIC, but only to the extent of the aggregate initial par value of the capital stock thereof issued to the Borrower upon the incorporation of LMIC, and (iii) any other Person provided that such Person is engaged primarily in one or more of the TLGI Lines of Business;

          (c) Investments in property or assets to be used in the ordinary course of business of TLGI and the Borrower and the other Subsidiaries conducted as described in Section 7.4 of this Agreement;
                               -----------

          (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by TLGI or the Borrower or any other Subsidiary, is accorded one of the two highest commercial paper ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

          (e) Investments in direct obligations of the United States, any agency or instrumentality of the United States, the federal government of Canada or any agency or instrumentality of the federal government of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States or Canada, as the case may be, in either case maturing in three years or less from the date of acquisition thereof;

          (f) Investments in direct obligations of any Province of Canada or any municipality within a Province of Canada or any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by TLGI or the Borrower or any other Subsidiary, is accorded one of the two highest long-term debt ratings by

     Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

          (g) Investments in certificates of deposit or bankers' acceptances with a maturity of under one year issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any Province thereof, Japan or any member of the European Union, having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by Standard & Poor's;

          (h) Investments in money market and auction rate preferred stock issued by Persons organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof rated "A" or better by Standard & Poor's or "A" or better by Moody's, or an equivalent rating by any other United States nationally recognized credit rating agency of similar standing;

          (i) Investments in mutual funds investing in assets described in clause (d), (e), (f) or (g) above which in any such case would be
     ----------  ---  ---    ---
     classified as a current asset in accordance with U.S. GAAP and which are managed by a fund manager of recognized United States or Canadian national standing and having share capital of at least $100,000,000 or having at least $250,000,000 under management;

          (j) Investments of funds received by TLGI or the Borrower or any other Subsidiary in the ordinary course of business, which funds are required to be held in trust for the benefit of others by TLGI, the Borrower or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of TLGI or the Borrower or any other Subsidiary;

          (k) Investments of funds by any Subsidiary which is engaged in the insurance business which are invested and managed by such Subsidiary in the ordinary course of its regulated insurance business and insurance operations;

          (l)   Investments constituting Permitted Acquisitions;

          (m) Investments in promissory notes issued and options granted by purchasers of cemetery properties sold by the Borrower or any of its Affiliates (but only to the extent permitted by Section 7.13(e)); provided,
                                                     ----------------  --------
     however, that such promissory notes are issued and such options are granted
     -------
     on commercially reasonable terms and the aggregate outstanding principal amount of such promissory notes at any time shall not exceed $100,000,000, and provided, further, that for each such Investment, the related sale and
         --------  -------
     such Investment have not been challenged, or threatened to be challenged, by any Governmental Authority;

          (n) Investments in SPV's and in Receivables Program Assets in connection with Permitted Receivables Securitizations; and

          (o)   other Investments (in addition to those permitted by clauses (a)
                                                                     -----------
     through (n) above) so long as immediately after giving effect to the making
             ---
     of any such Investment the aggregate amount of all outstanding Investments made pursuant to this Section 7.16(o) would not exceed 3% of Consolidated
                           ---------------
     Net Worth;

provided, however, that notwithstanding any provision to the contrary herein,
- --------  -------
none of TLGI, the Borrower or any Subsidiary of either shall make any Investment in any Person effectively located outside of the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, the Borrower or any Subsidiary of either in any Persons effectively located outside of the United States or Canada would exceed an amount equal to 5% of Consolidated Net Worth. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation.

          7.17. Negative Pledge.  TLGI and the Borrower will not, nor will
                ---------------
either permit any Subsidiary of it (other than an SPV in connection with a Permitted Receivables Securitization) to, enter into any agreement or other arrangement under the terms of which TLGI, the Borrower or any Subsidiary of TLGI or the Borrower (other than any such SPV) would be restricted from (i) performing its respective obligations under the Collateral Trust Agreement or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Collateral Agent, the Lenders or the L/C Issuer.

          7.18. Liens.  TLGI and the Borrower will not, nor will either permit
                -----
any Subsidiary of either to, create, incur or suffer to exist any Lien in, of or on the Property of TLGI, the Borrower or such Subsidiary, as applicable, except:

          (a) Liens granted to the Agent or the Collateral Agent for the benefit of the Lenders, the L/C Issuer and the other Secured Parties pursuant to the Loan Documents;

          (b) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation (except ERISA);

          (e) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of TLGI, the Borrower or any other Subsidiary;

          (f) Liens existing as of the close of business on December 31, 1995, and described in Schedule 1 hereto or (ii) created or incurred on or after
                      ----------
     January 1, 1996, but only to the extent expressly described on Schedule 1
                                                                    ----------
     hereto;

          (g) Liens created or incurred after December 31, 1995, given to secure Indebtedness incurred or assumed by TLGI or any Subsidiary of TLGI in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of TLGI or such Subsidiary, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition by TLGI or such Subsidiary of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirements that (i) the Lien shall attach solely to the fixed assets acquired or purchased by TLGI or such Subsidiary, (ii) the Lien shall have been created or incurred within 180 days after the date of acquisition or completion of construction of such property or assets, and
     (iii) all such Indebtedness shall have been incurred or assumed within the limitations provided in Section 7.11, and provided that Liens shall be
                             ------------
     permitted under this Section 7.18(g) only to the extent that the aggregate
                          ---------------
     amount of Indebtedness of TLGI and its Subsidiaries outstanding at any time which is secured by Liens described in either Section 7.18(f) or this
                                                   ---------------
     Section 7.18(g) shall not exceed 7.5% of Consolidated Net Worth at such
     ---------------
     time;

          (h) Liens on Receivables and Receivables Related Assets arising in connection with any Permitted Receivables Securitization;

          (i) Liens granted to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner by any Subsidiary (other than the Borrower);

          (j) Liens on certain intercompany Indebtedness of the Borrower granted under the terms of the MEIP Credit Agreement as in effect on the date of this Agreement;

          (k)   in addition to Liens permitted by the preceding clause (g),
                                                                ----------
     Liens given to secure Indebtedness of TLGI, the Borrower or any Subsidiary of TLGI, provided that the aggregate amount of Indebtedness outstanding at
              --------
     any time which is secured thereby shall not exceed $5,000,000; and

          (l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (f) and (g) hereof in respect of the same property or
                   -----------     ---
     assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i)
                                                               --------
     such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

          7.19. Minimum Consolidated Net Worth. TLGI will maintain at all times
                ------------------------------
a Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) of at least the sum of

          (a) Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) as of December 31, 1995, plus

          (b) the net proceeds to the Borrower from consummation of the Equity Placement and the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof, plus

          (c) the sum of 50% of Consolidated Net Income for each fiscal quarter ended after January 1, 1996 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

          (d) 66-2/3% of the aggregate amount of the net cash proceeds received by TLGI and the Borrower and the other Subsidiaries from the issuance or sale on and after January 1, 1996 (other than sales or issuances to TLGI or the Borrower or any other Subsidiary and other than pursuant to the Equity Placement or in connection with the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof) of capital stock of TLGI or Indebtedness of TLGI, the Borrower or any other Subsidiary which has been converted into capital stock of TLGI.

          7.20. Minimum Consolidated Tangible Net Worth.  TLGI will maintain at
                ---------------------------------------
all times a Consolidated Tangible Net Worth (excluding the cumulative effect of currency translation adjustments) of at least $150,000,000.

          7.21. Maximum Consolidated Indebtedness to Consolidated
                -------------------------------------------------
Capitalization. TLGI will not permit the ratio of Consolidated Indebtedness to
- --------------
Consolidated Capitalization at any time to exceed 0.60 to 1.00.

          7.22. Interest Charges Coverage.  TLGI will at all times maintain (a)
                -------------------------
a ratio of EBITDA for the most recently ended period of four consecutive fiscal quarters of TLGI to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.750 to 1.00 and (b) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than 1.50 to 1.00.

          7.23.  Maximum Consolidated Indebtedness to Adjusted EBITDA. TLGI will
                 ----------------------------------------------------
not permit the ratio of Consolidated Indebtedness for the most recently ended period of four consecutive fiscal quarters of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters (x) to be greater than 5.50 to 1.00 at any time through and including December 31, 1996 or (y) to be greater than
5.00 to 1.00 at any time after December 31, 1996.

          7.24. Covenants Not to Compete.  TLGI and the Borrower will not, nor
                ------------------------
will either permit any Subsidiary of either to, create, incur or suffer to exist obligations to make payments in respect of covenants not to compete, determined in the aggregate for TLGI, the Borrower and the Subsidiaries of each, and payable during any one fiscal year, in excess of 5% of the gross revenues of TLGI, the Borrower and all such Subsidiaries for such fiscal year.

          7.25. Ownership of the Borrower.  TLGI will at all times maintain the
                -------------------------
Borrower as a Wholly-Owned Subsidiary of TLGI.

          7.26. Acquisitions.  TLGI and the Borrower will not, nor will either
                ------------
permit any Subsidiary of either to, make any Acquisition of any Person other than a Permitted Acquisition.

          7.27. Pledge of Stock and Grant of Security Interest in Certain
                ---------------------------------------------------------
Assets. TLGI and the Borrower will, and will cause each respective Pledgor
- ------
Subsidiary of it to, pledge all outstanding shares of capital stock and other equity interests of any Subsidiary of TLGI or the Borrower (other than any SPV which engages in a Permitted Receivables Securitization) held by it or held by any Subsidiary (other than any SPV which engages in a Permitted Receivables Securitization) of it from time to time (including, in the case of TLGI, the Borrower), and the Borrower shall grant a security interest in all of its financial assets (including, without limitation, accounts receivable and bank accounts), in each case pursuant to the terms of the Collateral Trust Agreement. All such shares of capital stock and other equity interests shall be pledged, and all such security interests shall be granted, solely to secure the Obligations and any other Senior Obligations outstanding from time to time; provided, however, that such pledges
                                           --------  -------
of capital stock and other equity interests, and such grants of security interests, shall secure the Senior Obligations (other than the Obligations and the other Senior Obligations identified on Schedule 3 hereto) only to the extent
                                           ----------
that the Borrower shall have so elected and given notice thereof to the Collateral Agent and the Agent. Within 60 days of the date of closing for each Major Acquisition of a Person, TLGI and the Borrower shall deliver to the Agent an opinion of counsel addressed to the Agent and the Lender to the effect that all ownership interests in such Person acquired in such Major Acquisition have been duly and validly subjected to the lien granted to the Collateral Agent under the terms of the Collateral Trust Agreement and that all actions to perfect such lien have been duly and validly taken, such opinions to be satisfactory to the Agent in form and substance.

          7.28. Subsidiaries.  TLGI and the Borrower will not permit any of
                ------------
their respective Subsidiaries (other than the Borrower in the case of TLGI's Subsidiaries) at any time to (i) issue any preferred stock of any type or nature (provided that such limitation shall not apply to any Subsidiary which has no operations and exists solely as a special purpose finance entity, and provided further that such limitation shall not prohibit the issuance of preferred stock to TLGI or any Wholly-Owned Subsidiary of TLGI), or (ii) except in the case of an SPV which engages in a Permitted Receivables Securitization, agree by contract or otherwise to any restriction on the right and ability of such Subsidiary to declare and pay dividends and make other distributions to its shareholders (other than the restrictions set forth in this Agreement and the other Loan Documents). TLGI and the Borrower will not permit any Indebtedness owed by them to any Subsidiaries to be secured pursuant to the Collateral Trust Agreement unless (a) the Subsidiary to which such Indebtedness is owed is a Finance Subsidiary which is a Wholly-Owned Subsidiary, (b) the security interest securing such Indebtedness is subordinated in accordance with the terms and conditions of the Collateral Trust Agreement, (c) all shares of capital stock or other equity interests of such Subsidiary are pledged under the terms of the Collateral Trust Agreement, (d) such Subsidiary has no obligations other than Indebtedness owed to TLGI or the Borrower or an Affiliate of TLGI, and other than obligations to purchase accounts receivable or other financial assets of an Affiliate of TLGI, (e) such Subsidiary has no material assets other than Indebtedness owed to it by TLGI or the Borrower or an Affiliate of TLGI, and other than the accounts receivable and other financial assets described in the foregoing clause (d), and (f) such Subsidiary has no activities or operations
          ----------
other than the issuance of its capital stock or other equity interests and the purchase and administration of the accounts receivable and other financial assets described in the foregoing clause (d), and other than the holding by it
                                  ----------
of Indebtedness, accounts receivable and other financial assets described in the foregoing clause (e).
          ----------

          7.29. Subsidiaries' Stock.  TLGI and the Borrower will cause:
                -------------------

          (a) each Canadian Subsidiary incorporated under the laws of British Columbia, the shares of which are Pledged Shares under the Collateral Trust Agreement, to ensure that its constating documents do not contain any restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement;

          (b) the board of directors of each Canadian Subsidiary incorporated under the laws of Nova Scotia or Prince Edward Island, the shares of which are Pledged Shares under the Collateral Trust Agreement, to pass a resolution consenting to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement; and

          (c) the directors and shareholders of each Canadian Subsidiary incorporated under the federal laws of Canada, or the laws of Quebec, Ontario, Manitoba, Saskatchewan or Alberta, the share of which are Pledged Shares under the Collateral Trust Agreement, to execute and deliver an unanimous shareholders agreement to the Trustee providing for the consent of the shareholders to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement.

Except as set out in clauses (d) and (e), TLGI and the Borrower will, and will cause each U.S. Subsidiary, the shares of which are Pledged Shares under the Collateral Trust Agreement, to take any and all actions necessary to ensure that there are no restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement, except with respect to any and all restrictions under Applicable Law. The foregoing sentence does not apply to:

          (d) the interests of TLGI, the Borrower or any Pledgor Subsidiary in any limited partnership or limited liability company where the restriction is required to preserve the tax status of the entity; and

          (e)   the shares listed in Schedule 6 hereto.
                                     ----------

     The actions described in this Section 7.29 must be completed with respect
                                   ------------
to any Subsidiary no later than 90 days after any of such Subsidiary's shares become Pledged Shares under the Collateral Trust Agreement.

     The terms "Pledged Shares", "Trustee" and "Applicable Law", as used in this

Section 7.29, have the meanings specified in the Collateral Trust Agreement.
- ------------

                                 ARTICLE VIII
                                   DEFAULTS

          8.    Defaults.  The occurrence of any one or more of the following
                --------
events shall constitute a Default:

          8.1. Any representation or warranty made or deemed made by or on behalf of TLGI, the Borrower or any Pledgor Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Revolving Loan, any Swing Line Loan, any Letter of Credit, any Guaranty, the Collateral Trust Agreement, any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

          8.2. Nonpayment of principal of any Revolving Loan or Swing Line Loan when due, or nonpayment of interest upon any Revolving Loan or Swing Line Loan or of any commitment fee or other obligations (including, without limitation, Reimbursement Obligations) under any of the Loan Documents within three Business Days after the same becomes due.

          8.3. The breach by TLGI, the Borrower or any Subsidiary of either of any of the terms or provisions of Section 7.2, Section 7.3(a), Sections 7.10
                                  -----------  --------------  -------------
through 7.14, or Sections 7.16 through 7.28; provided, however, any failure to
        ----     -------------         ----  --------  -------
provide notice of any Unmatured Default pursuant to Section 7.3(a) shall not
                                                    --------------
give rise to a Default under this Section 8.3 if such Unmatured Default may be
                                  -----------
cured pursuant to the terms of this Agreement and is in fact cured prior to maturing into a Default.

          8.4. The breach by TLGI, the Borrower or any Subsidiary of either (other than a breach which constitutes a Default under Section 8.1, 8.2 or 8.3)
                                                       -----------  ---    ---
of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within the earlier to occur of (x) 30 days after written notice from the Agent or any Lender or (y) 30 days after any Executive Officer first has knowledge thereof.

          8.5. Failure of TLGI, the Borrower or any Subsidiaries of either to pay any Indebtedness equal to or exceeding $5,000,000 in the aggregate for TLGI, the Borrower and such Subsidiaries when due; or the default by TLGI, the Borrower or any Subsidiaries of either in the performance of any term, provision or condition contained in any agreement under which any Indebtedness equal to or exceeding $5,000,000 in the aggregate for TLGI, the Borrower and such Subsidiaries was created or is governed, or any other event shall occur or condition exist the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of TLGI, the Borrower or any Subsidiaries of either equal to or exceeding $5,000,000 in the aggregate for all such Persons shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or TLGI, the Borrower or any Subsidiary of either shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

          8.6. TLGI, the Borrower or any Subsidiary of either shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its Property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction including, without limitation, any application under The Bankruptcy and Insolvency Act (Canada) or The Companies' Creditors Arrangement Act (Canada), the filing of a proposal or notice under The Bankruptcy and Insolvency Act (Canada) or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.6, or (f) fail to contest in good faith any
                          -----------
appointment or proceeding described in Section 8.7.
                                       ------------

          8.7. Without the application, approval or consent of TLGI, the Borrower or any Subsidiary of either, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for TLGI, the Borrower or any Subsidiary or any of its Property, or a proceeding described in Section 8.6(d) shall be instituted against TLGI, the
                        --------------
Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          8.8. Any court, government or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of (each a

"Condemnation"), all or any portion of the Property of TLGI, the Borrower or any
- -------------
of the Subsidiaries of either which, when taken together with all other Property of TLGI, the Borrower and such Subsidiaries so condemned, seized, appropriated or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

          8.9. TLGI, the Borrower or any Subsidiary of either shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, unless such judgment or order has been stayed on appeal or otherwise is being appropriately contested in good faith and against which appropriate reserves have been established in accordance with GAAP (provided that, in any event, execution of such judgment or order has been effectively stayed and no execution thereof has commenced and is continuing).

          8.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, shall occur in connection with any Plan, or a contribution failure sufficient to give rise to a lien under section 302(f) of ERISA shall occur with respect to any Single Employer Plan.

          8.11. TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by TLGI or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum.

         8.12. TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of TLGI and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

          8.13. TLGI, the Borrower or any Subsidiary of either shall be the subject of any proceeding or investigation pertaining to the release by TLGI, the Borrower or any such Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any environmental, health or safety law or regulation of any Governmental Authority, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          8.14. Any Change of Control shall occur.

          8.15. Any Guaranty shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

          8.16. The Collateral Trust Agreement shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Collateral Trust Agreement, or any pledgor thereunder shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of the Collateral Trust Agreement, or any pledgor thereunder shall deny that it has any further liability under the Collateral Trust Agreement, or shall give notice to such effect, or any portion of the shares of stock pledged, or security interests granted, pursuant to the Collateral Trust Agreement shall cease to be validly perfected in favor of the Collateral Agent for the benefit of the Secured Parties, or (except as otherwise provided in the Collateral Trust Agreement and except to the extent such pledged shares represent Minority Interests) such pledged shares shall fail to represent 100% of the outstanding shares of stock of the Subsidiaries whose shares of stock are subject to the Collateral Trust Agreement.

          8.17. A Material Judgment Event shall have occurred and 90 days shall have passed without one or more of the judgments, awards or other orders giving rise to such Material Judgment Event having been vacated such that on such 90th day the aggregate amount of all judgments, awards and orders entered against any of TLGI, the Borrower or any of their respective Subsidiaries which shall have been outstanding for at least 90 days without having been finally satisfied in full or vacated shall be in excess of $100,000,000.


                                  ARTICLE IX
                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          9.1.  Acceleration.  If any Default described in Section 8.6 or 8.7
                ------------                               -----------    ---
occurs with respect to TLGI or the Borrower (but not with respect to any other Subsidiary), the obligations of the Lenders to make Revolving Loans or purchase participations in Swing Line Loans and Letters of Credit hereunder and the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the L/C Issuer to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the L/C Issuer, the Swing Line Lender or any Lender. If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Revolving Loans and purchase participations in Swing Line Loans and Letters of Credit hereunder, whereupon the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the L/C Issuer to issue Letters of Credit hereunder shall also terminate or be suspended, or (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which TLGI and the Borrower hereby expressly waive, or (c) take the action described in both the preceding clause (a) and the preceding clause (b).
          ----------                   ----------

          If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Revolving Loans hereunder as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with
                                                       -----------    ---
respect to TLGI, the Borrower or any other Subsidiary) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to TLGI and the Borrower, rescind and annul such acceleration and/or termination.

          9.2.  Amendments.  Subject to the provisions of this Article IX, the
                ----------                                     ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders), TLGI and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, TLGI or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental
                                  --------  -------
agreement shall, without the consent of each Lender affected thereby:

          (a) extend the Commitment of any Lender, extend the maturity of any Revolving Loan, extend the final maturity beyond the Facility Termination Date of any Swing Line Loan or Reimbursement Obligation, extend the expiry date of any Letter of Credit beyond the date which is five Business Days immediately preceding the Facility Termination Date, or forgive all or any portion of the principal amount of any Revolving Loan, Swing Line Loan or Reimbursement Obligation or any interest or fees, or reduce the rate or extend the time of payment of interest or fees on any Revolving Loan, Swing Line Loan, Reimbursement Obligation, Commitment or Letter of Credit;

          (b) reduce the percentage specified in the definition of Required Lenders;

          (c) reduce the amount or extend the payment date for the mandatory payments required under Section 2.2, 2.19 or 2.20, reduce the amount of or
                             -----------  ----    ----
     extend the reduction date for any mandatory reduction of the Aggregate Commitment required by Section 2.10(b), or increase the amount of the
                            ---------------
     Commitment of any Lender hereunder, or permit TLGI or the Borrower to assign its rights under this Agreement;

          (d)   amend this Section 9.2 or Section 13.1(a);
                           -----------    ---------------

          (e)   release any Guarantor other than as contemplated in Section
                                                                    -------
     10.15 or as set forth in the Collateral Trust Agreement; or
     -----

          (f) prior to the appointment of Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, release any collateral pledged pursuant to the Collateral Trust Agreement other than in connection with an Approved Sale.

Following the appointment of any Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Lenders and the Agent agree that any instructions or directions to be given by the Lenders to the Enforcement Representatives appointed by the Lender shall be valid if given by action of the Required Lenders and any action to be taken by them with respect to enforcement or other remedies shall be taken solely in accordance with the terms of the Collateral Trust Agreement. The Lenders and the Agent agree (unless otherwise approved by all of the Lenders) that any vote to be taken by the Lenders under the terms of the Collateral Trust Agreement (whether involving the release of collateral pledged thereunder, enforcement actions, amendments, waivers or otherwise) shall be taken solely by the Agent casting votes on behalf of each Lender, such votes to be cast identically by the Agent on behalf of each Lender and to be based upon the actions (if any) of the Lenders taken pursuant to, and in accordance with, the terms of this Agreement. No amendment of any provision of this Agreement relating in any way to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating in any way to the L/C Issuer or any or all of the Letters of Credit shall be effective without the written consent of the L/C Issuer and the Agent. No amendment of any provision of this Agreement relating in any way to the Swing Line Lender, the Swing Line Commitment or any or all of the Swing Line Loans shall be effective without the written consent of the Swing Line Lender and the Agent. No amendment of any provision of this Agreement relating in any way to the Documentation Agent shall be effective without the written consent of the Documentation Agent. The Agent may waive payment of the fee required under
Section 13.3.2 without obtaining the consent of any other party to this
- --------------
Agreement.

          9.3.   Preservation of Rights.  No delay or omission of the Lenders or
                 ----------------------
any of them or the Agent, the Documentation Agent, the L/C Issuer or the Collateral Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Revolving Loan or a Swing Line Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Revolving Loan or Swing Line Loan or Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to Section 9.2,
                                                                    -----------
and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent, the Lenders, the L/C Issuer and the Collateral Agent (and to the extent expressly set forth, the Documentation Agent) until the Obligations have been paid in full.

                                   ARTICLE X
                               GENERAL PROVISIONS

          10.1.  Survival of Representations.  All representations and
                 ---------------------------
warranties of TLGI and the Borrower contained in this Agreement shall survive the occurrence of the effectiveness of this Agreement and the making of the Revolving Loans and the Swing Line Loans and the issuance of the Letters of Credit herein contemplated.

          10.2.  Governmental Regulation.  Anything contained in this Agreement
                 -----------------------
to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower and the L/C Issuer shall not be obligated to issue any Letter of Credit in violation of any limitation or prohibition provided by any applicable statute or regulation.

          10.3.  Stamp Duties.  The Borrower shall pay and forthwith on demand
                 ------------
indemnify each of the Agent, each Lender and the L/C Issuer against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document.

          10.4.  Headings.  Section headings in the Loan Documents are for
                 --------
convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

          10.5.  Entire Agreement; Independence of Covenants.  The Loan
                 -------------------------------------------
Documents (together with the fee letter agreement described herein) embody the entire agreement and understanding among TLGI, the Borrower, the Agent, the Lenders, the L/C Issuer and the Collateral Agent and supersede all prior agreements and understandings among TLGI, the Borrower, the Agent, the Lenders, the L/C Issuer and the Collateral Agent relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

          10.6.  Several Obligations; Benefits of this Agreement.  The
                 -----------------------------------------------
respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

          10.7.  Expenses; Indemnification.  The Borrower shall reimburse the
                 -------------------------
Agent and the Documentation Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Documentation Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification and administration of the Loan Documents. Such costs, charges and out-of-pocket expenses shall include, without limitation, those arising in connection with the litigation audit conducted by the Agent and its counsel, and all such costs, charges and out-of-pocket expenses shall be payable regardless of whether the transactions contemplated by this Agreement and the other Loan Documents shall ever be consummated. TLGI and the Borrower also agree to reimburse the Agent, the L/C Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the L/C Issuer and the Lenders, which attorneys may be employees of the Lenders) paid or incurred by the Agent, the L/C Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. TLGI and the Borrower further agree to indemnify the Agent, the Documentation Agent, the L/C Issuer and each Lender, and its directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Documentation Agent, the L/C Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Revolving Loan, Swing Line Loan or Letter of Credit hereunder. Without limiting the generality of the foregoing, in the event that any of the Agent, the Documentation Agent, the L/C Issuer or any Lender (each an "Indemnified Party") becomes involved in any capacity in any action,
          -----------------
proceeding or investigation brought by or against any Person, including stockholders of TLGI, in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein, TLGI and the Borrower, jointly and severally, periodically will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. TLGI and the Borrower, jointly and severally, also will indemnify and hold such Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such Person in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject hereof. If for any reason the foregoing indemnification is unavailable to an Indemnified Party or insufficient to hold it harmless, then TLGI and the Borrower, jointly and severally, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of TLGI, the Borrower and their stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated herein as well as the relative fault of TLGI, the Borrower and such Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of TLGI and the Borrower hereunder shall be in addition to any liability which TLGI and the Borrower may otherwise have, shall extend upon the same terms and conditions to any Affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling Persons (if any), as the case may be, of such Indemnified Party and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of TLGI, the Borrower, the Indemnified Parties, any such Affiliate and any such Person. TLGI and the Borrower also agree that neither any Indemnified Party nor any of such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to TLGI, the Borrower, any Person asserting claims on behalf of or in right of TLGI or the Borrower or any other Person in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein except to the extent that any losses, claims, damages, liabilities or expenses incurred by TLGI or the Borrower result from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject hereof. The obligations of TLGI and the Borrower under this Section
                                                                     -------
10.7 shall survive the termination of this Agreement.
- ----

          10.8.  Numbers of Documents.  All statements, notices, closing
                 --------------------
documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may retain one and furnish one to each of the Lenders.

          10.9.  Accounting; Currency Conversions.  Except as provided to the
                 --------------------------------
contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; provided, however, that (a) to the extent that any change
                       --------  -------
in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, TLGI and the Borrower agree that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent and (b) the MIPS shall be deemed to constitute capital stock of TLGI for purposes of this Agreement. To the extent that for purposes of computing any financial covenant or test or making any other accounting determination hereunder, any amount denominated in one currency must be converted into another currency, such conversion shall be made in a manner that accords with the currency conversion policies and procedures used in preparing the financial statements of TLGI, the Borrower and the other Subsidiaries on the basis of which the relevant computations or determinations are or will be made, unless the Required Lenders shall have specified an alternative basis for making such conversions.

          10.10. Severability of Provisions.  Any provision in any Loan Document
                 --------------------------
that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          10.11. Nonliability of Lenders.  The relationship between the
                 -----------------------
Borrower, on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand, shall be solely that of borrower and lender and the relationship between TLGI and the Subsidiaries (other than the Borrower), on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand, shall be construed accordingly. None of the Agent, the L/C Issuer or any Lender shall have any fiduciary responsibilities to TLGI, the Borrower or any other Subsidiary. None of the Agent, the L/C Issuer or any Lender undertakes any responsibility to TLGI, the Borrower or any other Subsidiary to review or inform TLGI, the Borrower or any other Subsidiary of any matter in connection with any phase of the business or operations of TLGI, the Borrower or any other Subsidiary.

          10.12. CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING
                 -------------
A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          10.13. CONSENT TO JURISDICTION.  EACH OF TLGI AND THE BORROWER HEREBY
                 -----------------------
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OF TLGI AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE L/C ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST TLGI OR THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TLGI OR THE BORROWER AGAINST THE AGENT, THE L/C ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE L/C ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT SITTING IN NEW YORK CITY.

          EACH OF THE BORROWER AND TLGI HEREBY IRREVOCABLY APPOINTS THELEN, MARRIN, JOHNSON & BRIDGES (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE
                                -------------
HEREOF AT 330 MADISON AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10017, ATTENTION:
DAVID P. GRAYBEAL, ESQ., AS ITS AGENT TO RECEIVE ON BEHALF OF THE BORROWER OR TLGI, AS APPLICABLE, AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND

COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER OR TLGI, AS APPLICABLE, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS WITH A COPY TO THE BORROWER OR TLGI, AS APPLICABLE, AT ITS ADDRESS FOR NOTICES HEREUNDER, AND THE BORROWER OR TLGI, AS APPLICABLE, HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF TLGI AND THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ITS ADDRESS FOR NOTICES HEREUNDER. EACH OF TLGI AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          10.14. WAIVER OF JURY TRIAL.  TLGI, THE BORROWER, THE AGENT, THE L/C
                 --------------------
ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          10.15. Confidentiality.  Each of the Agent, each Lender and the L/C
                 ---------------
Issuer agrees to hold any confidential information identified in writing as such which it may receive from TLGI, the Borrower or any other Subsidiary pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders, the L/C Issuer and the Agent and their respective Affiliates, (b) to legal counsel, accountants and other professional advisors to the Agent, the L/C Issuer or that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation or legal process, (e) to any Person in connection with any legal proceeding to which the Agent, the L/C Issuer or that Lender is a party and (f) permitted by Section
                                                                     -------
13.4.
- ----

          10.16. Judgment Currency.  If the Agent, the L/C Issuer or any Lender
                 -----------------
receives an amount in respect of the Borrower's or TLGI's liability under the Loan Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Loan Document,
(a) TLGI and the Borrower, as applicable, shall indemnify the Agent, the L/C Issuer or such Lender, as applicable, as an independent obligation against any loss, cost, expense or liability arising out of or as a result of the conversion; (b) if the amount received by the Agent, the L/C Issuer or such Lender, as applicable, when converted into the contractual currency at a market rate on the date of receipt by the Agent, the L/C Issuer or such Lender in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower or TLGI, as applicable, shall forthwith on demand pay to the Agent, the L/C Issuer or such Lender, as applicable, an amount in the contractual currency equal to the deficit; and (c) TLGI or the Borrower, as applicable, shall pay to the Agent, the L/C Issuer or such Lender, as applicable, on demand any exchange costs and taxes payable in connection with any such conversion. Each of the Borrower and TLGI waives any right it may have in any jurisdiction to the extent permitted by law to pay any amount under the Loan Documents in a currency other than that in which it is expressed to be payable.

          10.17. Canadian Interest Antidotes.  (a)  Notwithstanding any other
                 ---------------------------
provision of this Agreement, if and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced, then: (i) the amount of any charges for the use of money, expenses, fees, bonuses, commissions or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess; (ii) any remaining excess that has been paid will be credited towards repayment of the principal amount; and (iii) any overpayment that may remain after such crediting will be returned forthwith on demand. In this paragraph the terms "interest," "criminal rate" and "credit advanced" have the meaning ascribed to them in Section 347 of the Criminal Code (Canada).

          (b) If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360- or 365-day year is equivalent is the rate of interest determined as herein provided multiplied by the number of days in such year and divided by 360 or 365, as the case may be.

          10.18. Counterparts; Effectiveness.  This Agreement may be executed in
                 ---------------------------
any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective on the Effective Date.

                                   ARTICLE XI
                     THE AGENT AND THE DOCUMENTATION AGENT

          11.1.  Appointment.  Bank of Montreal is hereby appointed Agent
                 -----------
hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article XI.
                                                                    ----------
The Agent shall not have a fiduciary relationship in respect of TLGI, the Borrower, any other Subsidiary or any Lender by reason of this Agreement.

          11.2.  Powers.  The Agent shall have and may exercise such powers
                 ------
under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

          11.3.  General Immunity.  Neither the Agent nor any of its directors,
                 ----------------
officers, agents or employees shall be liable to any or all of TLGI, the Borrower, any other Subsidiary, the Lenders or the L/C Issuer for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

          11.4.  No Responsibility for Revolving Loans, Swing Line Loans,
                 -------------------------------------------------------
Recitals, Etc.   Neither the Agent nor any of its directors, officers, agents or
- ---------------
employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any extension of credit hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the
             ----------
Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders or the L/C Issuer information that is not required to be furnished by TLGI or the Borrower to the Agent at such time, but is voluntarily furnished by TLGI or the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

          11.5.  Action on Instructions of Lenders.  The Agent shall in all
                 ---------------------------------
cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in clauses (a) through
                                                             -----------
(f) of Section 9.2, each affected Lender, and such instructions and any action
- ---    -----------
taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Revolving Loans and participations in Swing Line Loans,

Reimbursement Obligations and Letters of Credit. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may
            --- ----
incur by reason of taking or continuing to take any such action.

          11.6.  Employment of Agents and Counsel.  The Agent may execute any of
                 --------------------------------
its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders or the L/C Issuer, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

          11.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to
                 ------------------------------
rely upon any record, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, with respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          11.8.  Agent's Reimbursement and Indemnification.  The Lenders agree
                 -----------------------------------------
to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents to the extent not otherwise reimbursed by the Borrower and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to
           --------
the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive
                                                  ------------
payment of the Obligations and termination of this Agreement.

          11.9.  Rights as a Lender.  In the event the Agent is a Lender, the
                 ------------------
Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with

TLGI, the Borrower or any other Subsidiary in which TLGI, the Borrower or any such other Subsidiary is not restricted hereby from engaging with any other Person.

          11.10. Lenders' Credit Decisions.  Each Lender acknowledges that it
                 -------------------------
has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by TLGI and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents

          11.11. Successor Agent.  The Agent may resign at any time by giving
                 ---------------
written notice thereof to the Lenders, the L/C Issuer and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. The Agent shall so resign if at any time it ceases to be a Lender. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent.
If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender (except for payments required to be made directly to the L/C Issuer) and for all other purposes shall deal directly with the Lenders and the L/C Issuer. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such
                   ----------
Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

          11.12. Agent's Fee.  The Borrower agrees to pay to the Agent, for its
                 -----------
own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated as of May 15, 1996, or as otherwise agreed from time to time.

          11.13. Documentation Agent.  The Documentation Agent shall have no
                 -------------------
rights, duties, liabilities or obligations under or in connection with this Agreement except for such rights as are expressly granted to it in this Agreement, including in Section 10.7, and the Documentation Agent shall not have
                        ------------
any fiduciary relationship in respect of TLGI, the Borrower, any other Subsidiary or any Lender by reason of this Agreement.


                                   ARTICLE XII
                            SETOFF; RATABLE PAYMENTS

          12.1.  Setoff.  In addition to, and without limitation of, any rights
                 ------
of the Lenders and the L/C Issuer under applicable law, if TLGI or the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or the L/C Issuer to or for the credit or account of TLGI or the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender or the L/C Issuer, whether or not the Obligations, or any part hereof, shall then be due.

          12.2.  Ratable Payments.  If any Lender, whether by setoff or
                 ----------------
otherwise, has payment made to it upon its Revolving Loans or its participation in Swing Line Loans, Reimbursement Obligations or Letters of Credit (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion
                              -----------  ---    ---
than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Loans and the participations in Swing Line Loans, Reimbursement Obligations and Letters of Credit held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Revolving Loans and its ratable participation in Swing Line Loans, Reimbursement Obligations and Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Revolving Loans, L/C Interest and Swing Line Interest. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XIII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          13.1.  Successors and Assigns.  The terms and provisions of the Loan
                 ----------------------
Documents shall be binding upon and inure to the benefit of TLGI, the Borrower, the Agent, the Documentation Agent, the Collateral Agent, the L/C Issuer and the Lenders and their respective successors and assigns, except that (a) neither TLGI nor the Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender (including the Swing Line Lender) must be made in compliance with Section 13.3. Notwithstanding clause (b) of the preceding
                ------------                  ----------
sentence, any Lender may at any time, without the consent of TLGI, the Borrower, the Agent, the Collateral Agent or the L/C Issuer, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however,
                                                           --------  -------
that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. In order to facilitate such assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit A hereto, evidencing the
                                              ---------
Revolving Loans owing to such Lender. The Agent may treat the payee of any Revolving Loan as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or,
                         ------------
in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Revolving Loan, a Swing Line Loan, a participation in a Swing Line Loan, a participation in a Letter of Credit or a participation in a Reimbursement Obligation agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents, and any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Revolving Loan, Swing Line Loan, participation in a Swing Line Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Loan, Swing Line Loan, participation in a Swing Line Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation.

          13.2.  Participations.
                 --------------

                 13.2.1  Permitted Participations; Effect.  Any Lender may, in
                         --------------------------------
          the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each such bank or other entity being referred to herein as a "Participant") participating interests in any Revolving Loan owing to such Lender, any Swing Line Interest or L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents; provided, however, that no Lender shall grant a
                              --------  -------
          participating interest to any entity which is engaged in any business which is competitive in any material respect with the business of TLGI, the Borrower or any of the Subsidiaries of TLGI. In the event of any such sale by a Lender of participating interests to a Participant,
                                                                    -----------
          such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Revolving Loan, Swing Line Interest or L/C Interest for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests and TLGI, the Borrower, the L/C Issuer and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Revolving Loans, the Swing Line Loans, the Swing Line Interests and the L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

                 13.2.2 Voting Rights.  Each Lender shall retain the sole right
                        -------------
          to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Revolving Loan, Swing Line Loan, Swing Line Interest, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Revolving Loan, Swing Line Loan, Swing Line Interest, L/C Interest or Commitment, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Revolving Loan, Swing Line Loan, Swing Line Interest, L/C Interest or Commitment.

                 13.2.3 Setoff.  Each Lender's right to exercise its right of
                        ------
          setoff provided in Section 12.1 shall not be reduced or impaired by
                             ------------
          any grant by such Lender of a participating interest to a Participant.

          13.3.  Assignments.
                 -----------

                 13.3.1 Permitted Assignments.  (a) Any Lender may, in the
                        ---------------------
          ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its Commitment and outstanding
            ----------
          Revolving Loans, Swing Line Interests and L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; provided, however, that (i) each such assignment shall be of
                   --------  -------
          a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned; (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess of that amount; and (iii) notwithstanding the foregoing clause
                                                                         ------
          (ii), (x) if the
          ----
          assignment is made to a Lender or an Affiliate of the assigning Lender, the amount of the Commitment assigned shall not be less than $1,000,000 and (y) if the assignment is made pursuant to Section
                                                                   -------
          2.18(a)(ii), the Commitment assigned may be in the amount of the
          -----------
          relevant Non-Consenting Lender's entire remaining Commitment after giving effect to all assignments pursuant to Section 2.18(a)(i). Such
                                                       ------------------
          assignment shall be substantially in the form of Exhibit D hereto or
                                                           ---------
          in such other form as may be agreed to by the parties thereto. The consent of TLGI, the Borrower, the L/C Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; provided, however, that if a Default
                                           --------  -------
          has occurred and is continuing, the consent of neither TLGI nor the Borrower shall be required. Such consents shall not be unreasonably withheld.

                 (b) The Swing Line Lender may, in accordance with applicable law, at any time assign to a single Purchaser all (but not less than all) of the Swing Line Commitment and the outstanding Swing Line Loans, together with the rights and obligations of the Swing Line Lender under the Loan Documents with respect thereto; provided,
                                                                --------
          however, that the consent of the Agent, the Required Lenders and the
          -------
          Borrower shall be required prior to such assignment becoming effective. Such assignment shall be in such form as the Agent, the Borrower and the Swing Line Lender shall agree. Such assignment shall become effective on the date agreed to by the Agent and the Swing Line Lender. Any such assignment pursuant to this Section 13.3.1(b) shall
                                                       -----------------
          be a "Swing Line Assignment". All provisions of Section 13.3.2 shall
                ---------------------                     --------------
          be applicable to any Swing Line Assignment, except for the first two sentences thereof, and except that each reference therein to "assignment", "Lender", "Commitment" and "Revolving Loans" shall be deemed to be references to the Swing Line Assignment, Swing Line Lender, Swing Line Commitment and Swing Line Loans, respectively.

                 13.3.2 Effect; Effective Date of Assignments.  Solely with
                        -------------------------------------
          respect to assignments under Section 13.3.1(a), upon (a) delivery to
                                       -----------------
          the Agent of a notice of assignment, substantially in the form attached to Exhibit D hereto (a "Notice of Assignment"), together with
                      ---------            --------------------
          any consents required by Section 13.1, and (b) payment of a $2,500 fee
                                   ------------
          to the Agent for processing such assignment, such assignment shall become effective on the date for effectiveness specified in such Notice of Assignment. If any such assignment is made as contemplated by the terms of Section 2.18 or Section 3.5 at the request of the
                          ------------    -----------
          Borrower, or is otherwise made at the request of the Borrower, the $2,500 fee shall be paid by the Borrower. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Revolving Loans, Swing Line Interest and L/C Interest under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the date such assignment becomes effective, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment, Revolving Loans, Swing Line Interest and L/C Interest assigned to such Purchaser without any further consent or action by TLGI, the Borrower, the Lenders, the L/C Issuer or the Agent being required. Upon the consummation of any assignment to a Purchaser pursuant to this Section
                                                                         -------
          13.3.2, the transferor Lender, the Agent and the Borrower shall make
          ------
          appropriate notations in their respective records to reflect the principal amounts reflecting its Commitment, as adjusted pursuant to such assignment. In connection with the foregoing, the Agent shall maintain at its address referred to in Section 14.1 a copy of each
                                                 ------------
          Notice of Assignment delivered to it and a register (the "Register")
                                                                    --------
          for the recordation of the names and addresses of the Lenders, the Commitments of such Lenders, the principal amount of each Type of Revolving Loan owing to each such Lender from time to time and the principal amount of each Swing Line Loan owing to the Swing Line Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and TLGI, the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Loans and the Swing Line Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by TLGI, the Borrower, or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in any such entry.

          13.4.  Dissemination of Information.  Each of TLGI and the Borrower
                 ----------------------------
authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a

"Transferee") and any prospective Transferee any and all information in such
 ----------
Lender's possession concerning the creditworthiness of TLGI and the Borrower and the other Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.15.
                      -------------

          13.5.  Tax Treatment.  If any interest in any Loan Document is
                 -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.17.
                                           ------------

                                  ARTICLE XIV
                                    NOTICES

          14.1.  Giving Notice.  Except as otherwise permitted by Section
                 -------------                                    -------
2.13(d) with respect to Revolving Loans and Section 2.27(d) with respect to
- -------                                     ---------------
Swing Line Loans, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

          14.2.  Change of Address.  The Borrower, TLGI, the Agent, the L/C
                 -----------------
Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XV
                           COLLATERAL TRUST AGREEMENT

          15.1.  Appointment of Secured Party Representative.  Each Lender
                 -------------------------------------------
hereby irrevocably appoints the Agent as its Secured Party Representative under (and as defined in) the Collateral Trust Agreement to serve for so long as the Agent shall be the Agent hereunder.

          15.2   Appointment of Enforcement Representatives.  Whenever the
                 ------------------------------------------
Lenders shall be entitled to vote on the selection of one or more Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Agent shall cast on behalf of all of the Lenders all of the votes to which the Lenders are entitled for (x) such natural person as the Agent shall select (who may be, but need not be, an employee or officer of the Agent), and (y) such other natural persons, if any, as shall have been selected by a vote of the Required Lenders; provided that by a vote of the Required Lenders any such Enforcement Representative (including the Enforcement Representative selected by the Agent) may be replaced.

          15.3.  Actions of Lenders.  Any actions, including votes, to be taken
                 ------------------
by the Lenders under the terms of the Collateral Trust Agreement (whether in respect of releases of collateral, enforcement actions, amendments, waivers or otherwise) shall in all respects be subject to the terms of this Agreement (including, without limitation, Section 9.2).
                                -----------

          IN WITNESS WHEREOF, the Borrower, TLGI, the Lenders, the L/C Issuer and the Agent have executed this Agreement as of the date first above written.


                                        LOEWEN GROUP INTERNATIONAL, INC.



                                        By:________________________________
                                        Print Name:  Dwight K. Hawes
                                        Title:  Vice President, Finance

                                        Address:

                                        Loewen Group International, Inc.
                                        50 East River Center Boulevard
                                        Suite 820
                                        Covington, Kentucky 51011
                                        U.S.A
                                        Attention:  Vice President, Finance
                                        Facsimile No.:  (606) 431-8894


                                        with a copy to:

                                        The Loewen Group Inc.
                                        4126 Norland Avenue
                                        Burnaby, British Columbia V5G 3S8
                                        Canada
                                        Attention:  Vice President, Finance
                                        Facsimile No.:  (604) 473-7305

                                        THE LOEWEN GROUP INC.



                                        By:_____________________________________
                                        Print Name:  Dwight K. Hawes
                                        Title:  Vice President, Finance

                                        Address:

                                        The Loewen Group Inc.
                                        4126 Norland Avenue
                                        Burnaby, British Columbia V5G 3S8
                                        Canada
                                        Attention:  Vice President, Finance
                                        Facsimile No.:  (604) 473-7305



                                        BANK OF MONTREAL, as Agent, L/C
                                          Issuer and Swing Line Lender



                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:

                                        115 South LaSalle Street
                                        12th Floor
                                        Chicago, Illinois  60603
                                        Attention:  Michael D. Pincus
                                        Facsimile No.:  (312) 750-6057

                                        LENDERS

                                        ALLIED IRISH BANKS, p.l.c.
                                          CAYMAN ISLANDS BRANCH



                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________



                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:

                                        405 Park Avenue
                                        New York, New York  10022
                                        Facsimile:  (212) 339-8007


                                        BANK BRUSSELS LAMBERT,
                                          NEW YORK BRANCH


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:

                                        630 Fifth Avenue
                                        New York, New York  10111
                                        Facsimile:  (212) 333-5786

                                        BANK OF IRELAND -
                                          GRAND CAYMAN BRANCH


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:
                                        640 Fifth Avenue
                                        New York, New York  10019
                                        Facsimile:  (212) 307-5559


                                        BANK OF MONTREAL


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:
                                        115 South LaSalle Street
                                        11th Floor
                                        Chicago, Illinois  60603
                                        Facsimile:  (312) 750-6057


                                        THE BANK OF NEW YORK


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________

                                        Address:
                                        10990 Wilshire Boulevard
                                        Suite 1125
                                        Los Angeles, California  90024
                                        Facsimile:  (310) 996-8667

                                    CAISSE NATIONALE DE
                                       CREDIT AGRICOLE


                                    By:_________________________________
                                    Print Name:_________________________
                                    Title:______________________________

                                    Address:
                                    55 East Monroe Street
                                    Suite 4700
                                    Chicago, Illinois  60603
                                    Facsimile:  (312) 372-3724


                                    CIBC INC.


                                    By:__________________________________
                                    Print Name:  Howard A. Palmer
                                    Title:  Director

                                    Address:
                                    425 Lexington Avenue
                                    New York, New York  10017
                                    Facsimile:  (212) 856-3763


                                    COMERICA BANK


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    500 Woodward Avenue
                                    23rd Floor
                                    Detroit, Michigan  48226
                                    Facsimile:  (313) 964-4765

                                    COOPERATIEVE CENTRALE
                                      RAIFFEISEN-BOERENLEENBANK
                                      B.A. "RABOBANK NEDERLAND",
                                      NEW YORK BRANCH


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    300 South Wacker Drive
                                    Suite 3500
                                    Chicago, Illinois  60606
                                    Facsimile:  (312) 408-8240


                                    CORESTATES BANK, N.A.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    1339 Chestnut Street
                                    FC 1-8-3-16
                                    Philadelphia, Pennsylvania  19107
                                    Facsimile:  (215) 973-6745


                                    THE DAI-ICHI KANGYO BANK, LTD.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    One World Trade Center
                                    48th Floor
                                    New York, New York  10048
                                    Facsimile:  (212) 488-8955

                                    DEUTSCHE BANK AG,
                                      NEW YORK BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH

                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________



                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    31 West 52nd Street
                                    New York, New York  10019
                                    Attention:  Stephan Wiedemann
                                    Facsimile:  (212) 474-8212


                                    THE FUJI BANK, LIMITED


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    225 West Wacker Drive
                                    Chicago, Illinois  60606
                                    Facsimile:  (312) 621-0539


                                    HIBERNIA NATIONAL BANK


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    313 Carondelet Street
                                    New Orleans, Louisiana  70130
                                    Facsimile:  (504) 533-5344

                                    MELLON BANK, N.A.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    One Mellon Bank Center
                                    500 Grant Street
                                    Room 4412
                                    Pittsburgh, Pennsylvania  15258
                                    Facsimile:  (412) 234-8888


                                    THE MITSUBISHI TRUST AND
                                      BANKING CORPORATION,
                                      CHICAGO BRANCH


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    311 South Wacker Drive
                                    Suite 6300
                                    Chicago, Illinois  60606
                                    Facsimile:  (312) 663-0863


                                    PEARL STREET L.P.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:  Authorized Signatory

                                    Address:
                                    85 Broad Street
                                    New York, New York  10004
                                    Facsimile:  (212) 902-3757

                                    ROYAL BANK OF CANADA



                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    Grand Cayman (North America No. 1) Branch
                                    c/o New York Branch
                                    Financial Square, 23rd Floor
                                    New York, New York  10005-3531
                                    Attention:  Manager, Credit Administration
                                    Facsimile:  (212) 968-1295

                                    with a copy to:

                                    Royal Bank of Canada
                                    One North Franklin Street, Suite 700
                                    Chicago, Illinois  60606
                                    Attention:  Karen T. Hull, Manager
                                    Facsimile:  (312) 551-0805


                                    THE SAKURA BANK, LIMITED
                                      NEW YORK BRANCH


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    277 Park Avenue
                                    45th Floor
                                    New York, New York  10172
                                    Facsimile:  (212) 888-7651

                                    THE SANWA BANK, LIMITED,
                                       ATLANTA AGENCY


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    Georgia-Pacific Center, Suite 4950
                                    133 Peachtree Street, N.E.
                                    Atlanta, Georgia  30303
                                    Facsimile:___________________________


                                    U.S. BANK OF WASHINGTON, N.A.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    1420 5th Avenue - WWH 276
                                    Seattle, Washington  98101
                                    Facsimile:  (206) 587-5259


                                    WACHOVIA BANK OF GEORGIA, N.A.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    191 Peachtree Street
                                    Atlanta, Georgia  30303
                                    Facsimile:  (404) 332-6898

                                    WELLS FARGO BANK, N.A.


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    707 Wilshire Boulevard
                                    MAC 2818-161
                                    Los Angeles, California  90017
                                    Facsimile:  (213) 614-2569


                                    THE YASUDA TRUST AND BANKING
                                      COMPANY LIMITED
                                      NEW YORK BRANCH


                                    By:__________________________________
                                    Print Name:__________________________
                                    Title:_______________________________

                                    Address:
                                    666 Fifth Avenue
                                    Suite #801
                                    New York, New York  10103
                                    Facsimile:  (212)  373-5796

                                                                      SCHEDULE 1

                                  DISCLOSURE SCHEDULE

==================================================================================================
 Section 6.7       Litigation
                   (a) Litigation of the type described in the first             None
                   sentence of Section 6.7
                   (b) Material Contingent Liabilities not provided for or       None
                   disclosed in the financial statements for the year ended
                   December 31, 1995
- --------------------------------------------------------------------------------------------------
 Section 6.8       List of subsidiaries                                          Attached
- --------------------------------------------------------------------------------------------------
 Section 6.14      List of all Properties to which TLGI, the Borrower, or        None
                   any subsidiary listed in 6.8 above does not have good
                   title, free of all Liens other than those permitted by
                   Section 7.18, to all of the property and assets reflected
                   as owned by it in their financial statements
- --------------------------------------------------------------------------------------------------
 Section 7.2       Indebtedness to be Paid                                       See Annex 1
- --------------------------------------------------------------------------------------------------
 Section 7.11      Debt of Subsidiaries                                          Attached
- --------------------------------------------------------------------------------------------------
 Section 7.16      Investments
                   (a) List of investments of TLGI at March 31, 1995             Attached
                   (b) The only investments on the list described in
                   item (a) above which concern matters outside of
                   TLGI's defined line of business are:
                         (i) The WLSP Contingent obligation with a
                         balance of $99,600 at December 31, 1995
                         (ii) The Bayview Acquisition Inc. notes with a
                         balance of $806,535 at December 31, 1995
- --------------------------------------------------------------------------------------------------
 Section 7.18(f)   Schedule of Existing Liens                                    Attached
==================================================================================================

                                                                      SCHEDULE 2

 APPLICABLE MARGINS AND APPLICABLE COMMITMENT AND LETTER OF CREDIT FEE RATES/*/
                                                                             -

====================================================================================================================================

                                LEVEL I                LEVEL II               LEVEL III               LEVEL IV               LEVEL V
                                -------                --------               ---------               --------               -------
- ------------------------------------------------------------------------------------------------------------------------------------
 Credit Quality:    If TLGI's long-term     If TLGI's long-term     If TLGI's long-term    If TLGI's long-term       If TLGI's long-
                       senior unsecured    senior unsecured and    senior unsecured and   senior unsecured and           term senior
                    and unenhanced debt      unenhanced debt is      unenhanced debt is     unenhanced debt is         unsecured and
                      is rated at least       rated BBB or BBB+           rated BBB- by           rated BB+ by       unenhanced debt
                       A- by Standard &    by Standard & Poor's       Standard & Poor's      Standard & Poor's        is rated BB or
                      Poor's and Duff &       and Duff & Phelps       and Duff & Phelps      below by Standard     & Poor's and Duff
                       Phelps and A3 by        and Baa2 or Baa1    and Baa3 by Moody's.      and Duff & Phelps      & Phelps and Ba2
                               Moody's.             by Moody's.                                Ba1 by Moody's.   or below by Moody's
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
 Applicable                  12.5 basis
 Commitment Fee           points ("bp")                18.75 bp                   25 bp                  25 bp               37.5 bp
 Rate:
- ------------------------------------------------------------------------------------------------------------------------------------

 Applicable Letter of Credit Fee Rate:
- ------------------------------------------------------------------------------------------------------------------------------------

 A. Usage less than 65%           30 bp                   40 bp                   55 bp                87.5 bp              112.5 bp
- ------------------------------------------------------------------------------------------------------------------------------------

 B. Usage greater than 65%/**/    30 bp                 47.5 bp                 62.5 bp                  95 bp                120 bp
                           --
- ------------------------------------------------------------------------------------------------------------------------------------

 Applicable Margin:
- ------------------------------------------------------------------------------------------------------------------------------------

 A. Usage less than 65%
- ------------------------------------------------------------------------------------------------------------------------------------

   ABR +                           0 bp                    0 bp                    0 bp                   0 bp                  0 bp
- ------------------------------------------------------------------------------------------------------------------------------------

   LIBOR +                        30 bp                   40 bp                   55 bp                87.5 bp              112.5 bp
- ------------------------------------------------------------------------------------------------------------------------------------

   CD +                         42.5 bp                 52.5 bp                 72.5 bp                 100 bp                125 bp
- ------------------------------------------------------------------------------------------------------------------------------------

 B. Usage greater than 65%/**/
                           --
- ------------------------------------------------------------------------------------------------------------------------------------

   ABR +                           0 bp                    0 bp                    0 bp                   0 bp                7.5 bp
- ------------------------------------------------------------------------------------------------------------------------------------

   LIBOR +                        30 bp                 47.5 bp                 62.5 bp                  95 bp                120 bp
- ------------------------------------------------------------------------------------------------------------------------------------

   CD +                         42.5 bp                   60 bp                   80 bp               107.5 bp              132.5 bp
====================================================================================================================================

Notes:  (1)    For purposes of the Pricing Grid, an implied senior unsecured and unenhanced debt rating is equivalent to a long-term senior unsecured and unenhanced debt rating. If TLGI is split-rated, then pricing will be determined by reference to any rating category described on the Pricing Grid into which the ratings in effect from at least two of the three rating agencies fall or if the ratings of the three rating agencies are spread across three rating categories, by reference to the middle of the three ratings. If only two ratings are available, then pricing will be determined by reference to such two ratings, or in the case of a split rating, the lower of such two ratings, and if only one rating is available, then pricing will be determined by that rating; provided, however, that if only one rating is available
                       --------  -------
               and such rating is from Duff & Phelps, then TLGI shall be deemed to be in the lowest rating category described on the Pricing Grid
               (Level V). If TLGI has no long-term senior unsecured and unenhanced debt rating or implied senior unsecured and unenhanced debt rating from Standard & Poor's, Moody's or Duff & Phelps, it shall be deemed to be in the lowest rating category described on the Pricing Grid (Level V).

        (2) Whenever used in the Pricing Grid, (x) the term "Usage gteater than 65%" shall mean, with respect to a time, that the sum (without duplication) of (i) all Revolving Loans outstanding at such time, plus (ii) all Swing Line Loans outstanding at such
                          ----
               time, plus (iii) the aggregate L/C Obligations at such
                     ----
               time shall be less than the product of 0.65 and the Aggregate Commitment at such time, and (y) the term "Usage greater than 65%" shall mean, with respect to a time, that the sum (without duplication) of (i) all Revolving Loans outstanding at such time, plus (ii) all Swing Line Loans outstanding at such time, plus
               ----                                                     ----
               (iii) the aggregate L/C Obligations at such time shall be greater than or equal to the product of 0.65 and the Aggregate Commitment at such time.

*/   During the period from the Effective Date through December 31, 1996, the
- -
     determination for all purposes of the Applicable Commitment Fee Rate, the Applicable Letter of Credit Fee Rate and the Applicable Margin shall be made using the prices set forth under the heading designated Level V.

**/  When usage exceeds 65%, the Applicable Letter of Credit Fee indicated
- --
     applies to all outstanding Letters of Credit and the Applicable Margin indicated applies to all outstanding Revolving Loans and Swing Line Loans bearing interest at a rate computed using the Applicable Margin.

                                  SCHEDULE 3

                              SENIOR OBLIGATIONS

MEIP CREDIT AGREEMENT - aggregate principal amount outstanding of U.S. $116,006,970 of Loewen Management Investment Corporation as agent for Borrower on May 17, 1996, guaranteed by TLGI.

ROYAL BANK OF CANADA CREDIT AGREEMENT - aggregate principal committed amount of Cdn. $50,000,000 of TLGI of which Cdn. $41,551,391 was outstanding on May 17, 1996, guaranteed by Borrower.

DRESDNER BANK CREDIT AGREEMENT

     - aggregate principal amount outstanding of Cdn.$20,000,000 of TLGI on May 17, 1996, guaranteed by Borrower.

     - aggregate principal amount outstanding of Cdn.$15,000,000 of TLGI on May 17, 1996, guaranteed by Borrower.

SERIES A NOTES - the Senior Guaranteed Notes, Series A dated October 30, 1991 in
- --------------
the original aggregate principal amount of U.S.$100,000,000 issued by Borrower pursuant to the Note Agreements dated for reference October 1, 1991 of Borrower and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $75,000,000 on May 17, 1996.

SERIES B NOTES - the Senior Guaranteed Notes, Series B dated October 30, 1991 in
- --------------
the original aggregate principal amount of U.S.$50,000,000 issued by Borrower pursuant to the Note Agreements dated for reference October 1, 1991 of Borrower and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $42,850,000 on May 17, 1996.

SERIES C NOTES - the Senior Guaranteed Notes, Series C dated October 30, 1991 in
- --------------
the original aggregate principal amount of U.S.$25,000,000 issued by TLGI pursuant to the Note Agreements dated for reference October 1, 1991 of Borrower and TLGI with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $18,750,000 on May 17, 1996.

SERIES D NOTES - the Senior Guaranteed Notes, Series D dated September 10, 1993
- --------------
in the original aggregate principal amount of U.S. $60,000,000 issued by TLGI pursuant to the Note Agreements dated for reference September 1, 1993 of TLGI and Borrower with the purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $60,000,000 on May 17, 1996.

SERIES E NOTES - the Senior Guaranteed Notes, Series E dated February 24, 1994
- --------------
in the original aggregate principal amount of U.S. $50,000,000 issued by Borrower pursuant to the Note Agreements dated for reference February 1, 1994 of Borrower and TLGI with the Purchasers thereof, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $50,000,000 on May 17, 1996.

TLGI SERIES A AND B NOTE GUARANTEE - the Guaranty Agreement dated for reference
- ----------------------------------
October 1, 1991 pursuant to which TLGI guarantees the due and punctual payment of the indebtedness and performance of the obligations of Borrower as issuer of the Series A Notes and the Series B Notes described above under the terms of such Notes and under the related Note Agreements.

BORROWER SERIES C NOTE GUARANTEE - the Guaranty Agreement dated for reference
- --------------------------------
October 1, 1991 pursuant to which Borrower guaranteed the due and punctual payment of the indebtedness and performance of the obligations of TLGI as issuer of the Series C Notes described above under the terms of such Notes and under the related Note Agreements.

BORROWER SERIES D NOTE GUARANTEE - the Guaranty Agreement dated for reference
- --------------------------------
April 1, 1993 pursuant to which Borrower guarantees the due and punctual payment of the indebtedness and the performance of the obligations of TLGI as issuer of the Series D Notes described above under the terms of such Notes and under the related Note Agreements.

TLGI SERIES E NOTE GUARANTEE - the Guaranty Agreement dated for reference
- ----------------------------
February 1, 1994 pursuant to which TLGI guarantees the due and punctual payment of the indebtedness and the performance of the obligations of Borrower as issuer of the Series E Notes described above under the terms of such Notes and under the related Note Agreements.

SERIES 1 NOTES - the Series 1 Senior Guaranteed Notes dated March 20, 1996 in
- --------------
the original aggregate principal amount of U.S. $225,000,000 issued by Borrower pursuant to the Indenture dated as of March 20, 1996 among Borrower, TLGI and Fleet National Bank of Connecticut, as trustee, and guaranteed by Borrower pursuant to such Indenture, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $225,000,000 on May 17, 1996.

SERIES 2 NOTES - the Series 2 Senior Guaranteed Notes dated March 20, 1996 in
- --------------
the original aggregate principal amount of U.S. $125,000,000 issued by Borrower pursuant to the Indenture dated as of March 20, 1996 among Borrower, TLGI and Fleet National Bank of Connecticut, as trustee, and guaranteed by Borrower pursuant to such Indenture, from time to time outstanding, and having an aggregate principal amount outstanding of U.S. $125,000,000 on May 17, 1996.

                                  SCHEDULE 4

                          PLEDGOR SUBSIDIARY OPINIONS


1.   RUSSELL & DUMOULIN
     (Canada Federal, British Columbia)

          - The Loewen Group Inc.
          - TLGI Management Corp.
          - Neweol Investments Ltd.

2.   THELEN, MARRIN, JOHNSON & BRIDGES
     (U.S. Federal, New York, Delaware corporate)

          - The Loewen Group Inc.
          - Loewen Group International Inc.

3.   JONES, DAY, REAVIS & POGUE
     (California)

          - Loewen (Texas), Inc.

4.   MOORE & VAN ALLEN, PLLC
     (North Carolina)

          - Carothers Holding Company, Inc.

5.   RUDEN, MCCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A.
     (Florida)

          - Kraeer Holdings, Inc.
          - MHI Group, Inc.

6.   STRADLEY, RONON, STEVENS & YOUNG
     (Pennsylvania)

          - Osiris Holding Corporation

7.   DOWLING, MAGARIAN, AARON & HEYMAN
     (California)

          - Whitehurst California

8.   BUTLER, SNOW, O'MARA, STEVENS & CANAADA, PLLC
     (Mississippi)

          - Riemann Holdings, Inc.

9.   ADAMS KLEEMEIER HAGAN HANNAH & FOUTS
     (North Carolina)

          - Lineberry Group, Inc.

10.  LONG, ALDRIDGE & NORMAN
     (Georgia)

          - Loewen (Georgia) Inc.

11.  BOGLE & GATES P.L.L.C.
     (Washington)

          - Malletta-Vertin Holdings Inc.
          - S & H Properties and Enterprises, Inc.

12.  KAPLAN, STRANGIS & KAPLAN
     (Minnesota)

          - Kapala-Glodek Funeral Service, Ltd.

13.  CAPPS, CANTWELL & CAPPS
     (Tennessee)

          - Family Funeral Service Group, Inc.

                                  SCHEDULE 5
                                  ----------

                          Commitments of the Lenders
                          --------------------------

Commitment                  Agent and Documentation Agent
- ----------                  -----------------------------
$132,500,000                Bank of Montreal

 97,500,000                 Pearl Street L.P.

                                 Co-Agents
                                 ---------

 40,000,000                 Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
                            "Rabobank Nederland", New York Branch

 35,000,000                 CIBC Inc.

 35,000,000                 The Fuji Bank, Limited

 35,000,000                 Wachovia Bank of Georgia, N.A.

 35,000,000                 Wells Fargo Bank, N.A.

                                 Lenders
                                 -------

 25,000,000                 Bank Brussels Lambert, New York Branch

 25,000,000                 The Bank of New York

 25,000,000                 CoreStates Bank, N.A.

 25,000,000                 Deutsche Bank AG, New York Branch and/or Cayman Islands
                            Branch

 25,000,000                 Hibernia National Bank

 25,000,000                 The Mitsubishi Trust and Banking Corporation, Chicago
                            Branch

 25,000,000                 Royal Bank of Canada

 25,000,000                 The Sanwa Bank, Limited, Atlanta Agency

 20,000,000                 Comerica Bank

 15,000,000                 Allied Irish Banks, p.l.c. Cayman Islands Branch

 15,000,000                 Bank of Ireland - Grand Cayman Branch

 15,000,000                 Caisse Nationale de Credit Agricole

 15,000,000                 The Dai-Ichi Kangyo Bank, Ltd.

 15,000,000                 Mellon Bank, N.A.

 15,000,000                 The Sakura Bank, Limited New York Branch

 15,000,000                 The Yasuda Trust and Banking Company Limited New York
                            Branch

 15,000,000                 U.S. Bank of Washington, N.A.

                                  SCHEDULE 6


            CERTAIN PLEDGED SHARES SUBJECT TO TRANSFER RESTRICTIONS


Shares of the following Subsidiaries:

     (a)  Eagan Holding Company Limited
     (b)  Leitz-Eagan Funeral Home, Inc.
     (c)  New Orleans Limousine Service, Inc.
     (d)  Acadian Life Insurance Company
     (e)  Administrative Resources Company, Inc.
     (f)  First Capital Life Insurance Company of Louisiana
     (g)  Planned Funeral Services, Inc.

                                                                       EXHIBIT A

                            FORM OF REVOLVING NOTE

                                    [Date]

          LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation (the

"Borrower"), promises to pay to the order of ____________________ (the "Lender")
- ---------                                                               ------
the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement hereinafter
                            ----------
referred to (as the same may be amended or modified, the "Agreement"; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), in immediately available funds on the dates and at the offices of Bank of Montreal, as Agent, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates determined in accordance with the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

          This Revolving Note is one of the Revolving Notes issued pursuant to
Section 13.1 of, and is entitled to the benefits of, the Credit Agreement, dated
- ------------
as of May 15, 1996, among the Borrower, TLGI, Bank of Montreal, as Agent, L/C Issuer and Swing Line Lender, and the lenders parties thereto, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated. The Agreement, among other things, provides for the making of "Revolving Loans" by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Lender's Commitment.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Revolving Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.

                                             LOEWEN GROUP INTERNATIONAL, INC



                                             By:_______________________________
                                               Dwight K. Hawes
                                               Vice President, Finance

             Schedule of Revolving Loans and Payments of Principal
                                       to
              Revolving Note of Loewen Group International, Inc.,
                             Dated __________, ____



                        Principal Amount        Maturity of        Principal
             Date      of Revolving Loan      Interest Period     Amount Paid    Unpaid Balance
             ----      -----------------      ---------------     -----------    --------------

                                                                       EXHIBIT B


                               REQUIRED OPINIONS

Forms of opinions of Thelen, Marrin, Johnson & Bridges (U.S. Federal, New York and Delaware corporate counsel) and Russell & DuMoulin (Canada Federal and British Columbia counsel) are attached hereto as Attachments 1 and 2, respectively.

                                                                       EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

To:       The Lenders Party To The
          Credit Agreement
          Described Below

          This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 15, 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, TLGI, the
                                 ---------
Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected _____ of [TLGI] [the Borrower] and the Chief Financial Officer;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of TLGI and its Subsidiaries and of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. Schedule I attached hereto sets forth financial data and computations evidencing TLGI's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

          5. Schedule II attached hereto sets forth a description of all matters described in Section 7.3 of the Agreement (including, without limitation, clauses (a), (b), (c) and (d) thereof) which have been disclosed, or
            -----------  ---  ---     ---
which should have been disclosed, pursuant to the terms of Section 7.3 of the Agreement during the period from the date of the last Compliance Certificate delivered to the Lenders through the date hereof (which description may consist of copies of notices previously given to the Lenders to the extent applicable).

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which TLGI or the Borrower, as applicable, has taken, is taking, or proposes to take with respect to each such condition or event:

____________________________________________________________

____________________________________________________________

          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________, __.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                  SAMPLE SCHEDULE I TO COMPLIANCE CERTIFICATE

              Schedule of Compliance as of _________________ with
                        Provisions of _____ and _____ of
                                 the Agreement

                  SAMPLE SCHEDULE II TO COMPLIANCE CERTIFICATE

                  Description of Matters Disclosable Pursuant
                      to the Provisions of Section 7.3 of
                                 the Agreement

                                                                       EXHIBIT D

                          FORM OF ASSIGNMENT AGREEMENT

          This Assignment Agreement (this "Assignment Agreement") between
                                           --------------------
__________ (the "Assignor") and ___________ (the "Assignee") is dated as of
                 --------                         --------
_____________, ____.  The parties hereto agree as follows:

          1.   PRELIMINARY STATEMENT.  The Assignor is a party to a Credit
               ---------------------
Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule
                              ----------------
I attached hereto ("Schedule I").  Capitalized terms used herein and not
                    ----------
otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2.   ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns
               -------------------------
to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule I of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule I and the other Loan Documents. The Commitment (or, if the applicable Commitment has been terminated, the aggregate Revolving Loans, Swing Line Interest and L/C Interest) purchased by the Assignee hereunder is set forth in Items 3 and 4 of Schedule I.

          3.   EFFECTIVE DATE.  The effective date of this Assignment Agreement
               --------------
(the "Assignment Effective Date") shall be the later of the date specified in
      -------------------------
Item 5 of Schedule I or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit Agreement. In no event will the Assignment Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Assignment Effective Date under Sections 4 and 5 hereof are not made on the
                                ----------     -
proposed Assignment Effective Date. The Assignor will notify the Assignee of the proposed Assignment Effective Date no later than the Business Day prior to the proposed Assignment Effective Date. As of the Assignment Effective Date,
(a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

          4.   PAYMENTS OBLIGATIONS.  On and after the Assignment Effective
               --------------------
Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Revolving Loans and, to the extent applicable, the Swing Line Interest and L/C Interest, made on or after the Assignment Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Revolving Loans and, to the extent applicable, the Swing Line Interest and L/C Interest hereunder, (a) the Assignee shall pay the Assignor, on the Assignment Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder plus, if applicable, the amount which corresponds to the principal amount of Swing Line Loans represented by the Swing Line Interest assigned to the Assignee hereunder and the amount which corresponds to the liability of the L/C Issuer in respect of outstanding Letters of Credit represented by the L/C Interest assigned to the Assignee hereunder and (b) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Assignment Effective Date, on the earliest of (i) the last day of the Interest Period therefor, (ii) such earlier date agreed to by the Assignor and the Assignee and (iii) the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (such earliest date being hereinafter referred to as the "Payment
                                                                  -------
Date"), the Assignee shall pay the Assignor an amount equal to the principal
- ----
amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Assignment Effective Date, they shall agree to the interest rate applicable to the portion of such Revolving Loan assigned hereunder for the period from the Assignment Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in
           --------------------
excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Assignment Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty were calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (a) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (b) any amounts of interest on Revolving Loans, Swing Line Loans, Reimbursement Obligations and fees received from the Agent which relate to the portion of the Revolving Loans and, to the extent applicable, the Swing Line Interest and L/C Interest assigned to the Assignee hereunder for periods prior to the Assignment Effective Date, in the case of Floating Rate Loans, Swing Line Loans and Reimbursement Obligations, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]/*/  In the event that either
                                                  -
party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

          5.   FEES PAYABLE BY THE ASSIGNEE.  The Assignee agrees to pay __% of
               ----------------------------
the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

          6.   REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
               --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
- ---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of the Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (g) any mistake, error of judgment or action taken or omitted to be taken in connection with the Revolving Loans, Swing Line Loans, Letters of Credit or the Loan Documents.

          7.   REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (a) confirms that
               -------------------------------
it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the L/C Issuer, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes each of the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their

_______________________

/*/       Each Assignor may insert its standard payment provisions in lieu of
 -
          the foregoing payment terms.

terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule I [,] [and] (e) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]./**/
               --

          8.   INDEMNITY.  The Assignee agrees to indemnify and hold the
               ---------
Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

          9.   SUBSEQUENT ASSIGNMENTS.  After the Assignment Effective Date, the
               ----------------------
Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any Person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.
                                          ----------  -     -

          10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the
               ----------------------------------
Aggregate Commitment occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage interest specified in Item 3 of
Schedule I shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

          11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached
               ----------------
Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          12.  GOVERNING LAW.  This Assignment Agreement shall be governed by
               -------------
the internal law, and not the law of conflicts, of the State of New York.

_____________________

/**/      To be inserted if the Assignee is not incorporated under the laws of
 --
          the United States, or a state thereof.

          13.  NOTICES.  Notices shall be given under this Assignment Agreement
               -------
in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule I.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        [Address]_______________________________
                                        ________________________________________


                                        [NAME OF ASSIGNEE]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        [Address]_______________________________
                                        ________________________________________

                                   SCHEDULE I
                            to Assignment Agreement

1.        Description and Date of Credit Agreement:

               Credit Agreement, dated as of May 15, 1996, among Loewen International Group, Inc., The Loewen Group Inc., the various lenders parties thereto as Lenders and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders

2.        Date of Assignment Agreement: _________, __

3.        Assignee's
          Percentage of
          Aggregate
          Commitment (As of   ____%/**/
                                    --
          Date of Item 2
          above)/*/
                 -

 4.       Assignee's
          Commitment Amount
          Purchased
          Hereunder:
           a.   Assignee's
               Revolving      $______
               Loan
               Amount/*/
                      -

          b.   Amount of
               Assigned
               Share of       $______
               Swing Line
               Loans

          c.   Amount of
               Assigned
               Share of L/C   $______
               Obligations

_______________________

*/        If the Commitment has been terminated, insert outstanding Revolving
- -
          Loans in 4(a) below in place of Commitment.

**/       Percentage taken to 10 decimal places.
- --

5.        Proposed            _________________
          Assignment
          Effective Date:

                                        Accepted and Agreed:

                                        [NAME OF ASSIGNOR]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        [NAME OF ASSIGNEE]


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

               Attachment to SCHEDULE I to ASSIGNMENT AGREEMENT

        Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT I
                            to Assignment Agreement

                          FORM OF NOTICE OF ASSIGNMENT

                            ___________________, __

To:       Loewen Group International, Inc.
          ___________________________
          ___________________________

          Bank of Montreal, as Agent
          ___________________________
          ___________________________

From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")

          1. We refer to the Credit Agreement (as it may be amended, modified, renewed or extended from time to time, the "Credit Agreement") described in Item
                                            ----------------
1 of Schedule I attached hereto ("Schedule I").  Capitalized terms used herein
                                  ----------
and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2.   This Notice of Assignment (this "Notice") is given and delivered
                                                ------
to the Borrower and the Agent pursuant to Section 13.3.2 of the Credit
Agreement.

          3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ________________, __ (the "Assignment"), pursuant to
                                                  ----------
which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, the percentage interest specified in Item 3 of
Schedule I of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Schedule I. The

"Assignment Effective Date" of the Assignment shall be the later of the date
 -------------------------
specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1 and 13.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Assignment Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred, to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule I to determine if the

Assignment Agreement will become effective on such date pursuant to Section 3
                                                                    ---------
hereof, and will confer with the Agent to determine the Assignment Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall
                 ---------
notify the Agent if the Assignment Agreement does not become effective on any proposed Assignment Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Agent on or before the Assignment Effective Date the processing fee of $2,500 required by Section
13.3.2 of the Credit Agreement (except to the extent otherwise provided in
Section 13.3.2).
- --------------

          6. If Revolving Loans or Swing Line Loans are outstanding on the Assignment Effective Date, the Assignor and the Assignee request and direct that the Agent make appropriate notations in the Register or its other records reflecting the Assignment of such Revolving Loans and participations in such Swing Line Loans and, if applicable, the related Commitment.

          7. The Assignee advises the Agent that its notice and payment instructions are set forth in the attachment to Schedule I.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower, any guarantor or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement./*/
                               -


NAME OF ASSIGNOR                        NAME OF ASSIGNEE

By:_________________________________    By:_________________________________
Name:_______________________________    Name:_______________________________
Title:______________________________    Title:______________________________


ACKNOWLEDGED [AND                       [ACKNOWLEDGED AND
CONSENTED TO]/**/ BY BANK OF            CONSENTED TO BY THE LOEWEN
              --                        GROUP INTERNATIONAL, INC.
MONTREAL, AS AGENT


By:_________________________________    By:_________________________________
Name:_______________________________    Name:_______________________________
Title:______________________________    Title:_____________________________]

      (Attach photocopy of Schedule I to Assignment as Schedule I hereto]

____________________

/*/       This paragraph may be eliminated if the Assignee is a party to the
 -
          Credit Agreement prior to the Assignment Effective Date.

/**/      Omit if consents are not required.
 --

                                   SCHEDULE I
                            to Notice of Assignment

1.        Description and Date of Credit Agreement:

               Credit Agreement, dated as of May 15, 1996, among Loewen International Group, Inc., The Loewen Group Inc., the various lenders parties thereto as Lenders and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders

2.        Date of Assignment Agreement: _________, __

3.        Assignee's
          Percentage of
          Aggregate
          Commitment (As of   ____%/**/
                                    --
          Date of Item 2
          above)/*/
                 -

 4.       Assignee's
          Commitment Amount
          Purchased
          Hereunder:
           a.   Assignee's
               Revolving      $______
               Loan
               Amount/*/
                      -

          b.   Amount of
               Assigned
               Share of       $______
               Swing Line
               Loans

          c.   Amount of
               Assigned
               Share of L/C   $______
               Obligations

______________________

*/        If the Commitment has been terminated, insert outstanding Revolving
- -
          Loans in 4(a) below in place of Commitment.

**/       Percentage taken to 10 decimal places.
- --


5.        Proposed   ________________
          Assignment
          Effective Date:



                                   Accepted and Agreed:

                                   [NAME OF ASSIGNOR]


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                   [NAME OF ASSIGNEE]


                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________

                Attachment to SCHEDULE I to ASSIGNMENT AGREEMENT

                Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                                                       EXHIBIT E

                    FORM OF REVOLVING LOAN/SWING LINE LOAN/
                   CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank of Montreal,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated as of May 15, 1996 (as the same may be amended or modified, the "Credit Agreement"), among Loewen Group
                            ----------------
          International, Inc., The Loewen Group Inc., the financial institutions party thereto as Lenders and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

               The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or Swing Line Loans or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower signed by two Authorized Officers; provided, however, that the
                                                   --------  -------
Agent may otherwise transfer funds as hereafter directed in writing by an Authorized Officer of the Borrower, it being understood that any change in standing wire transfer instructions for the transfer of funds shall only be made upon the written direction of two Authorized Officers of the Borrower.

Facility Identification Number(s)______________________________________

Customer/Account Name__________________________________________________

Transfer Funds To______________________________________________________

                 ______________________________________________________

                 ______________________________________________________

For Account No.________________________________________________________

Reference/Attention To_________________________________________________

Authorized Officer (Customer Representative) Date_______________

_____________________________________  _______________________________________
(Please Print)                         (Signature)

Lender Officer Name

_____________________________________  _______________________________________
(Please Print)                         (Signature)

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                                                       EXHIBIT F

                    FORM OF REVOLVING LOAN BORROWING NOTICE


                                    [Date]

Bank of Montreal, as Agent
115 South LaSalle Street
Chicago, Illinois 60603
Attention:  Client Services

Ladies and Gentlemen:

     The undersigned, Loewen Group International, Inc., refers to the Credit Agreement, dated as of May 15, 1996 (as amended, the "Credit Agreement",
                                                      ----------------
the terms defined therein being used herein as therein defined), among the undersigned, The Loewen Group Inc., certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for said Lenders (in such capacity as Agent, the "Agent"). The undersigned hereby gives you notice,
                        -----
irrevocably, pursuant to Section 2.6 of the Credit Agreement that the
                         -----------
undersigned hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by Section 2.6 of the Credit Agreement:
 ----------------                  -----------

          (a)  The Revolving Loan Borrowing Date for the Proposed Advance is
     ____________________.

          (b) The aggregate amount of the Proposed Advance is $___________________.

          (c) The Proposed Advance is to be [a Floating Rate Advance] [a Fixed CD Rate Advance] [a Eurodollar Advance].

          [(d)] [The Interest Period for the Proposed Advance is _ [months] [days].]/***/
              ---

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:

_________________
/***/To be included if the Proposed Advance is to be a Fixed Rate Advance. The
 --- Interest Period should be specified in months in the case of a Eurodollar
     Advance and in days in the case of a Fixed CD Rate Advance.

          (A)  The representations and warranties contained in Article VI of
                                                               ----------
     the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) No Default or Unmatured Default has occurred and is continuing or would result from the Proposed Advance or from the application of the proceeds therefrom.



                                            Very truly yours,

                                            LOEWEN GROUP INTERNATIONAL, INC.



                                            By:_____________________________
                                            Name:___________________________
                                            Title:__________________________

                                                                       EXHIBIT G

                           FORM OF PREPAYMENT NOTICE


                                    [Date]


Bank of Montreal, as Agent
115 South LaSalle Street
Chicago, Illinois 60603
Attention:  Client Services

Ladies and Gentlemen:

     The undersigned, Loewen Group International, Inc., refers to the Credit Agreement, dated as of May 15, 1996 (as amended, the "Credit Agreement",
                                                      ----------------
the terms defined therein being used herein as therein defined), among the undersigned, The Loewen Group Inc., certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for said Lenders (in such capacity as Agent, the "Agent"). The undersigned hereby gives you notice,
                        -----
irrevocably, pursuant to Section 2.5 of the Credit Agreement, that the
                         -----------
undersigned hereby elects to/*/:
                             -
          prepay a Floating Rate Advance in aggregate principal amount of $_________________________ on _________________________, __[.][; and]

          prepay a Eurodollar Advance in aggregate principal amount of [specify amount] and with a current Interest Period ending on _______________, __ on _______________, __[.][; and]

          prepay a Fixed CD Rate Advance in aggregate principal amount of $_______________ and with a current Interest Period ending _______________, __ on _______________, __.

                                           Very truly yours,

                                           LOEWEN GROUP INTERNATIONAL, INC.



                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________


____________________

/*/  Include one or more of the following, as applicable.
 -

                                                                       EXHIBIT H

                           FORM OF EXTENSION REQUEST

                                    [Date]



Bank of Montreal, as Agent
115 South LaSalle Street
Chicago, Illinois 60603
Attention:  Account Management

Ladies and Gentlemen:

     The undersigned, Loewen Group International, Inc., refers to the Credit Agreement, dated as of May 15, 1996 (as amended, the "Credit Agreement",
                                                      ----------------
the terms defined therein being used herein as therein defined), among the undersigned, The Loewen Group Inc., certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for said Lenders (in such capacity as Agent, the "Agent"). The undersigned hereby requests, pursuant to
                        -----
Section 2.18 of the Credit Agreement, that the Facility Termination Date be
- ------------
extended from/*/ [May 29, 2001 to May 29, 2002] [May 29, 2002 to May 29, 2003].
              -


                                           Very truly yours,

                                           LOEWEN GROUP INTERNATIONAL, INC.



                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________


___________________

/*/Include as applicable.
 -

                                                                       EXHIBIT I

                    FORM OF CONVERSION/CONTINUATION NOTICE


                                    [Date]



Bank of Montreal, as Agent
115 South LaSalle Street
Chicago, Illinois 60603
Attention:  Client Services

Ladies and Gentlemen:

     The undersigned, Loewen Group International, Inc., refers to the Credit Agreement, dated as of May 15, 1996 (as amended, the "Credit Agreement",
                                                       ----------------
 the terms defined therein being used herein as therein defined), among the undersigned, The Loewen Group Inc., certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for said Lenders (in such capacity as Agent, the "Agent"). The undersigned hereby gives you notice,
                         -----
 irrevocably, pursuant to Section 2.7 of the Credit Agreement, that the
                          -----------
 undersigned hereby elects to:/*/
                               -
          convert a Floating Rate Advance in aggregate principal amount of $________ to a Eurodollar Advance on ________ ,__. The initial Interest Period for such Eurodollar Advance is requested to be ________ month[s][.][; and]

          convert a Floating Rate Advance in aggregate principal amount of $________ to a Fixed CD Rate Advance on ________ ,__. The initial Interest Period for such Fixed CD Rate Advance is requested to be ________ days[.][; and]

          convert a Eurodollar Advance in aggregate principal amount of $________ and with a current Interest Period ending ________, __, to a Floating Rate Advance on ________, __[.][; and]

          convert a Eurodollar Advance in aggregate principal amount of $________ and with a current Interest Period ending ________, __, to a Fixed CD Rate Advance on ________, __. The initial Interest Period for such Fixed CD Rate Advance is requested to be ________ days[.][; and]


____________________

/*/  Include one or more of the following, as applicable.
 -
          convert a Fixed CD Rate Advance in aggregate principal amount of $________ and with a current Interest Period ending ________, __, to a Floating Rate Advance on ________________, ___[.][; and]

          convert a Fixed CD Rate Advance in aggregate principal amount of $________ and with a current Interest Period ending ________, __, to a Eurodollar Advance on _______________, ___. The initial Interest Period for such Eurodollar Advance is requested to be ________________ month[s][.][; and]

          continue a Eurodollar Advance in aggregate principal amount of $________ and with a current Interest Period ending ________, __, as a Eurodollar Advance. The succeeding Interest Period is requested to be ________ month[s][.][; and]

          continue a Fixed CD Rate Advance in aggregate principal amount of $_______________ and with a current Interest Period ending ________, __, as a Fixed CD Rate Advance. The succeeding Interest Period is requested to be ________ days.

                                           Very truly yours,

                                           LOEWEN GROUP INTERNATIONAL, INC.



                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

                                                                       EXHIBIT J

                      FORM OF COLLATERAL TRUST AGREEMENT

                        [INCLUDED UNDER SEPARATE COVER]

                                                                       EXHIBIT K

                       FORM OF APPROVED SALE CERTIFICATE

To:  The Lenders Party To The
     Credit Agreement
     Described Below

     This Approved Sale Certificate is furnished pursuant to that certain Credit Agreement dated as of May 15, 1996 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, TLGI, the
                        ---------
Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Approved Sale Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected _____ of [TLGI] [Borrower];

     2. I have reviewed the terms of the Agreement and I am familiar with the proposed sale of Property described on Schedule I attached hereto (the "Proposed
                                                                        --------
Sale");
- ----
     3. The Proposed Sale is expressly permitted by the terms of the Agreement; and

     4. I have no knowledge of the existence of any condition or event which constitutes a Default or Unmatured Default as of the date hereof, and consummation of the Proposed Sale will not give rise to a Default or Unmatured Default.

     The foregoing certifications are made and delivered this _________ day of __________, __.


                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________

                SAMPLE SCHEDULE I TO APPROVED SALE CERTIFICATE

                   Description of Property and Proposed Sale
                   -----------------------------------------

                                                                       EXHIBIT L

                   FORM OF SWING LINE LOAN BORROWING NOTICE

                                    [Date]

Bank of Montreal, as Agent and
 as Swing Line Lender
115 South LaSalle Street
Chicago, Illinois 60603
Attention:  Client Services

Ladies and Gentlemen:

     The undersigned, Loewen Group International, Inc., refers to the Credit Agreement, dated as of May 15, 1996 (as amended, the "Credit Agreement",
                                                      ----------------
the terms defined therein being used herein as therein defined), among the undersigned, The Loewen Group Inc., certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for said Lenders (in such capacity as Agent, the "Agent"). The undersigned hereby gives you notice,
                        -----
irrevocably, pursuant to Section 2.23 of the Credit Agreement that the
                         ------------
undersigned hereby requests a Swing Line Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Swing Line Loan (the "Proposed Loan") as required by Section 2.23 of the Credit Agreement:
           -------------                  ------------

          (a)  The Swing Line Loan Borrowing Date for the Proposed Loan is
     ____________________.

          (b)  The amount of the Proposed Loan is $________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

          (A)  The representations and warranties contained in Article VI of
                                                               ----------
     the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) No Default or Unmatured Default has occurred and is continuing or would result from the Proposed Loan or from the application of the proceeds therefrom.



                                           Very truly yours,

                                           LOEWEN GROUP INTERNATIONAL, INC.



                                           By:_____________________________
                                           Name:___________________________
                                           Title:__________________________


                                       2